Execution Version Allen & Overy LLP Error! Unknown document property name. AMENDMENT AND RESTATEMENT AGREEMENT dated 26 FEBRUARY 2023 between POLESTAR PERFORMANCE AB as Borrower and Obligors’ Agent STANDARD CHARTERED BANK as Agent and STANDARD CHARTERED BANK as Security Agent relating to a EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) originally dated 28 February 2022 as amended and/or restated from time to time, and as may be further amended and/or restated from time to time Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Error! Unknown document property name. CONTENTS Clause Page 1. Interpretation..........................................................................................................................................1 2. Amendments ..........................................................................................................................................2 3. Representations and Guarantee Confirmation .......................................................................................2 4. Consents.................................................................................................................................................4 5. Security ..................................................................................................................................................5 6. Rollover of Affected Loans ...................................................................................................................5 7. Miscellaneous ........................................................................................................................................6 8. Contractual recognition of bail-in..........................................................................................................6 9. Governing law........................................................................................................................................6 Schedule 1. Conditions precedent .............................................................................................................................7 2. Amended and Restated Trade Finance Facility Agreement ..................................................................9 Signatories...........................................................................................................................................................1

THIS AGREEMENT is dated 26 February 2023 and made BETWEEN: (1) POLESTAR PERFORMANCE AB, a Swedish limited liability company incorporated in Sweden with corporate identity number 556653-3096 and registered address Assar Gabrielssons väg 9, 405 31 Göteborg, Sweden as borrower for itself and as agent for each other Obligor (the Borrower); (2) STANDARD CHARTERED BANK, incorporated in England by Royal Charter 1853 with registration number ZC 000018 and principal office at 1 Basinghall Avenue, London EC2V 5DD, United Kingdom as agent of the other Finance Parties (the Agent); and (3) STANDARD CHARTERED BANK, incorporated in England by Royal Charter 1853 with registration number ZC 000018 and principal office at 1 Basinghall Avenue, London EC2V 5DD, United Kingdom as security trustee for the Secured Parties (the Security Agent). BACKGROUND (A) This Agreement is supplemental to, amends and extends the EUR 350,000,000 single currency uncommitted green trade finance facility originally dated 28 February 2022, as amended and restated from time to time between among others, the Borrower and the Agent (the Trade Finance Facility Agreement). (B) All Lenders (as defined in the Trade Finance Facility Agreement) have consented to the amendments and extension to the Trade Finance Facility Agreement contemplated by this Agreement. Accordingly, the Agent is authorised to execute this Agreement on behalf of the Finance Parties. (C) Each Obligor (other than the Borrower) has appointed the Borrower to act on its behalf as its agent in relation to the Finance Documents. Accordingly, the Borrower is authorised to execute this Agreement on behalf of each of the other Obligors and each Obligor is bound by this Agreement and the Amended Trade Finance Facility Agreement as though the Obligor itself had executed this Agreement. IT IS AGREED as follows: 1. INTERPRETATION 1.1 Definitions In this Agreement: Amended Trade Finance Facility Agreement means the Trade Finance Facility Agreement as amended and restated by this Agreement. Effective Date means, subject to Clause 2(b) below, 28 February 2023 or such other date as the Borrower and the Agent may agree. 1.2 Construction (a) Capitalised terms defined in the Trade Finance Facility Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b) The provisions of clause 1.2 (Construction), 1.4 (Third party rights) and 42 (Enforcement) of the Trade Finance Facility Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Trade Finance Facility Agreement are to be construed as references to this Agreement. 2. AMENDMENTS (a) Subject as set out below, the Trade Finance Facility Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule 2 (Amended and Restated Trade Finance Facility Agreement). (b) The Effective Date will not occur unless the Agent notifies the Borrower and the Lenders that it has received all of the documents and other evidence set out in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Agent on or prior to 28 February 2023 or such other date as the Borrower and the Agent may agree (except, in respect of a document or other evidence, to the extent that the Agent, acting on the instructions of the Majority Lenders, has waived the requirement to receive that document or evidence). The Agent shall give this notification promptly upon being so satisfied. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 3. REPRESENTATIONS AND GUARANTEE CONFIRMATION 3.1 Representations (a) The Borrower (for itself and in its capacity as Obligors’ Agent on behalf of each of the Guarantors) represents and warrants to each Finance Party that, on the date of this Agreement and (if different) on the Effective Date, the Repeating Representations: (A) are true and correct; and (B) would also be correct if references to the Trade Finance Facility Agreement were construed as references to the Amended Trade Finance Facility Agreement. (b) The Borrower represents and warrants (in its capacity as Obligors’ Agent on behalf of each of the Guarantors) that, on the date of this Agreement and (if different) on the Effective Date: (A) in respect of the formalities certificate of Polestar Automotive USA Inc. dated 14 March 2022 and addressed to the Finance Parties: I. its organisational documents attached as “Attachment A” therein remain correct, complete and in full force and effect and have not been amended or superseded; and II. the written consent of its directors attached as “Attachment B” therein remains correct, complete and in full force and effect and has not been amended or superseded; (B) in respect of the formalities certificate of Polestar Automotive Netherlands B.V. dated 14 March 2022 and addressed to the Finance Parties:

I. its constitutional documents attached as “Attachment A” therein remain correct, complete and in full force and effect and have not been amended or superseded; and II. the written resolutions of its directors attached as “Attachment B” therein remain correct, complete and in full force and effect and have not been amended or superseded; (C) in respect of the formalities certificate of Polestar Automotive UK Limited dated 14 March 2022 and addressed to the Finance Parties: I. its constitutional documents attached as “Attachment A” therein remain correct, complete and in full force and effect and have not been amended or superseded; and II. the written resolutions of its directors attached as “Attachment B” therein remain correct, complete and in full force and effect and have not been amended or superseded; (D) in respect of the formalities certificate of Polestar Automotive Germany GmbH dated 14 March 2022 and addressed to the Finance Parties: I. its constitutional documents attached as “Schedule 1” therein remain correct, complete and in full force and effect and have not been amended or superseded except that Alexander Lutz has resigned as managing director of Polestar Automotive Germany GmbH and has been replaced by Willem Baudewijns with retroactive effect as of 1 May 2022 by way of a shareholder resolution dated 13 July 2022. Such resignation and appointment has been registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Cologne (Köln) in respect of Polestar Automotive Germany GmbH; and II. the written resolutions of its shareholder attached as “Schedule 2” therein remain correct, complete and in full force and effect and have not been amended or superseded; (E) in respect of the formalities certificate of Polestar Automotive Norway AS dated 14 March 2022 and addressed to the Finance Parties: I. (except for its certificate of registration which was replaced by the one appended to the certificate issued by the Borrower under paragraph 1(c) of Schedule 1) its constitutional documents attached as “Attachment A” therein remain correct, complete and in full force and effect and have not been amended or superseded; and II. the written resolutions of its directors attached as “Attachment B” therein remain correct, complete and in full force and effect and have not been amended or superseded; (F) in respect of the formalities certificate of Polestar Automotive Sweden AB dated 14 March 2022 and addressed to the Finance Parties:

I. (except for its certificate of registration which was replaced by the one appended to the certificate issued by the Borrower under paragraph 1(c) of Schedule 1) its constitutional documents attached as “Attachment A” therein remain correct, complete and in full force and effect and have not been amended or superseded; and II. the written resolutions of its directors attached as “Attachment B” therein remain correct, complete and in full force and effect and have not been amended or superseded. (ii) The Borrower represents and warrants that, on the date of this Agreement and (if different) on the Effective Date: (A) it is and remains authorised by each Guarantor to act as Obligors’ Agent in accordance with clause 2.7 (Obligors’ agent) of the Trade Finance Facility Agreement and that the terms of its appointment as Obligors’ Agent under such clause remains in full force and effect and has not been amended, revoked, withdrawn or superseded as at the date of this Agreement; (B) the Borrower has authority from each Obligor to enter into this Agreement on behalf of that Obligor, notwithstanding that this Agreement may affect the Obligor, without further reference to or the consent of that Obligor; (C) it is authorised in its capacity as Obligors’ Agent to provide the confirmations set out in Clause 3.2 (Guarantee Confirmation) below on behalf of each Guarantor and to execute this Agreement for and on behalf of each Guarantor; and (D) each Obligor is bound by this Agreement and the Amended Trade Finance Facility Agreement as though the Obligor itself has executed this Agreement. 3.2 Guarantee confirmation On the date of this Agreement and (if different) on the Effective Date, the Borrower confirms (in its capacity as Obligors’ Agent on behalf of each of the Guarantors) that, notwithstanding the amendments to be made to the Trade Finance Facility Agreement by virtue of this Agreement, the guarantees granted by each of the Guarantors under clause 17 (Guarantee and Indemnity) of the Trade Finance Facility Agreement in favour of the Finance Parties will: (a) continue in full force and effect on the terms of the Amended Trade Finance Facility Agreement; and (b) extend to the obligations of the Obligors under the Finance Documents (including the Amended Trade Finance Facility Agreement), in each case, subject to any limitations set out in clauses 17.10 (Guarantee limitations – Germany), 17.11 (Guarantee limitations – Norway) and 17.12 (Guarantee limitations – Sweden) of the Amended Trade Finance Facility Agreement.

4. CONSENTS On the Effective Date, the Borrower (for itself and in its capacity as Obligors’ Agent on behalf of each of the Obligors): (a) confirms its acceptance of the Amended Trade Finance Facility Agreement; (b) agrees that it is bound as an Obligor by the terms of the Amended Trade Finance Facility Agreement. 5. SECURITY (a) On the Effective Date, the Borrower (for itself and in its capacity as Obligors’ Agent on behalf of each of the Obligors) confirms that: (i) any Security (as defined in the Transaction Security Documents) created by it and any other Obligor under the Transaction Security Documents extends to the obligations of the Obligors under the Finance Documents (including the Amended Trade Finance Facility Agreement) subject to any limitations set out in the Transaction Security Documents; (ii) the obligations of the Obligors arising under the Amended Trade Finance Facility Agreement are included in the Secured Obligations (as defined in the Transaction Security Documents) subject to any limitations set out in the Security Documents; and (iii) the Security (as defined in the Transaction Security Documents) created under the Security Documents continue in full force and effect on the terms of the respective Security Documents. (b) No part of this Agreement will create, creates or is intended to create, a registrable Security (as defined in the Transaction Security Documents). 6. ROLLOVER OF AFFECTED LOANS (a) Notwithstanding any other term of this Agreement or the Amended Trade Finance Facility Agreement to the contrary, with effect from the Effective Date the Parties agree that: (i) any Affected Loan will be deemed to have had an Interest Period of a duration of 90 days from its Utilisation Date; (ii) for the purposes of calculating interest on an Affected Loan: (A) the applicable Margin shall be 2.10% per annum for the entirety of the deemed 90 day Interest Period; and (B) the applicable EURIBOR shall be determined based on a period of 90 days starting from the relevant Utilisation Date, but otherwise calculated in accordance with the terms of the Trade Finance Facility Agreement; and (iii) for the avoidance of doubt, each Affected Loan will be due for repayment upon the expiry of the deemed 90 day Interest Period, not on 28 February 2023.

(b) For the purposes of this Clause 6: Affected Loan means any Loan: (i) with its Utilisation Date falling within the Affected Period; and (ii) which, but for the terms of this Agreement, would be due for repayment on 28 February 2023; and Affected Period means the period commencing on the date falling 90 days prior to 28 February 2023 and ending on 27 February 2023. (c) The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any Break Cost incurred by that Finance Party in connection with the treatment of Affected Loans pursuant to this Clause 6 (other than by reason of default or negligence by the relevant Finance Party alone). 7. MISCELLANEOUS (a) Each of this Agreement, the Amended Trade Finance Facility Agreement and the release agreement relating to the Deed of Subordination referred to in paragraph 3(d) of Schedule 1 (Conditions precedent) is a Finance Document. (b) Subject to the terms of this Agreement, the Trade Finance Facility Agreement will remain in full force and effect and, from the Effective Date, the Trade Finance Facility Agreement and this Agreement will be read and construed as one document. (c) Except to the extent expressly stated in this Agreement, no waiver is given by this Agreement, and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, a Finance Document. 8. CONTRACTUAL RECOGNITION OF BAIL-IN The provisions of clause 39 (Contractual recognition of bail-in) of the Trade Finance Facility Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to any Finance Document are to be construed as references to this Agreement and references to the parties to the Trade Finance Facility Agreement are to be construed as references to the parties to this Agreement. 9. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. THIS Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1 CONDITIONS PRECEDENT 1. The Obligors (a) A copy of the constitutional documents of the Borrower. (b) A copy of a resolution of the board of directors of the Borrower approving the terms of, and the transactions contemplated by this Agreement): (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement (for itself and in its capacity as Obligors’ Agent); (ii) authorising a specified person or persons to execute this Agreement (for itself and in its capacity as Obligors’ Agent); and (iii) authorising a specified person or persons, on its behalf (for itself and in its capacity as Obligors’ Agent), to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with, this Agreement. (c) A certificate of the Borrower (signed by an authorised signatory) certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. (d) A certificate of each Guarantor (signed by an authorised signatory) confirming that: (i) the authority of the Borrower to act on its behalf as Obligors’ Agent (pursuant to clause 2.7 (Obligors’ Agent) of the Trade Finance Facility Agreement) has not been revoked by the Guarantor and continues in respect of the authority of the Obligors’ Agent to enter into this Agreement on its behalf; and (ii) it is aware of the specific amendments proposed to be made to the Trade Finance Facility Agreement pursuant to the terms of this Agreement including (without limitation) the extension of the Termination Date of the Trade Finance Facility Agreement and approves: (A) the entering into by the Obligors’ Agent to this Agreement on behalf of the Company; and (B) the Agent’s release of the Deed of Subordination. 2. Legal opinions (a) A legal opinion Norton Rose Fulbright LLP, legal advisers to the Agent in England, substantially in the form distributed to the Lenders prior to signing this Agreement. (b) A legal opinion Setterwalls Advokatbyrå AB, legal advisers to the Agent in Sweden, substantially in the form distributed to the Lenders prior to signing this Agreement. 3. Other documents and evidence (a) A Group Structure Chart.

(b) Letter of comfort from PSD Investment Limited (and endorsed by Zhejiang Geely Holding Group Co., Ltd.) substantially in the form set out in Schedule 14 (Form of PSD Letter of Comfort) of the Trade Finance Facility Agreement for a period equal to or longer than the First Extended Termination Date. (c) Letter of comfort from SNITA Holding B.V. (and endorsed by Volvo Car Corporation) substantially in the form set out in Schedule 13 (Form of SNITA Letter of Comfort) of the Trade Finance Facility Agreement for a period equal to or longer than the First Extended Termination Date. (d) A release agreement relating to the Deed of Subordination, executed by the Agent. (e) Evidence that any fees, costs and expenses then due from the Borrower under this Agreement, the Amended Trade Finance Facility Agreement (including those outlined clauses 11 (Fee Letters) and 16 (Costs and expenses) of the Amended Trade Finance Facility Agreement) have been paid or will be paid in any event by the first Utilisation Date under the Amended Trade Finance Facility Agreement.

SCHEDULE 2 AMENDED AND RESTATED TRADE FINANCE FACILITY AGREEMENT

Confidential EXECUTION VERSION POLESTAR PERFORMANCE AB as Borrower arranged by STANDARD CHARTERED BANK NORDEA BANK ABP, FILIAL I SVERIGE as Original Mandated Lead Arranger and CITIBANK EUROPE PLC ING BELGIUM SA/NV as Original Lead Arranger with STANDARD CHARTERED BANK as Agent, Security Agent and Structuring Bank and THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 as Original Lenders and THE SUBSIDIARIES OF THE BORROWER listed in Part 1 of Schedule 1 as Original Guarantors Originally dated 28 February 2022, as amended by an amendment and restatement agreement dated ____26 February______________2023 EUR 350,000,000 SINGLE CURRENCY UNCOMMITTED GREEN TRADE FINANCE FACILITY TOGETHER WITH AN ACCORDION FACILITY OF UP TO EUR 250,000,000

Contents Clause Page SECTION 1 INTERPRETATION...............................................................................................1 1 Definitions and Interpretation ........................................................................................1 SECTION 2 THE FACILITY....................................................................................................23 2 The Facility..................................................................................................................23 3 Purpose.......................................................................................................................28 4 Conditions of Utilisation...............................................................................................28 SECTION 3 UTILISATION......................................................................................................30 5 Utilisation.....................................................................................................................30 SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION......................................34 6 Repayment..................................................................................................................34 7 Prepayment and Cancellation.....................................................................................34 SECTION 5 COSTS OF UTILISATION ..................................................................................40 8 Interest ........................................................................................................................40 9 Interest Periods ...........................................................................................................40 10 Changes to the Calculation of Interest ........................................................................41 11 Fee Letters ..................................................................................................................42 SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS...........................................................44 12 Tax Gross Up and Indemnities....................................................................................44 13 Increased Costs ..........................................................................................................48 14 Other Indemnities........................................................................................................49 15 Mitigation by the Lenders ............................................................................................51 16 Costs and Expenses ...................................................................................................52 SECTION 7 GUARANTEE......................................................................................................54 17 Guarantee and Indemnity............................................................................................54 SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT...........60 18 Representations..........................................................................................................60

19 Information Undertakings............................................................................................66 20 Financial Covenants....................................................................................................70 21 General Undertakings .................................................................................................74 22 Events of Default.........................................................................................................80 23 Green Loan .................................................................................................................85 SECTION 9 CHANGES TO PARTIES....................................................................................89 24 Changes to the Lenders..............................................................................................89 25 Changes to the Obligors .............................................................................................94 SECTION 10 THE FINANCE PARTIES..................................................................................96 26 Role of the Agent, the Mandated Lead Arrangers and the Structuring Bank..............96 27 The Security Agent....................................................................................................104 28 Conduct of business by the Finance Parties.............................................................116 29 Sharing among the Finance Parties..........................................................................116 SECTION 11 ADMINISTRATION .........................................................................................118 30 Payment Mechanics..................................................................................................118 31 Set-Off.......................................................................................................................120 32 Notices ......................................................................................................................121 33 Calculations and Certificates.....................................................................................126 34 Partial Invalidity .........................................................................................................127 35 Remedies and Waivers .............................................................................................127 36 Amendments and Waivers ........................................................................................127 37 Confidential Information ............................................................................................132 38 Confidentiality of Funding Rates ...............................................................................135 39 Contractual recognition of bail-in...............................................................................137 40 Counterparts .............................................................................................................138 SECTION 12 GOVERNING LAW AND ENFORCEMENT....................................................139 41 Governing law ...........................................................................................................139 42 Enforcement..............................................................................................................139

43 Waiver of Immunity ...................................................................................................139 Schedule 1 The Original Parties ...........................................................................................141 Part 1 - The Original Obligors...............................................................................................141 Part 2 - The Original Lenders ...............................................................................................141 Schedule 2 Conditions Precedent ........................................................................................142 Part 1 - Conditions Precedent to initial Loan ........................................................................142 Part 2 Conditions Precedent required to be delivered by an Additional Guarantor ..............146 Schedule 3 Requests............................................................................................................148 Part 1 - Utilisation Request ...................................................................................................148 Part 2 – Form of Summary Listing of Invoice........................................................................149 Schedule 4 Form of Transfer Certificate...............................................................................150 Schedule 5 Form of Assignment Agreement ........................................................................152 Schedule 6 Form of Accession Letter ...................................................................................154 Schedule 7 Form of Monthly Liquidity Report .......................................................................155 Schedule 8 Form of Financial Condition Report ...................................................................156 Schedule 9 Timetables .........................................................................................................158 Schedule 10 Form of Accordion Increase Request ..............................................................159 Schedule 11 Form of Accordion Increase Confirmation .......................................................161 Schedule 12 Form of Extension Request .............................................................................164 Schedule 13 Form of Extension Confirmation ......................................................................165 Schedule 14 Form of SNITA Letter of Comfort .....................................................................167 Schedule 15 Form of PSD Letter of Comfort ........................................................................168 Schedule 16 Form of Green Loan Impact Report .................................................................169 SIGNATURES.......................................................................................................................171

4076CD 1 THIS AGREEMENT is originally dated 28 February 2022, as amended by an amendment and restatement agreement dated _26 February________________ 2023 and made between: (1) POLESTAR PERFORMANCE AB, a Swedish limited liability company incorporated in Sweden with corporate identity number 556653-3096 and registered address Assar Gabrielssons väg 9, 405 31 Göteborg, Sweden as borrower (the Borrower); (2) THE SUBSIDIARIES of the Borrower listed in Part 1 of Schedule 1 as original guarantors (the Original Guarantors); (3) STANDARD CHARTERED BANK, incorporated in England by Royal Charter 1853 with registration number ZC 000018 and principal office at 1 Basinghall Avenue, London EC2V 5DD, United Kingdom as original mandated lead arranger; (4) NORDEA BANK ABP, FILIAL I SVERIGE with address Smålandsgatan 15-17, 105 71 Stockholm as original mandated lead arranger, (the parties at (3) and (4), whether acting individually or together, the Original Mandated Lead Arranger); (5) CITIBANK EUROPE PLC, with address 1 North Wall Quay, Dublin, Ireland as original lead arranger; (6) ING BELGIUM SA/NV, with address Avenue Marnixlaan 24, B-1000 Brussels, Belgium as original lead arranger, (the parties at (5) and (6), whether acting individually or together, the Original Lead Arrangers); (7) THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 as lenders (the Original Lenders); (8) STANDARD CHARTERED BANK, incorporated in England by Royal Charter 1853 with registration number ZC 000018 and principal office at 1 Basinghall Avenue, London EC2V 5DD, United Kingdom as agent of the other Finance Parties (the Agent); (9) STANDARD CHARTERED BANK, incorporated in England by Royal Charter 1853 with registration number ZC 000018 and principal office at 1 Basinghall Avenue, London EC2V 5DD, United Kingdom as security trustee for the Secured Parties (the Security Agent); and (10) STANDARD CHARTERED BANK, incorporated in England by Royal Charter 1853 with registration number ZC 000018 and principal office at 1 Basinghall Avenue, London EC2V 5DD, United Kingdom as structuring bank (the Structuring Bank). IT IS AGREED as follows: SECTION 1 INTERPRETATION 1 Definitions and Interpretation 1.1 Definitions In this Agreement: Acceptable Supplier means each of the following entities: (a) Asia Euro Automobile Manufacturing (Taizhou) Co. Ltd.;

2 (b) Zhongjia Automobile Manufacturing (Chengdu) Co. Ltd.; and (c) any Additional Acceptable Supplier, in each case, as supplier of goods to the Borrower in respect of vehicles produced or to be produced at the Luqiao Plant pursuant to a Supply Contract. Accession Letter means a document substantially in the form set out in Schedule 6 (Form of Accession Letter). Accordion Increase means any increase in Participations made available under this Agreement as described in clause 2.2 (Accordion Increase). Accordion Increase Confirmation has the meaning given to it at clause 2.2(h) (Accordion Increase). Accordion Increase Lenders has the meaning given to it at clause 2.2(h) (Accordion Increase), and Accordion Increase Lender shall be construed accordingly. Accordion Increase Request has the meaning given to it at clause 2.2(a) (Accordion Increase). Accounting Reference Date means the period from 1 January to 31 December. Additional Acceptable Supplier means an entity which becomes an Additional Acceptable Supplier in accordance with clause 5.6 (Changes to Acceptable Suppliers). Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 25 (Changes to the Obligors). Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Alternative Transferee means any entity which the Borrower shall notify the Lenders in writing of by the date of this Agreement as being an “alternative transferee” (and any entity the Borrower may notify the Lenders in writing of from time to time), provided that such Alternative Transferee shall not be any member of the Group or nominee for any member of the Group. Amendment and Restatement Agreement means the amendment and restatement agreement to this Agreement dated on ___26 February________ 2023 between, amongst others, the Borrower and the Agent. Amendment and Restatement Effective Date has the meaning given to the term “Effective Date” in the Amendment and Restatement Agreement. Annual Sales Plan has the meaning given to it in paragraph (e)(iii) of the definition of “Business Plan”. Anti-Corruption Law means the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 and any applicable financial record-keeping, reporting requirements, money laundering statutes, regulations, or guidelines issued, administered or enforced by any governmental agency and any similar laws or regulations in any jurisdiction, in each case relating to bribery, corruption or any similar practices. Arranger means each Mandated Lead Arranger and each Lead Arranger. Assignment Agreement means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

3 Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. Authorised Signatory means, in respect of the Borrower, each person with signatory powers of the Borrower as registered at the Company Register (sw: Bolagsverket). Availability Period means the period from and including the date of this Agreement to and including the Termination Date. Available Facility means the aggregate for the time being of each Lender's Available Participation. Available Participation means a Lender's Participation minus: (a) the amount of its participation in any outstanding Loans; and (b) in relation to any proposed Loan, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date, other than that Lender's participation in any Loans under the Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date. Basel II Regulation means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III Regulation (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates). Basel III Accord means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (b) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III"; other than, in each such case, the agreements, rules, guidance and standards set out in "Basel III: Finalising the post-crisis reforms" published by the Basel Committee on Banking Supervision in December 2017, as amended, supplemented or restated. Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates). Basel III Regulation means any Applicable Law implementing the Basel III Accord (including the relevant provisions of the CRR) save and to the extent that it re-enacts a Basel II Regulation and excluding any provision of such Applicable Law implementing Reformed Basel III.

4 Blocking Laws means: (a) Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended); (b) Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018; and (c) any similar and applicable anti-boycott laws or regulations. Break Costs means the amount (if any) by which: (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Stockholm, Amsterdam and London and: (a) for the purposes of determining EURIBOR, a day (other than a Saturday or Sunday) on which banks are open for the transaction of domestic and foreign exchange business which is a TARGET Day; (b) for the purposes of making payment(s) of euro on a TARGET Day, a day (other than a Saturday or Sunday) on which the principal finance centre of the country of that currency and London or Stockholm on any TARGET Day; and (c) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for general business in London and Stockholm. Business Plan means: (a) in relation to the period beginning on 1 January 2022 and ending on 31 December 2022, the Business Plan to be delivered by the Borrower to the Agent pursuant to clause 4.1 (Initial conditions precedent); and (b) in relation to any other period, any such document delivered by the Borrower to the Agent in respect of that period pursuant to and at the times set out in clause 19.5(a)(i) (Information: inventory and Floorplan Facilities), each: (c) containing details of: (i) the size, scope, usage of and outstanding amounts under the Floorplan Facilities up to the end of the preceding financial quarter; (ii) any achieved sales targets, including the volume (in units and by model) of vehicles produced and sold;

5 (iii) any forecasted volumes of vehicles to be produced and sold in respect of the Borrower and its Group, organised by country, month, model (in units) and projected revenues and targets thereof (the Annual Sales Plan); and (iv) any relevant changes to the market which may have a Material Adverse Effect on the Borrower or the Annual Sales Plan, provided that, in relation to any document delivered to the Agent pursuant to and at the times set out in clause 19.5(a)(i) (Information: inventory and Floorplan Facilities), such details shall be updates by reference to the Business Plan which had last been delivered to the Agent for the then current financial year. Charged Property means all of the assets of the Borrower which from time to time are, or are expressed to be, the subject of the Transaction Security. Code means the US Internal Revenue Code of 1986. COMI has the meaning given to it in clause 18.28 (Centre of main interests and establishments). Confidential Information means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 37 (Confidential Information); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Agent. CRR means either CRR-EU or, as the context may require, CRR-UK.

6 CRR-EU means regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms and regulation 2019/876 of the European Union amending Regulation (EU) No 575/2013; CRR-UK means CRR-EU as adopted into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019. Declassification Event has the meaning given to it in clause 23.6 (Green Loan – Declassification Event). Default means an Event of Default or any event or circumstance specified in clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. Declining Lender has the meaning given to that term in clause 2.5(a) (Termination of a Lender’s Participation). Defaulting Lender means any Lender: (a) which: (i) has confirmed to the Agent its intention to make its participation in a Loan available by the Specified Time in accordance with clause 5.4(e)(i) (Lenders’ participation) and/or paragraph (b) of the definition of Delayed Lender; and (ii) has failed to make its participation in a Loan available (or has notified the Agent that it will not make its participation in a Loan available) by such Specified Time for that Loan; (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, whereby Insolvency Event shall mean that such Lender: (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding- up or liquidation by it or such regulator, supervisor or similar official; (v) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding- up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (iv) above and:

7 (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (vi) has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; (vii) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (viii) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (iv) above); (ix) has a secured party take possession of all or substantially all its assets or has an execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (x) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (i) to (ix) above; or (xi) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. Delayed Lender means any Lender which does not make its participation in a Loan available by the Specified Time in accordance with clause 5.4(e)(i) (Lender’s participation) above and: (a) it has notified the Agent by the Specified Time that its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) it has notified the Agent of its intention to make its participation in a Loan available to the Agent as soon as possible; and (c) its participation in a Loan is made available to the Agent within one (1) Business Day of the relevant Utilisation Date by the Specified Time. Delegate means any delegate, agent, attorney or co-trustee appointed by the Security Agent. Disruption Event means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions

8 contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. Dutch Obligor means any Obligor which is incorporated or established in The Netherlands. Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not a member of the Group. English Security Agreement means the English law governed security agreement, dated on or around the date of this Agreement over the assets of the Borrower, entered into between the Borrower and the Security Agent. Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media: (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground); (b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including, without limitation, land under water). Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law. Environmental Law means any applicable law or regulation which relates to: (a) the pollution or protection of the Environment; (b) the conditions of the workplace; or (c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste. Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group. EURIBOR means, in relation to any Loan: (a) the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

9 (b) as otherwise determined pursuant to clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero. Event of Default means any event or circumstance specified as such in clause 22 (Events of Default). Existing Lender has the meaning given to it in clause 24.1 (Conditions of assignment or transfer). Existing Participation has the meaning given to it in clause 24.2 (Conditions of assignment or transfer). Extended Termination Date has the meaning given to it in clause 2.4(a) (Extension). Extension Confirmation means a written confirmation substantially in the form set out in Schedule 12 (Form of Extension Confirmation). Extension Confirmation Date has the meaning given to it in clause 2.4(d) (Extension). Extension Request means a written notice substantially in the form set out in Schedule 12 (Form of Extension Request). Facility means the revolving loan facility made available under this Agreement as described in clause 2 (The Facility), as the same may be increased pursuant to clause 2.2 (Accordion Increase) and further to the extent not cancelled or reduced under this Agreement. Facility Office means: (a) in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or (b) in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes. FATCA means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA. FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction. Fee Letter means any letter or letters dated prior to, on or about (a) the date of this Agreement, and/or (b) the date of the Amendment and Restatement Agreement between each Mandated Lead Arranger, and the Borrower (or the Agent and the Borrower or the

10 Security Agent and the Borrower) setting out any of the fees referred to in clause 11 (Fee Letters). Finance Document means this Agreement, the Mandate Letter, any Fee Letter, each Transaction Security Document, any Accession Letter, any Accordion Increase Request, any Accordion Increase Confirmation, any Extension Request, any Extension Confirmation, the Amendment and Restatement Agreement and any other document designated as such by the Agent and the Borrower. Finance Party means the Agent, each Mandated Lead Arranger, the Structuring Bank, the Security Agent or a Lender. Financial Condition Report means a certificate substantially in the form set out in Schedule 8 (Form of Financial Condition Report). Financial Indebtedness means any indebtedness for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would be treated as an operating lease); (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account); (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above. First Extended Termination Date means 28 February 2024. Floorplan Facilities means the secured or unsecured revolving lines of credit or similar financing instrument(s) made available to the Borrower’s Subsidiaries that allow the Group to from time to time obtain financing for its vehicle inventories from other lenders which is repayable from the proceeds of the sales of such inventories. Funding Rate means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of clause 10.3 (Cost of funds).

11 FX Agent means Standard Chartered Bank. GAAP means the generally accepted accounting principles, standards and practices in Sweden as applied by the Borrower in preparing its annual consolidated financial statements (including BFNAR 2012:1 Årsredovisning och koncernredovisning (K3)). German Obligor means any Obligor which is incorporated or established in Germany (and, to the extent referred to in clause 17.10 (Guarantee limitations – Germany), in its capacity as Guarantor only). Group means the Borrower and its Subsidiaries for the time being. Group LTM Sales means the Group’s sales revenues for the preceding twelve months, such revenues to be determined by reference to the Borrower’s unaudited consolidated balance sheet and income statements for the immediately preceding financial quarter (as delivered under clause 19.1(b)(i) (Financial statements). Group Structure Chart has the meaning given to it in clause 18.26 (Group Structure Chart). Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 25 (Changes to the Obligors). HMT means Her Majesty's Treasury of the United Kingdom. Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary. Information Memorandum means the document in the form approved by the Borrower concerning the Group which, at the Borrower's request and on its behalf, was prepared in relation to this transaction and distributed by the Structuring Bank to selected financial institutions before the date of this Agreement. Interest Period means, in relation to a Loan, each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest). Interpolated Screen Rate means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan. Invoice means a supplier invoice that: (a) has been issued under and in accordance with any contract between the Borrower and an Acceptable Supplier for the supply of goods; and (b) whose details are included in a Utilisation Request by way of a summary listing in the form provided at Schedule 3, Part 2 (Form of Summary Listing of Invoice) below or as otherwise agreed between the Borrower and the Agent (acting on behalf of the Lenders) from time to time.

12 Lead Arranger means a Lender whose Participation is greater than EUR 65,000,000 but less than EUR 100,000,000, including for the avoidance of doubt any Original Mandated Lead Arranger whose Participation falls below EUR 100,000,000 (but is still greater than EUR 65,000,000). Legal Opinion means any legal opinion delivered to the Agent under clauses 4.1 (Initial conditions precedent) and 25 (Changes to the Obligors). Legal Reservations means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of any Relevant Jurisdiction; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions. Lender means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.2 (Accordion increase) or clause 24 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement. Lender Termination has the meaning given to it in clause 2.5(a) (Termination of a Lender’s Participation). Letter of Comfort means each of the PSD Letter of Comfort and SNITA Letter of Comfort. Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984. LMA means the Loan Market Association. Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. Luqiao Plant means the factory located at located at No. 588, Pengbei Avenue, Pengjie Town, Luqiao District, Taizhou City, Zhejiang Province. Majority Lenders means a Lender or Lenders whose Participations aggregate more than 50 per cent. of the Total Participations (or, if the Total Participations have been reduced to zero or to the extent clause 22.21 (Acceleration) applies, aggregated more than 66 per 2 3 cent. of the Total Participations immediately prior to the reduction). Mandate Letter means the letter dated 26 May 2021 between the Mandated Lead Arranger and the Borrower and the letter dated 9 November 2021 between the same parties.

13 Mandated Lead Arranger means any Lender whose Participation is greater than or equal to EUR 100,000,000, including (if applicable) the Original Mandated Lead Arrangers. Margin means 2.30 per cent. per annum. Material Adverse Effect means any event or series of events which is or is likely to be materially adverse to: (a) the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; (b) the ability of an Obligor to perform its obligations under the Finance Documents; or (c) the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents. Material Licence(s) means any licences necessary for the Group to conduct its business in such markets in which it operates. Material Subsidiary means, at any time: (a) an Obligor (excluding the Borrower); and (b) a Subsidiary of the Borrower which has (individually and at any time) a Gross Income representing at least 10% of the Gross Income of the Borrower’s Group calculated on a consolidated basis (or, to the extent required by the Majority Lenders, any lower percentage as the Borrower and the Lenders may from time to time agree to in writing), whereby: (c) compliance with the conditions set out in paragraph (b) above shall be determined by reference to the most recent Financial Condition Report supplied by the Borrower and the latest consolidated financial statements of the Borrower delivered to the Agent pursuant to clause 19.1 (Financial statements); and (d) for the purposes of paragraph (b) above, Gross Income means, at any time, the revenue of the Borrower as specified on its latest consolidated financial statements of the Borrower delivered to the Agent pursuant to clause 19.1 (Financial statements). Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last Month of any period.

14 Monthly Liquidity Report means a certificate substantially in the form set out in Schedule 7 (Form of Monthly Liquidity Report). Monthly Sales Figures means, in relation to a calendar month, the number of vehicles sold and the number of orders received for vehicles by the Group (on a consolidated basis) in that calendar month, as required to be reported in each Monthly Liquidity Report and Financial Condition Report pursuant to clause 19.1(c)(iv) (Financial statements) and clause 20.3 (Financial testing) respectively. New Lender has the meaning given to that term in clause 24 (Changes to the Lenders). Non-Extending Lender has the meaning given to that term in clause 2.4(g) (Extension). Norwegian Obligor means any Obligor which is incorporated in or established under the laws of Norway (and, to the extent referred to in clauses 17.1 (Guarantee and Indemnity) or 17.11 (Guarantee limitations – Norway), in its capacity as Guarantor only). Notice Period has the meaning given to it in clause 24.2 (Conditions of assignment or transfer). Obligor means the Borrower or a Guarantor. Obligors' Agent means Polestar Performance AB, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 2.7 (Obligors' Agent). OFAC means the Department of the Treasury's Office of Foreign Assets Control of the United States of America. Original Financial Statements means the Borrower’s audited financial statements for its financial year ended 31 December 2020. Original Jurisdiction means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement, or in the case of an Additional Guarantor, as at the date on which that Additional Guarantor becomes Party as a Guarantor. Original Obligor means the Borrower or an Original Guarantor. Paid Prepayment Amount has the meaning given to it in clause 7.6(b) (Mandatory prepayment – Floorplan Financing, insurance proceeds and Sale and Leaseback Transactions). Parent means each of SNITA Holding B.V. and PSD Investment Limited, and Parents shall be construed accordingly. Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. Participation means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Participation" in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Participation transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Participation transferred to it under this Agreement, including any increased Participation referred to in clause 2.2 (Accordion Increase), and to the extent not cancelled, reduced or transferred by it under this Agreement.

15 Party means a party to this Agreement. Periodic Prepayment Trigger has the meaning given to it in clause 7.6(b) (Mandatory prepayment – Floorplan Financing, insurance proceeds and Sale and Leaseback Transactions). Permitted Reorganisation has the meaning given to it in clause 21.6(b) (Reorganisation). Polestar Group means Polestar UK and its Subsidiaries for the time being. Polestar UK means Polestar Automotive Holding UK PLC (incorporated in England with company number 13624183). Potential Accordion Increase New Lender has the meaning given to it in clause 2.2(f) (Accordion Increase). Prepayment Amount has the meaning given to it in clause 7.6(b) (Mandatory prepayment – Floorplan Financing, insurance proceeds and Sale and Leaseback Transactions). Pro Rata Share means, at any time, a Lender’s share of the Total Participations at that time (or if the Total Participations are then zero, its share of the Total Participations immediately prior to their reduction to zero), divided by the Total Participations. PSD Letter of Comfort means the letter of comfort from PSD Investment Limited (and endorsed by Zhejiang Geely Holding Group Co., Ltd.) substantially in the form set out in Schedule 15 (Form of PSD Letter of Comfort) and dated 21 December 2021. Quotation Day means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days). Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property. Reformed Basel III means the agreements contained in "Basel III: Finalising post-crisis reforms" published by the Basel Committee on Banking Supervision in December 2017, as amended, supplemented or restated. Reformed Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Reformed Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates). Reformed Basel III Regulation means any Applicable Law implementing Reformed Basel III save and to the extent that it re-enacts a Basel II Regulation or a Basel III Regulation. Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. Relevant Jurisdiction means, in relation to an Obligor: (a) its Original Jurisdiction; (b) any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

16 (c) any jurisdiction where it conducts its business; and (d) the jurisdiction whose laws govern the perfection of any of the Transaction Security Document entered into by it. Relevant Market means the European interbank market. Remaining Lender has the meaning given to it in clause 5.4(i)(ii) (Lenders’ participation). Repeating Representations means each of the representations set out in clauses 18 (Representations) and 23.3 (Green Loan – Representations and warranties), except for clauses 18.8 (Deduction of Tax), 18.9 (No filing or stamp taxes),18.24 (Invoices) and 18.25 (Supply Contracts). Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. Restricted Party means a person that is: (i) listed on, or owned or controlled by a person listed on, or acting on behalf or at the direction of, a person listed on, any Sanctions List; (ii) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a Sanctioned Territory; or (iii) otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by Sanctions from engaging in trade, business or other activities). Sale and Leaseback Transactions means any sale and leaseback transactions where vehicles are purchased by a lease company or bank and then leased back to a member of the Group. Sanctioned Territory means a country, region or territory that is the subject of comprehensive country-wide, region-wide or territory-wide Sanctions, or whose government is the target of comprehensive Sanctions. Sanctions means the economic or financial sanctions laws, regulations, trade embargoes, export controls or other restrictive measures enacted, administered, implemented and/or enforced from time to time by any Sanctions Authority. Sanctions Authority means: (a) the United Nations Security Council; (b) the United States of America; (c) the United Kingdom; (d) the European Union and/or a member state of the European Union; (e) the Kingdom of Norway; (f) the respective governmental institutions and agencies of any of the foregoing which are duly appointed, empowered or authorised to enact, administer, implement and/or enforce Sanctions, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, and Her Majesty's Treasury (HMT); and (g) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over any Finance Party, any member of the Group or performance of this Agreement.

17 Sanctions List means any of the lists of designated sanctions targets maintained by a Sanctions Authority from time to time, including (without limitation) as at the date of this Agreement: (a) in the case of the United Nations Security Council, the United Nations Security Council Consolidated List; (b) in the case of OFAC: (i) the Specially Designated Nationals and Blocked Persons List; and (ii) any list within its “the Consolidated Sanctions List”; (c) in the case of the United States Department of State or the United States Department of Commerce: (i) the Denied Persons List; (ii) the List of Statutorily Debarred Parties; (iii) the Entity List; and (iv) the Terrorist Exclusion List; (d) in the case of HMT: (i) the Consolidated List of Financial Sanctions Targets; and (ii) the List of Persons Subject to Restrictive Measures in View of Russia's Actions Destabilising the Situation in Ukraine; and (e) in the case of the European Union, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions; and (f) or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities. Screen Rate means in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. Secured Obligations means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, including the obligations set out in clause 27.2 (Parallel debt (covenant to pay the Security Agent)) whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity). Secured Parties means each Finance Party from time to time party to this Agreement and any Receiver or Delegate. Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. Shareholder means any direct or indirect shareholder of the Borrower.

18 SNITA Letter of Comfort means the letter of comfort from SNITA Holding B.V. (and endorsed by Volvo Car Corporation) substantially in the form set out in Schedule 14 (Form of SNITA Letter of Comfort) and dated 21 December 2021. Specified Time means a day or time determined in accordance with Schedule 9 (Timetables). Subsidiary means any person (referred to as the first person) in respect of which another person (referred to as the second person): (a) has the power (either directly or indirectly and whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (i) cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the first person; (ii) appoint and/or remove all, or the majority, of the directors or other equivalent officers of (or members of the governing body of) the first person; or (iii) give directions with respect to (or controls or has the power to control) the affairs and policies of the first person with which the directors or other equivalent officers of the first person are obliged to comply (such that the first person is taken to be controlled by the second person); or (b) directly or indirectly holds beneficially more than 50 per cent. of the issued share capital of the first person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or (c) is a Subsidiary of another Subsidiary of the first person. Supply Contract means any contract between the Borrower and an Acceptable Supplier for the supply of goods. Swedish Obligor means any Obligor which is incorporated in or established under the laws of Sweden (and, to the extent referred to in clauses 17.1 (Guarantee and Indemnity) or 17.12 (Guarantee limitations – Sweden), in its capacity as Guarantor only). T2 means the real time gross settlement system operated by the Eurosystem, or any successor system. TARGET Day means any day on which T2 is open for the settlement of payments in euro. Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). Termination Date means the First Extended Termination Date or each Extended Termination Date (as applicable), provided that if such date is not a Business Day, the Termination Date shall be the immediately preceding Business Day. Total Participations means the aggregate of the Participations, being €350,000,000 at the date of the Amendment and Restatement Agreement and as may be increased from time to time in accordance with clause 2.2 (Accordion Increase). Transaction Security means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents. Transaction Security Documents means each of:

19 (a) the English Security Agreement; (b) any other document evidencing or creating Security over any asset to secure any obligation of any Obligor to a Secured Party under the Finance Documents; or (c) any other document designated as such by the Security Agent and the Borrower. Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower. Transfer Date means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents. US means the United States of America. US Tax Obligor means: (a) a Borrower which is resident for tax purposes in the US; or (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. US Obligor means any Obligor which is incorporated or organised in, or established under, the laws of any state of the US. Utilisation Date means the date on which a Loan is to be made. Utilisation Request means a notice substantially in the form set out in Part 1 of Schedule 3 (Utilisation Requests). VAT means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere. Vehicles means any vehicles that are the subject of an Invoice listed in a Utilisation Request for a Loan. 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the Agent, each Mandated Lead Arranger, the Structuring Bank, the FX Agent, any Finance Party, any Lender, any Obligor, any Party, any

20 Secured Party, the Security Agent or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents; (ii) an agency shall be construed so as to include any governmental, intergovernmental or supranational agency, authority, body, central bank, commission, department, ministry, organisation, statutory corporation or tribunal (including any political sub-division, national, regional or municipal government and any administrative, fiscal, judicial, regulatory or self- regulatory body or persons); (iii) a document in agreed form is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent; (iv) assets includes present and future properties, revenues and rights of every description; (v) director includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person pursuant to the laws of its jurisdiction of incorporation, including but not limited to, in relation to a person incorporated or established in Germany, a managing director (Geschäftsführer) or member of the board of directors (Vorstand); (vi) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (vii) a group of Lenders includes all the Lenders; (viii) guarantee means (other than in clause 17 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness; (ix) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (x) a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (xi) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any agency; (xii) a provision of law is a reference to that provision as amended or re-enacted from time to time; and (xiii) a time of day is a reference to London time. (b) The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

21 (c) Section, clause and Schedule headings are for ease of reference only. (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (e) A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been remedied to the Lenders’ satisfaction or waived. (f) Any reference to the date of this Agreement is a reference to 28 February 2022. 1.3 Currency symbols and definitions €, EUR and euro denote the single currency of the Participating Member States. RMB denotes the lawful currency of the People's Republic of China. NOK denotes the lawful currency of the Kingdom of Norway. USD denotes the lawful currency of the United States of America. 1.4 Third party rights (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement. (b) Subject to clause 36.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. (c) Any Receiver, Delegate or any person described in paragraph (b) of clause 27.12 (Exclusion of liability) may, subject to this clause 1.4 and the Third Parties Act, rely on any clause of this Agreement which expressly confers rights on it. 1.5 Swedish terms (a) Any transfer by novation in accordance with the Finance Documents, shall, as regards obligations owed by a company incorporated under Swedish law, be deemed to take effect as an assignment and assumption or transfer of such rights, benefits and obligations. (b) In this Agreement, where it relates to a Swedish entity, a reference to: (i) a composition or arrangement with any creditor includes (A) any write-down of debt (Sw. ackord) following from any procedure of business reorganisation (Sw. företagsrekonstruktion) under the Swedish Act on Business Reorganisation (Sw. Lag om företagsrekonstruktion (1996:764)), or (B) any write-down of debt in bankruptcy (Sw. ackord i konkurs) under the Swedish Insolvency Act (Sw. Konkurslag (1987:672)); (ii) a compulsory manager, administrative receiver or administrator includes (A) a business reorganisation administrator (Sw. rekonstruktör) under the Swedish Act on business reorganisation, (B) a bankruptcy administrator (Sw. konkursförvaltare) under the Swedish Insolvency Act, or (C) liquidator (Sw. likvidator) under the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)); (iii) a merger includes any merger (Sw. fusion) implemented in accordance with Chapter 23 of the Swedish Companies Act; and

22 (iv) a winding up, administration or dissolution includes voluntary liquidation (Sw. frivillig likvidation) or mandatory liquidation (Sw. tvångslikvidation) under Chapter 25 of the Swedish Companies Act. (c) If any party to this Agreement that is incorporated in or established under the laws of Sweden (the Obligated Party) is required to hold an amount on trust on behalf of another party, the Obligated Party shall hold such money as agent for such other party on a separate account.

23 SECTION 2 THE FACILITY 2 The Facility 2.1 The Facility Subject to the terms of this Agreement, the Lenders make available to the Borrower an uncommitted euro revolving trade credit facility to be utilised by way of Loans in an aggregate amount equal to the Total Participations. 2.2 Accordion Increase (a) Subject to sub-clause (c) below, the Borrower may, by submitting a written request to the Agent substantially in the form set out in Schedule 10 (Form of Accordion Increase Request), request that the Total Participations be increased by an amount of up to €250,000,000 (such increase being an Accordion Increase, and such request being an Accordion Increase Request). (b) The Borrower may only submit one Accordion Increase Request under this Agreement, unless: (i) an Extension Confirmation Date has occurred; and (ii) prior to such Extension Confirmation Date (or the immediately-preceding Extension Confirmation Date, if there has been more than one Extension Confirmation Date), no Finance Party or Potential Accordion Increase New Lender had agreed to be an Accordion Increase Lender in respect of any prior Accordion Increase Request(s), then, subject to paragraph (c) below, the Borrower shall be permitted to submit one additional Accordion Increase Request during the period from and excluding such Extension Confirmation Date to and excluding the date of the Extended Termination Date. (c) Each such Accordion Increase Request may be submitted at any time during the Availability Period, but shall not be submitted during any period from and including the date of submission of an Extension Request under clause 2.4(a) (Extension) below to and including the Extension Confirmation Date. (d) The currency of any Accordion Increase shall be euro, and the amount and pricing of such Accordion Increase will be as agreed in the relevant Accordion Increase Confirmation. (e) An Accordion Increase Request delivered in accordance with sub-clause (a) above shall only be effective if: (i) on the date of the Accordion Increase Request and the Accordion Increase: (A) no Default or Event of Default has occurred or is continuing, or would result from the proposed Accordion Increase; (B) the Total Participations following such Accordion Increase does not exceed €600,000,000; and (C) the Repeating Representations to be made by each Obligor are true; and

24 (ii) prior to the date of the Accordion Increase Request, the Borrower has delivered a written confirmation and endorsement from each of SNITA Holding B.V. and PSD Investment Limited in accordance with clause 21.19(c) (Conditions subsequent – letters of comfort); and (iii) the Agent has received, in form and substance satisfactory to it, such documents (if any) as are reasonably necessary as a result of the establishment of that Accordion Increase to maintain the effectiveness of the Security, guarantees, indemnities and other assurance against loss provided to the Finance Parties pursuant to the Finance Documents. (f) If the conditions set out in sub-paragraphs (a) to (e) above have been fully satisfied, the Structuring Bank shall use commercially reasonable efforts to arrange for the existing Finance Parties (and if necessary, lender(s) who may not at the date of the Accordion Increase Request be Finance Parties, provided such lender(s) have been approved by the Borrower (each, a Potential Accordion Increase New Lender)) to participate in such Accordion Increase. (g) The Structuring Bank shall notify the Borrower of the Finance Parties and/or any other Potential Accordion Increase New Lender each of which have confirmed to the Structuring Bank in writing its willingness to assume all obligations of a Lender corresponding to the proportion of the Accordion Increase which it intends to participate in, as if it had been an Original Lender in respect of that proportion of such Accordion Increase (together, the Accordion Increase Lenders, and each an Accordion Increase Lender). (h) Each Accordion Increase Lender may, in its sole and absolute discretion, enter into an accordion increase confirmation substantially in the form set out in Schedule 11 (Form of Accordion Increase Confirmation) (an Accordion Increase Confirmation) as agreed among themselves, the Borrower, the Agent, the Lenders and the Accordion Increase Lenders (if different) to document the Accordion Increase and to allocate such Accordion Increase among themselves on such terms and conditions which are acceptable to each of them. Any Accordion Increase shall only take effect on the date specified in the Accordion Increase Confirmation (or such other document or notice as the Accordion Increase Confirmation may refer to). (i) The Agent: (i) subject to sub-paragraph (i)(ii) below, as soon as reasonably practicable after receipt by it of a duly completed Accordion Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, shall execute that Accordion Increase Confirmation; and (ii) shall only be obliged to execute an Accordion Increase Confirmation delivered to it by the Obligors’ Agent and the Accordion Increase Lenders once it is satisfied that it (and each Lender) has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Participations by each Accordion Increase Lender. (j) Each Accordion Increase Lender, by executing the Accordion Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the Accordion Increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

25 (k) On the date that the Accordion Increase Confirmation is executed (or on any later date specified therein), the Agent, each Mandated Lead Arranger, the Security Agent, the Lenders party to that Lender Accordion Increase Confirmation, each of the Accordion Increase Lenders and the Obligors shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had each such Accordion Increase Lender been an Original Lender in respect of that part of the increased Participations which it is to assume. (l) Each Accordion Increase Lender shall become a Party as a Lender and any Accordion Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Accordion Increase Lender and those Finance Parties would have assumed and/or acquired had the Accordion Increase Lender been an Original Lender in respect of that part of the increased Participations which it is to assume. The Participations of the other Lenders (as at the date prior to the Accordion Increase) shall continue in full force and effect on and after such Accordion Increase. (m) A Lender may increase its Participation for the purposes of clause 2.2 (Accordion Increase) (and be entitled to share pari passu in all Security created by each Security Document owed to it as such). (n) Except for any Lender which is an Accordion Increase Lender and subject to paragraph (h) above, no Lender is under any obligation whatsoever to provide any Accordion Increase or to enter into any documents confirming an Accordion Increase. No Lender shall be under any obligation whatsoever to find an Accordion Increase Lender. (o) The Borrower must promptly on demand pay the Agent, the Structuring Bank, the Lenders, the Accordion Increase Lenders and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them (and in the case of the Security Agent, by any Receiver or Delegate) in connection with the establishment of an Accordion Increase under this clause 2.2. (p) Each Accordion Increase Lender that was not a Lender before the date of an Accordion Increase must, on the date of such Accordion Increase, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under clause 24.3 (Assignment or transfer fee) as if the accordion increase were a transfer pursuant to clause 24 (Changes to the Lenders) and if that Accordion Increase Lender were a New Lender. (q) Clause 24.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 2.2 in relation to an Increase Lender as if references in that clause to: (i) an Existing Lender were references to all the Lenders immediately prior to the relevant increase; (ii) the New Lender were references to that Increase Lender; and (iii) a re-transfer and re-assignment were references to respectively a transfer and assignment. 2.3 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

26 (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. (c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.4 Extension (a) The Obligors’ Agent may request that the Termination Date be extended by a period of up to 365 days (each such extended termination date being the Extended Termination Date) by delivery of a completed Extension Request to the Agent at least 60 days but no more than 120 days prior to such Termination Date. (b) The Agent shall promptly forward a copy of any Extension Request to the Lenders. (c) Each Lender shall (at least 30 days before the Termination Date and in its sole and absolute discretion) either agree or refuse the relevant Extension Request. If any Lender does not respond on or prior to the date occurring 30 days before the Termination Date, such Lender(s) will automatically be deemed to have declined that Extension Request. (d) The Agent shall notify the Borrower which of the Lenders have agreed to the Extension Request by executing an Extension Confirmation (the date of such Extension Confirmation being the Extension Confirmation Date). (e) The Borrowers may not submit an Extension Request in accordance with paragraph (a) of this clause 2.4 if an Event of Default is continuing. (f) The Termination Date shall be the Extended Termination Date for all Lenders who have agreed to the Extension Request made under paragraph (a) (as the case may be) of this clause. (g) The Termination Date will continue to be the First Extended Termination Date, or the current Extended Termination Date (as the case may be) for any Lender which has declined an Extension Request under paragraph (c) above (each, a Non-Extending Lender). 2.5 Termination of a Lender’s Participation (a) A Lender that wishes to terminate its Participation (each, a Declining Lender) shall notify the Agent by way of a written notice the date on which it intends to terminate its Participation (a Lender Termination), and shall endeavour (but shall not be obliged) to do so at least five (5) Business Days prior to the proposed termination date and (unless clause 5.4(f) (Lenders’ participation) applies) shall do so prior to the time referred to in clause 5.4(e) (Lenders’ participation). (b) The Agent shall notify the other Lenders of all Declining Lenders and/or Non- Extending Lenders by email, but without being under any liability for any failure to do so. (c)

27 (i) Each Non-Extending Lender, Declining Lender and Defaulting Lender shall not participate in any future Loans. (ii) Notwithstanding paragraph (c)(i) above, a Non-Extending Lender may participate in future Loans provided that: (A) the Interest Period of such Loan will be no less than 90 days (or such period as may from time to time apply under clause 9.1 (Selection of Interest Periods)); and (B) such Loan will be repayable under clause 6.1 (Repayment of Loans) by the Termination Date applicable to such Non-Extending Lender. (d) The Agent shall as soon as reasonably practicable after it has received any notice of a Lender Termination from the relevant Lender, inform the Borrower and the other Finance Parties of such Lender Termination. (e) In the case of a Lender Termination: (i) the Participation of the Declining Lender to which the Lender Termination relates will be immediately cancelled; (ii) the Facility will be reduced by an amount equal to the Participation of such Declining Lender (unless its Participation is transferred in accordance with clause 24 (Changes to the Lenders)); and (iii) the provisions of this Agreement will continue to apply in relation to any Loan in which such Declining Lender has previously participated. To the extent any Loan which such Declining Lender has participated in remains outstanding, the Borrower shall repay the outstanding Loans due to such Lender on the earlier of: (A) the Termination Date; and (B) any other date which may be prescribed under this Agreement. 2.6 Borrower’s termination option The Borrower may terminate this Agreement upon at least ten (10) Business Days’ prior notice in writing to the Facility Agent provided that on or before the effective date of termination (i) all amounts due and payable to the Finance Parties under or in connection with the Facility Agreement have been paid (including any applicable Break Costs) in full to the satisfaction of the Finance Parties; and (ii) no Utilisation Requests are outstanding. 2.7 Obligors’ agent (a) Each Obligor (in case of an Original Obligor, by way of signing this Agreement, or in the case of any other Obligor, an Accession Letter, as applicable) irrevocably appoints the Obligors' Agent to act as its agent in relation to the Finance Documents and irrevocably authorises: (i) the Obligors' Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give and receive all notices and instructions, to make such agreements and to effect any amendments, supplements and variations to the Finance Documents or any other document in connection with such Finance Documents; and (ii) each Finance Party to give any notice, demand or other communication for the attention of the Obligors pursuant to the Finance Documents to the Obligors' Agent,

28 (b) and in each case the relevant Obligors shall be bound as though each such Obligor had itself given or received the notices and instructions or executed or made the agreements of effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (c) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation (including by any increase in amounts owing or available to be utilised or any change to parties), notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document or any other document on behalf of the Obligors (or any of them) or in connection with any Finance Document or any other document (whether or not known to any other Obligor) shall be binding for all purposes on the Obligors as if all of the Obligors had expressly made, given or concurred with it and without the need to obtain any confirmation or acknowledgement from any of the Obligors. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail. (d) To the extent legally possible, each Obligor releases the Obligors’ Agent from the restrictions on self-dealing and multi-representation set out in section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any similar restrictions under any other applicable laws. 3 Purpose 3.1 Purpose Subject to clause 23.1 (Green Loan – purpose), all amounts borrowed by the Borrower under the Facility shall be applied towards the Borrower’s working capital needs by making proceeds of any Loan available directly to Acceptable Suppliers in respect of the relevant supplier invoices ahead of cash collection from sales. 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4 Conditions of Utilisation 4.1 Initial conditions precedent (a) The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied. (b) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent Subject to clauses 5.4(a) and (e) (Lenders’ participation) and 5.5(b) (Consequences of becoming a Declining Lender, Delayed Lender or Defaulting Lender), the Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) in relation to a Loan if on the date of the Utilisation Request and on the proposed Utilisation Date:

29 (a) in the case of any Loan or Accordion Increase, no Default is continuing or would result from the proposed Loan; and (b) the Repeating Representations to be made by each Obligor are true in all material respects. 4.3 Maximum number of Loans (a) The Borrower shall deliver a maximum of two (2) Utilisation Requests to the Agent in each calendar month, excluding any Utilisation Requests which may be deemed to have been cancelled under clause 5.4(e)(ii) (Lenders’ participation). Any Utilisation Request shall be delivered at least seven (7) days after any prior Utilisation Request. (b) The Borrower may not deliver a Utilisation Request if as a result of the proposed Loan eight (8) or more Loans would be outstanding.

30 SECTION 3 UTILISATION 5 Utilisation 5.1 Delivery of a Utilisation Request The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; (ii) it is delivered to the Agent by the Specified Time; (iii) the last day of the Interest Period of the Loan falls on a Business Day within the Availability Period; (iv) a summary listing of Invoice(s) relating to the Utilisation Request is attached in the form provided at Schedule 3 Part 1 (Utilisation Request) below or as otherwise agreed between the Borrower and the Agent (acting on behalf of the Lenders) from time to time (and including an electronic copy of such summary listing); (v) the currency and amount of the Loan comply with clause 5.3 (Currency and amount); and (vi) the proposed Interest Period complies with clause 9 (Interest Periods). (b) Only one Loan may be requested in each Utilisation Request. 5.3 Currency and amount (a) The currency specified in a Utilisation Request must be euro. (b) The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of €20,000,000 or, if less, the Available Facility. 5.4 Lenders' participation (a) Notwithstanding any other provision of the Finance Documents (but subject only to clauses 2.5(e)(iii) (Termination of a Lender’s Participation), 5.4(e)(i) and (h) (Lenders’ participation) and 5.5(a) (Consequences of becoming a Declining Lender, Delayed Lender or Defaulting Lender), the Facility is an uncommitted facility and will be made available at the sole discretion of the Lenders. (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Participation to the Available Facility immediately prior to making the Loan. (c) The Agent shall notify each Lender (except any Declining Lender) of the amount of each Loan and the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with clause 30.1 (Payments to the Agent), in each case by the Specified Time.

31 (d) Upon receipt of the Agent’s notification under paragraph (c), each Lender may in its sole and absolute discretion decide whether to participate in a Loan and shall notify the Agent in writing of such decision as soon as practicable (but in any case, by the Specified Time). (e) If: (i) all Lenders (except any Declining Lender) have confirmed in accordance with paragraph (d) above that they will participate in a Loan, then provided the conditions set out in this Agreement have been met, each such Lender shall make its participation in the Loan available by the Specified Time through its Facility Office. The amount of each Lender’s participation shall be in accordance with sub-paragraph (b) above; or (ii) one or more Lenders have (i) confirmed to the Agent under paragraph (d) that they will not participate in a Loan; or (ii) failed to respond to the request to participate in a Loan in accordance with paragraph (d) above, then notwithstanding clause 5.2(a) (Completion of a Utilisation Request) (but subject to sub-paragraph (g) below), the relevant Utilisation Request will be deemed to be cancelled and none of the Lenders shall be obliged to comply with or extend any Loan in respect of such duly completed Utilisation Request. Declining Lender (f) Any Lender which has declined to participate or has failed to respond to a request to participate in a Loan in accordance with paragraph (d) above shall (unless the Agent in its sole discretion determines otherwise) be deemed to be a Declining Lender and clause 5.5(b)(ii) (Consequences of becoming a Declining Lender, Delayed Lender or Defaulting Lender) shall apply to that Lender. (g) The Agent shall promptly (and in any event within two (2) Business Days) notify the Borrower and the Lenders of any cancellation of a Utilisation Request pursuant to paragraph (e)(ii) above and of the identity of the Lender which has become a Declining Lender pursuant to paragraph (f) above. (h) The Borrower may, promptly following its cancellation, re-deliver the duly completed Utilisation Request which had been cancelled by virtue of paragraph (e)(ii) above. Defaulting Lender (i) If, in respect of any Loan: (i) there are one or more Defaulting Lenders; and (ii) all of the remaining Lenders have confirmed to the Agent in accordance with paragraph (e)(i) above that they will participate in such Loan (each, a Remaining Lender), then (x) the maximum amount of the Loan shall be reduced by the aggregate value of the Pro Rata Shares of each Defaulting Lender’s Participation (as applicable); (y) each Remaining Lender shall make its participation in the relevant Loan available by the relevant Utilisation Date through its Facility Office, such amount being in accordance with clause 5.4(b) (Lenders’ participation); and (z) the Agent shall only be obliged to fund the aggregate amount of the Participations made available by the Specified Time less the amount of Participations of such Defaulting Lenders (as the case may be). The Agent shall notify the Borrower within two (2) Business Days upon becoming aware that any Lender has become a Defaulting Lender. Delayed Lender

32 (j) If, in respect of any Loan, there are one or more Delayed Lenders, the Agent shall only be obliged to: (i) on the Utilisation Date, fund to the Borrower the aggregate amount of the Participations made available by the Lenders less the amount of Participations of such Delayed Lender(s); and (ii) two (2) Business Days after the Utilisation Date, fund to the Borrower the Pro Rata Share of the Participation(s) of the Delayed Lender(s) only to the extent such Lender(s) makes available their participations in such Loan to the Agent by the Specified Time. 5.5 Consequences of becoming a Declining Lender, Delayed Lender or Defaulting Lender (a) Notwithstanding clauses 2.5(a) and (c) (Termination of a Lender’s Participations) and 5.4(a) (Lenders’ participation) above: (i) each Declining Lender and Delayed Lender shall be obliged to participate in a Loan which, prior to the date of the Lender Termination, it had notified the Agent that it would participate in pursuant to clause 5.4(e)(i) (Lenders’ participation) above and to continue to participate in any Loan which it has already participated in; and (ii) each Defaulting Lender shall be obliged to continue to participate in any Loan which it has already participated in. (b) If any Lender becomes: (i) a Defaulting Lender, then clauses 7.9 (Right of cancellation in relation to a Defaulting Lender) and 36.6(c) (Excluded Participations) shall apply with immediate effect; and (ii) a Declining Lender, then clauses 2.5 (Termination of a Lender’s Participation) (including clause 2.5(e) relating to the reduction of the Facility) and 36.6(d) (Excluded Participations) shall apply to that Lender with immediate effect (provided that if a Lender becomes a Declining Lender pursuant to clause 5.4(f) (Lenders’ participation) above, such Lender will be deemed to have submitted a notice in writing duly compliant with clause 2.5(a) specifying the termination date as the date it had declined to participate in such Loan or had failed to respond by the Specified Time. 5.6 Changes to Acceptable Suppliers (a) The Borrower may from time to time request that any of its suppliers be included as an additional Acceptable Supplier (each, an Additional Acceptable Supplier). Such supplier shall only become an Additional Acceptable Supplier if: (i) the Borrower notifies the Agent in writing 30 days prior to the intended date of inclusion of such supplier as an Additional Acceptable Supplier; (ii) the Agent (acting on the instructions of the Majority Lenders) approves in writing the inclusion of such supplier as an Additional Acceptable Supplier; and (iii) each Lender is satisfied that it has completed all “know your customer” or other similar checks against such supplier entity under all applicable laws and regulations.

33 (b) The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence that the conditions in sub-paragraph (a) have been fully complied with.

34 SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION 6 Repayment 6.1 Repayment of Loans Subject to clauses 7.4 (Voluntary prepayment of Loans), 7.5 (Mandatory prepayment – material adverse change following Permitted Reorganisation), 7.6 (Mandatory prepayment – Floorplan Financing, insurance proceeds and Sale and Leaseback Transactions) and 7.7 (Mandatory prepayment – Shareholder loans), the Borrower shall repay each Loan in full (together with accrued interest and all other amounts accrued or outstanding under the Finance Documents) on the last day of its Interest Period (or, if earlier, on the Termination Date). 7 Prepayment and Cancellation 7.1 Illegality If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Borrower, the Available Participation of that Lender will be immediately cancelled; and (c) to the extent that the Lender's participation has not been transferred pursuant to clause 7.8(d) (Right of replacement or repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Participation(s) shall be immediately cancelled in the amount of the participations repaid. 7.2 Change of control (a) If a Change of Control occurs: (i) the Borrower shall promptly notify the Agent upon becoming aware of that event; (ii) a Lender shall not be obliged to fund a Loan; and (iii) if a Lender so requires and notifies the Agent within five (5) Business Days’ of the Borrower notifying the Agent of the Change of Control event the Agent shall, by not less than five (5) Business Days’ notice to the Borrower, cancel the Available Participation of each Lender and declare all Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable, whereupon each such Available Participation will be immediately cancelled, the Facility shall immediately cease to be available for further utilisation and all such Loans, accrued interest and other amounts shall become immediately due and payable. (b) For the purposes of paragraph (a) above, Change of Control means:

35 (i) Volvo Car Corporation ceases directly or indirectly to have the power (whether by way of ownership of shares, proxy, voting rights, contract, agency or otherwise) to: (A) control SNITA Holding B.V.; or (B) hold beneficially the majority of the issued share capital of SNITA Holding B.V. (whether directly or indirectly through wholly-owned Subsidiaries, and excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or (ii) Mr Li Shufu ceases directly or indirectly to have the power (whether by way of ownership of shares, proxy, voting rights, contract, agency or otherwise) to: (A) control PSD Investment Limited; or (B) hold beneficially the majority of the issued share capital of PSD Investment Limited (whether directly or indirectly through wholly-owned Subsidiaries, and excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or (iii) the Parents together cease directly or indirectly to have the power (whether by way of ownership of shares, proxy, voting rights, contract, agency or otherwise) to: (A) control the Borrower; or (B) hold beneficially the majority of the issued share capital of the Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or (iv) any person or group or persons acting in concert gains direct or indirect control of the Borrower in circumstances where, Volvo Car Corporation and Mr Li Shufu together do not retain direct or indirect control over the Borrower; or (v) any person or group or persons acting in concert gains direct or indirect control of any Parent in circumstances where: (A) Volvo Car Corporation does not retain direct or indirect control over SNITA Holding B.V.; and (B) Mr Li Shufu does not retain direct or indirect control over PSD Investment Limited. (c) For the purpose of paragraph (b) above, “control” means the power to: (i) cast, or control the casting of, the maximum number of votes that might be cast at a general or shareholder meeting (or any equivalent meeting of stakeholders or shareholders in any jurisdiction) of the Borrower; (ii) appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower; or (iii) give directions with respect to the operating and financial policies of the Borrower with which the directors or other equivalent officers of the Borrower are obliged to comply (or, in the case of a Swedish entity, to determine the

36 decisions at general meetings, whether through ownership of equity interest or partnership or other ownership interests by contract or otherwise); or (d) For the purpose of paragraph (b) above, “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Borrower or any Parent (as applicable) by any of them, either directly or indirectly, to obtain or consolidate control of the Borrower or any Parent (as applicable). 7.3 Voluntary cancellation The Borrower may, if it gives the Agent not less than ten (10) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of €20,000,000) of the Available Facility. Any cancellation under this clause 7.3 shall reduce the Participations of the Lenders rateably. 7.4 Voluntary prepayment of Loans The Borrower may, if it gives the Agent not less than ten (10) Business Days' (or such shorter period as the Majority Lenders and the Agent may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of €20,000,000), together with any accrued interest and applicable Break Costs. 7.5 Mandatory prepayment – material adverse change following Permitted Reorganisation If at any time, the Agent (acting on the instructions of the Majority Lenders) believes that any Permitted Reorganisation has or is reasonably likely to have a Material Adverse Effect: (i) the Agent shall promptly notify the Borrower of this; and (ii) upon delivery of the notification in sub-paragraph (a) above, the Borrower shall immediately prepay all amounts outstanding under the Facility, including but not limited to any amounts outstanding under any Loan, accrued interest and any applicable Break Costs. 7.6 Mandatory prepayment – Floorplan Financing, insurance proceeds and Sale and Leaseback Transactions (a) Notwithstanding clauses 6.1 (Repayment of Loans) and 7.4 (Voluntary prepayment of Loans), in the event that: (i) any amounts are utilised (howsoever defined or described) under any of the Floorplan Facilities (each, in respect of any Vehicles); (ii) proceeds of any insurance claim (in respect of any Vehicles relating to the relevant Loan(s) that have not been repaid in full) under any insurance maintained by any member of the Group (and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group) are received by any member of the Group; or (iii) any amounts are received (howsoever defined or described and whether or not received by the Borrower) under any of the Sale and Leaseback Transactions (each, in respect of any Vehicles), the Borrower shall prepay (without any set-off or counterclaim) the whole or any part of the Loan to which such amounts relate, in an amount equal to the value of the

37 above amounts together with any accrued interest and applicable Break Costs, subject to and in accordance with paragraph (b) below, provided that if any amounts are payable under both paragraphs (a)(i) and (ii) above in respect of the same Vehicles, the Borrower shall only be obliged to prepay an amount in aggregate which prepays the relevant Loan together with any related interest and applicable Break Costs for such Loan. (b) In respect of any amounts to be prepaid in connection with paragraphs (a)(i), (ii) and (iii) above (each, a Prepayment Amount): (i) if, at any time and from time to time, the aggregate value of all Prepayment Amounts exceeds €5,000,000 (the Periodic Prepayment Trigger), the Borrower shall promptly (and in any event, within two (2) Business Days of the occurrence of the Periodic Prepayment Trigger) prepay an amount which is equivalent to the aggregate value of such Prepayment Amounts in full to the Agent (the Paid Prepayment Amount); and (ii) following the payment by the Borrower of the relevant Paid Prepayment Amount, and on each date the Agent confirms receipt in full of such Paid Prepayment Amount, the aggregate value of such Paid Prepayment Amount shall be deducted from and no longer count towards the aggregate value of all Prepayment Amounts currently outstanding for the time being. For the avoidance of doubt, any subsequent prepayment will only be triggered upon the Periodic Prepayment Trigger occurring again. 7.7 Mandatory prepayment – Shareholder loans If at any time any Financial Indebtedness incurred by Polestar UK and/or a member of the Group from any Shareholder (save for any Financial Indebtedness incurred by the Borrower from Polestar Automotive (Singapore) Pte. Ltd as at the Amendment and Restatement Effective Date) is: (a) declared to be or becomes due and payable as a result of an event of default (howsoever defined); or (b) in respect of any such Financial Indebtedness incurred by Polestar UK, voluntarily repaid, prior to its originally specified maturity date (or, such alternative maturity date with the prior consent of all the Lenders), the Borrower shall immediately (A) notify the Agent of the relevant event, and (B) prepay all amounts outstanding under the Facility, including but not limited to any amounts outstanding under any Loan, accrued interest and any applicable Break Costs. 7.8 Right of replacement or repayment and cancellation in relation to a single Lender (a) If: (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of clause 12.2 (Tax gross-up); or (ii) any Lender claims indemnification from the Borrower under clause 12.3 (Tax indemnity) or clause 13.1 (Increased Costs), the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Participation(s) of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

38 (b) On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Participation(s) of that Lender shall be immediately reduced to zero. (c) On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan and that Lender's corresponding Participation shall be immediately cancelled in the amount of the participations repaid. (d) If: (i) any of the circumstances set out in paragraph (a) above apply to a Lender; or (ii) an Obligor becomes obliged to pay any amount in accordance with clause 7.1 (Illegality) to any Lender, the Borrower may, on 20 Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under clause 24.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. (e) The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions: (i) the Borrower shall have no right to replace the Agent; (ii) neither the Agent nor any Lender shall have any obligation to find a replacement Lender; (iii) in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and (iv) the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations in relation to that transfer. (f) A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 7.9 Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Agent may at any time notify the Borrower and such Defaulting Lender in writing that the Available Participation of such Lender be cancelled with immediate effect (or, if later, with effect from the date specified in such notice). (b) On the notice referred to in paragraph (a) above becoming effective, the Available Participation of the Defaulting Lender shall be immediately reduced to zero and to the extent any Loan which such Defaulting Lender has participated in remains

39 outstanding, the Borrower shall repay the outstanding Loans due to such Lender on the earlier of: (i) the Termination Date; and (ii) any other date which may be prescribed under this Agreement. (c) The Agent shall as soon as practicable after delivering a notice referred to in paragraph (a) above, notify all the Lenders. 7.10 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this clause 7.10 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. (c) Except where the Facility has been cancelled or terminated, the Borrower may reborrow any part of the Facility which is prepaid or repaid in accordance with the terms of this Agreement. (d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Participations except at the times and in the manner expressly provided for in this Agreement. (e) Subject to clause 2.2 (Accordion Increase), no amount of the Total Participations cancelled under this Agreement may be subsequently reinstated. (f) If the Agent receives a notice under this clause 7.10 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate. (g) If all or part of any Lender's participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of clause 4.2 (Further conditions precedent), an amount of that Lender's Participation (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. 7.11 Application of prepayments Any prepayment of a Loan pursuant to clauses 7.2 (Change of control), 7.3 (Voluntary cancellation), 7.4 (Voluntary prepayment of Loans), 7.5 (Mandatory prepayment – material adverse change following Permitted Reorganisation), 7.6 (Mandatory prepayment – Floorplan Financing, insurance proceeds and Sale and Leaseback Transactions) and 7.7 (Mandatory prepayment – Shareholder loans) shall be applied pro rata to each Lender's participation in that Loan.

40 SECTION 5 COSTS OF UTILISATION 8 Interest 8.1 Calculation of interest The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) EURIBOR. 8.2 Payment of interest The Borrower shall pay accrued interest on the Loan to which that Interest Period relates on the last day of each Interest Period. 8.3 Default interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (a) below, is two (2) per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). (b) Any interest accruing under this clause 8.3 shall be immediately payable by the Obligor on demand by the Agent. (c) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be two (2) per cent. per annum higher than the rate which would have applied if the overdue amount had not become due. (d) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 8.4 Notifications (a) The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement. (b) The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan. 9 Interest Periods 9.1 Selection of Interest Periods

41 (a) Subject to this clause 9, the Borrower may only select an Interest Period for a Loan of 90 days in the Utilisation Request for that Loan or of any other period notified in accordance with paragraph (b) below. (b) If the Majority Lenders consider that changes to the prevailing Interest Period specified at paragraph (a) are necessary due to changes in the working capital cycle of the Group or otherwise, the Agent may (acting on the instructions of the Majority Lenders, acting reasonably) from time to time notify the Borrower of the Interest Period which shall be specified in respect of future Utilisation Requests and which shall apply to future Loans. (c) An Interest Period for a Loan shall not extend beyond the Termination Date. (d) Each Interest Period for a Loan shall start on its Utilisation Date. (e) A Loan has one Interest Period only. 9.2 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the preceding Business Day. 10 Changes to the Calculation of Interest 10.1 Unavailability of Screen Rate (a) Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Loan, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan. (b) Cost of funds: If no Screen Rate is available for EURIBOR for: (i) euro; or (ii) the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, then there shall be no EURIBOR for that Loan and clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period. 10.2 Market disruption If, before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 33 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of EURIBOR then clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period. 10.3 Cost of funds (a) If this clause 10.3 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum

42 the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select. (b) If this clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. 10.4 Notification to Borrower If clause 10.3 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Borrower. 10.5 Break Costs (a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue. 11 Fee Letters 11.1 Participation Fee (a) The Borrower shall pay to the Agent, on the earlier of (i) the first Utilisation Date occurring after the Amendment and Restatement Effective Date; and (ii) within 30 days of the Amendment and Restatement Effective Date, for the account of each Arranger (including Standard Chartered Bank) on a pro rata basis determined in accordance with each Arranger’s Participation on the Amendment and Restatement Effective Date, a one-time participation fee in the amount determined in accordance with each Arranger’s role as set out in the table below. Role Participation fee (in % of the relevant Participation on the Amendment and Restatement Effective Date) Mandated Lead Arranger 0.10 Lead Arranger 0.05 (b) If there is an increase in Participation after the Amendment and Restatement Effective Date (whether pursuant to clause 2.2 (Accordion Increase) or otherwise), the Borrower shall pay to the Agent, on the earlier of (i) the first Utilisation Date occurring after such increase in Participation becomes effective; and (ii) within 30 days of such increase in Participation becoming effective, for the account of each Arranger (including Standard Chartered Bank) on a pro rata basis determined in accordance with the increase of each Arranger’s Participation, a one-time participation fee in the amount determined in accordance with each Arranger’s role as set out in the table below.

43 Role Participation fee (in % of any increase in Participation) Mandated Lead Arranger 0.10 Lead Arranger 0.05 11.2 Administrative agency fee The Borrower shall pay to the Agent (for its own account) an administrative agency fee in the amount and at the times agreed in a Fee Letter. 11.3 Structuring fee The Borrower shall pay to the Structuring Bank (for its own account) a structuring fee in the amount and at the times agreed in a Fee Letter.

44 SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 12 Tax Gross Up and Indemnities 12.1 Definitions In this Agreement: Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. Tax Credit means a credit against, relief or remission for, or repayment of any Tax. Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity). Unless a contrary indication appears, in this clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination. 12.2 Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 12.3 Tax indemnity (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

45 (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (C) to the extent a loss, liability or cost is compensated for by an increased payment under clause 12.2 (Tax gross-up) or relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower. (d) A Protected Party shall, on receiving a payment from an Obligor under this clause 12.3, notify the Agent. 12.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 12.5 Stamp taxes The Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party and each Mandated Lead Arranger against any cost, loss or liability that Secured Party or Mandated Lead Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 12.6 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

46 (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this clause 12.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term representative member to have the same meaning as in the Value Added Tax Act 1994). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 12.7 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

47 (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of: (i) where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; (ii) where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date; (iii) the date a new US Tax Obligor accedes as a Borrower; or (iv) where a Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent: (A) a withholding certificate on Form W-8, Form W-9 or any other relevant form; or (B) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. (f) The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower. (g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

48 (h) The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above. (i) Without prejudice to any other term of this Agreement, if a Lender fails to supply any withholding certificate, withholding statement, document, authorisation, waiver or information in accordance with paragraph (e) above, or any withholding certificate, withholding statement, document, authorisation, waiver or information provided by a Lender to the Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify the Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (including any related interest and penalties) in acting as Agent under the Finance Documents as a result of such failure. 12.8 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), and in any case at least three (3) Business Days prior to making a FATCA Deduction, notify the Party to whom it is making the payment and, on or prior to the day on which it notifies that Party, shall also notify the Borrower, the Agent and the other Finance Parties 13 Increased Costs 13.1 Increased Costs (a) Subject to clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; (ii) compliance with any law or regulation made after the date of this Agreement; and/or (iii) a Basel III Increased Cost; and/or (iv) a Reformed Basel III Increased Cost. (b) In this Agreement Increased Costs means: (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document,

49 which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Participation or funding or performing its obligations under any Finance Document. 13.2 Increased Cost claims (a) A Finance Party intending to make a claim pursuant to clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 13.3 Exceptions (a) Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of clause 12.3 (Tax indemnity) applied); or (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. (b) In this clause 13.3, a reference to a Tax Deduction has the same meaning given to that term in clause 12.1 (Definitions). 14 Other Indemnities 14.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of: (i) making or filing a claim or proof against that Obligor; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Mandated Lead Arranger, the Structuring Bank and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 14.2 Other indemnities

50 (a) The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Mandated Lead Arranger, the Structuring Bank and each other Secured Party against any cost, loss or liability incurred by that Finance Party as a result of: (i) the occurrence of any Event of Default; (ii) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 29 (Sharing among the Finance Parties); (iii) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or (iv) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower. (b) The Borrower shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the use of proceeds under the Facility or Transaction Security being taken over the Charged Property (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the use of proceeds under the Facility), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this clause 14.2 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act. 14.3 Indemnity to the Agent The Borrower shall promptly indemnify the Agent against: (a) any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default; (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (iii) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and (b) any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 30.10 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents. 14.4 Indemnity to the Security Agent (a) Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

51 (i) any failure by the Borrower to comply with its obligations under clause 16 (Costs and Expenses); (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (iii) the taking, holding, protection or enforcement of the Transaction Security; (iv) the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; (v) any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or (vi) acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct); or (vii) any liability of the Security Agent for the actions of any Receiver or Delegate (otherwise than by reason of the Security Agent’s gross negligence or wilful misconduct). (b) Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this clause 14.4 will not be prejudiced by any release under clause 27.25 (Releases) or otherwise in accordance with the terms of this Agreement. (c) The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it. 14.5 Survival Each indemnity given by a Party under or in connection with a Finance Document (in this clause 14 or otherwise) is a continuing obligation, independent of the Party's other obligations under or in connection with that or any other Finance Document and survives after that Finance Document is terminated. It is not necessary for a Finance Party to pay any amount or incur any expense before enforcing an indemnity under or in connection with a Finance Document. 15 Mitigation by the Lenders 15.1 Mitigation (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax gross-up and indemnities) or clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 15.2 Limitation of liability

52 (a) The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 16 Costs and Expenses 16.1 Transaction expenses The Borrower shall promptly on demand pay the Agent, each Mandated Lead Arranger, the Structuring Bank and the Security Agent the amount of all costs and expenses (including but not limited to legal fees, any costs arising out of or in connection with an Accordion Increase pursuant to clause 2.2 (Accordion Increase) and/or any costs associated with use of the Debt Domain service in relation to communicating with Lenders in respect of this Agreement) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of: (a) the Transaction Security, this Agreement and any other documents referred to in this Agreement; and (b) any other Finance Documents executed after the date of this Agreement. 16.2 Amendment costs If: (a) an Obligor requests an amendment, waiver or consent; (b) an amendment is required pursuant to any provision of this Agreement; or (c) any amendment or waiver is contemplated or agreed pursuant to clause 36.5 (Replacement of Screen Rate), the Borrower shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating, complying with or implementing that request or requirement or actual or contemplated agreement. 16.3 Security Agent's management time and additional remuneration (a) Any amount payable to the Security Agent under clause 14.4 (Indemnity to the Security Agent) and this clause 16 shall include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the Lenders, and is in addition to any other fee paid or payable to the Security Agent. (b) Without prejudice to paragraph (a) above, in the event of: (i) a Default; (ii) the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of

53 an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or (iii) the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances, the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below. (c) If the Security Agent and the Borrower fail to agree upon the nature of the duties or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties. 16.4 Enforcement costs The Borrower shall, within three Business Days of demand, pay to each Mandated Lead Arranger, the Structuring Bank and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

54 SECTION 7 GUARANTEE 17 Guarantee and Indemnity 17.1 Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally: (a) guarantees (in relation to each Swedish Obligor, as for its own debt (Sw. proprieborgen)) to each Finance Party punctual performance by the Borrower of all that Borrower's obligations under the Finance Documents; (b) undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 17 if the amount claimed had been recoverable on the basis of a guarantee. 17.2 Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 17.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 17.4 Waiver of defences The obligations of each Guarantor under this clause 17 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 17 (without limitation and whether or not known to it or any Finance Party) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any

55 formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings. 17.5 Immediate recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 17.6 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 17. 17.7 Deferral of Guarantors' rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 17: (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

56 (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 17.1 (Guarantee and indemnity); (e) to exercise any right of set-off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with any Finance Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust (or on behalf of) for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 30 (Payment mechanics). 17.8 Release of Guarantors' right of contribution If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 17.9 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 17.10 Guarantee limitations – Germany In the case of a Guarantor incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung) or established in Germany as a limited partnership (Kommanditgesellschaft) with a limited liability company (Gesellschaft mit beschränkter Haftung) as general partner (each a German Guarantor) the enforcement of the guarantee and indemnity (the German Guarantee) granted pursuant to this Clause 17.10 against such German Guarantor shall be limited as follows: (a) To the extent a German Guarantor guarantees or indemnifies any obligations under this clause 17 or any other provision of the Finance Documents of any of its Holding Companies or Affiliates (other than a Subsidiary of that German Guarantor), the enforcement of the respective obligations of that German Guarantor under this clause 17 (or any other relevant provision of the Finance Documents) shall, subject to paragraphs (b) to (f) below, be limited to the amount that would not lead to the situation, that due to granting of the German Guarantee (i) such German Guarantor’s net assets (for the purposes of this clause 17.10 net assets means the assets (taking into consideration the assets listed under Section 266 paragraph 2 A, B, C, D and E of the German Commercial Code (HGB)) less the aggregate of its liabilities (taking into consideration the liabilities listed under Section 266 paragraph 3 B, C, D and E of the German Commercial Code (HGB)) and amounts which are subject to legal dividend payment constraints (Ausschüttungssprerre) pursuant to section 253(6),

57 section 268(8) or section 272(5) HGB) of the German Guarantor fall below its (or in the case of a GmbH & Co. KG, its general partner's) registered share capital (Stammkapital) or (ii), if its (or in the case of a GmbH & Co. KG, its general partner's) net assets are already below its (or in the case of a GmbH & Co. KG, its general partner's) registered share capital, the existing shortage in its (or in the case of a GmbH & Co. KG, its general partner's) net assets would be further increased (Vertiefung einer Unterbilanz). (b) For the purposes of such calculation the following balance sheet items shall be adjusted as follows: (i) the amount of any increase after the date of this Agreement of the German Guarantor's, or, where the guarantor is a German GmbH & Co. KG Guarantor, its general partner's registered share capital which has been effected without the prior written consent of the Agent and which is made out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) shall be deducted from the registered share capital; and (ii) liabilities in relation to loans granted to, and other contractual liabilities incurred by, the German Guarantor or as the case may be its general partner, in wilful (vorsätzlich) or grossly negligent (grob fahrlässig) violation of any Finance Document shall be disregarded. (c) In addition, the German Guarantor and, where the guarantor is a German GmbH & Co. KG Guarantor, also its general partner shall, if so requested by the Agent, realise, to the extent legally permitted, in a situation where after enforcement of the Guarantee the German Guarantor, or, where the guarantor is a German GmbH & Co. KG Guarantor, its general partner would not have net assets in excess of its respective registered share capital, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the asset if such asset is not necessary for the German Guarantor's or as the case may be its general partner's operational business (operativ nicht betriebsnotwendig). (d) The limitations set out in Paragraph (a) above of this clause 17.10 only apply: (i) if and to the extent that the managing directors on behalf of such German Guarantor have evidenced (in reasonable detail) in writing to the Agent (Management Confirmation) within 15 Business Days of demand of the Agent under this clause 17 (or the respective other provision of the Finance Documents) the amount of the obligations under this clause 17 (or the respective other provision of the Finance Documents) which cannot be met without causing the net assets of such German Guarantor (or, in the case of a GmbH & Co. KG., its general partner) to fall below its registered share capital; and (ii) in case a Lender raises an objection against the Management Confirmation and the Agent notifies the respective German Guarantor of such objection, if the Agent receives within 30 Business Days after such notification a written audit report prepared by auditors of international standard and reputation appointed by the respective German Guarantor with a view to investigating to what extent the net assets of that German Guarantor (or in the case of a GmbH & Co. KG, its general partner) exceeded its registered share capital (the Auditor’s Determination). (e) If (A) and to the extent the net assets as determined by the Auditors' Determination are lower than the amount enforced in accordance with the Management Determination or (B) the German Guarantee has been enforced without regard to the limitations set out in this clause 17.10 because (x) the Management Determination was not delivered within the relevant time frame or (y) the Auditors'

58 Determination was not delivered within the relevant time frame but has been delivered within twenty (20) Business Days following the due date for the delivery of the Auditors' Determination, the Agent shall promptly repay to the relevant German Guarantor upon written demand of the relevant German Guarantor any amount (if and to the extent already paid to the Finance Parties (or any of them)) in the case of (A) equal to the difference between the amount paid and the amount payable resulting from the Auditor's Determination, and in the case of (B), which the Agent would not have been entitled to enforce had the Management Determination and the Auditors' Determination been delivered in time provided such demand for repayment is made to the Agent within six (6) months from the date the German Guarantee is enforced. The Agent may withhold any amount received pursuant to an enforcement of the German Guarantee until final determination of the amount of the net assets pursuant to the Auditors' Determination. (f) The limitations set out in this clause 17.10 shall not apply (or, as the case may be, shall cease to apply): (i) to a German Guarantee in respect of loans made to the German Guarantor under this Agreement to the extent they are on-lent to that German Guarantor or its Subsidiaries (and/ or in the case of a GmbH & Co. KG, its general partner and the general partner's Subsidiaries) and such amount on-lent has not been returned prior to the time of the intended enforcement; or (ii) if a domination and/ or profit and loss pooling agreement (Beherrschungs- und/ oder Gewinnabführungsvertrag) has been entered into with the German Guarantor as dominated party (beherrschtes Unternehmen) and the Finance Parties agree to repay any amount received from the German Guarantor due to this paragraph if and to the extent the German Guarantor is not able to recover the annual loss (Jahresfehlbetrag) which the dominating entity (herrschendes Unternehmen, the Dominating Entity) is obliged to pay pursuant to section 302 AktG, due to the fact that the Dominating Entity is unable to fulfil its obligations pursuant to section 302 AktG when they fall due (zahlungsunfähig) or the Dominating Entity is over-indebted (überschuldet). The restrictions set forth in paragraph (a) of this clause 17.10 shall not imply any full or partial waiver of any amount owed under the German Guarantee and indemnity under this clause 17, but shall impede only temporarily the enforcement of the German Guarantee and indemnity under this clause 17 to the extent the enforcement of the German Guarantee and indemnity under this clause 17 is limited by the restrictions set forth in paragraph (a) of this clause 17.10. 17.11 Guarantee limitations – Norway (a) Notwithstanding anything set out in this Agreement or any other Finance Document to the contrary, the obligations and liabilities of each Norwegian Obligor under this clause 17 or any other provision of this Agreement or any other Finance Document to which it is a party shall be limited by such mandatory provisions of law applicable to that Norwegian Obligor limiting the legal capacity or ability of the relevant Norwegian Obligor to grant and/or honour a guarantee hereunder (including, but not limited to, the provisions of Sections 8-7 to 8-10 (both inclusive) of the Norwegian Private Limited Liability Companies Act of 13 June 1997 No. 44 or the Norwegian Public Limited Liability Companies Act of 13 June 1997 No. 45 (as the case may be)), and the obligations and liability of each such Norwegian Obligor under this clause 17 or under any other guarantee or indemnity contained in this Agreement or any other Finance Document shall only apply to the extent not so limited. (b) The liability of each Norwegian Obligor under this clause 17 or under any other provision of this Agreement or any other Finance Document to which it is a party shall be limited to EUR 720,000,000 plus any unpaid amount of interest, fees, liability, costs and expenses under the Finance Documents.

59 17.12 Guarantee limitations – Sweden The obligations of each Swedish Obligor under this clause 17 shall be limited if (and only if) and to the extent required by an application of the provisions of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)) regulating distribution of assets (including profits and dividends and any other form of transfer of value (Sw. värdeöverföring) within the meaning of Chapter 17, Sections 1-3 of the Swedish Companies Act) of the Swedish Companies Act. It is agreed that the liability of such Obligor under this clause 17 in respect of such obligations only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

60 SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 18 Representations Each Obligor makes the representations and warranties set out in this clause 18 to each Finance Party on the date of this Agreement. 18.1 Status (a) It is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction. (b) Each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. (c) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 18.2 Binding obligations Subject to the Legal Reservations: (a) the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and (b) (without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective. 18.3 Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with: (a) any law or regulation applicable to it; (b) its or any of its Subsidiaries' constitutional documents; or (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its Subsidiaries' assets or constitute a default or termination event (however described) under any such agreement or instrument. 18.4 Power and authority (a) It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. (b) No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party. 18.5 Validity and admissibility in evidence (a) All Authorisations and any other acts, conditions or things required or desirable:

61 (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and (ii) to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained, effected, done, fulfilled or performed and are in full force and effect. (b) All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect. (c) All the Material Licences have been obtained or effected and are in full force and effect. 18.6 Governing law and enforcement (a) The choice of the law stated to be the governing law of each Finance Document will be recognised and enforced in its Relevant Jurisdictions. (b) Any judgment obtained in relation to a Finance Document in the jurisdiction of the stated governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions. 18.7 Insolvency No: (a) corporate action, legal proceeding or other procedure or step described in clause 22.7 (Insolvency proceedings); or (b) creditors' process described in clause 22.8 (Creditors' process), has been taken or, to the knowledge of the Borrower, threatened in relation to a member of the Group and none of the circumstances described in clause 22.6 (Insolvency) applies to a member of the Group. 18.8 Deduction of Tax It is not required to make any Tax Deduction (as defined in clause 12.1 (Definitions)) from any payment it may make under any Finance Document. 18.9 No filing or stamp taxes Under the law of its Relevant Jurisdictions it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents. 18.10 No default (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document. (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

62 18.11 No misleading information (a) Any factual information provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. (b) The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions. (c) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect. (d) All other written information provided by any member of the Group (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect. 18.12 Financial statements (a) Its Original Financial Statements were prepared in accordance with GAAP consistently applied. (b) Its Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year (consolidated in the case of the Borrower). (c) Each of the Business Plan and any budgets and forecasts supplied under this Agreement was arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied. (d) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Borrower) since 31 December 2020. 18.13 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors (including but not limited to creditors in respect of any Floorplan Facilities), except for obligations mandatorily preferred by law applying to companies generally. 18.14 No proceedings (a) No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. (b) No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Subsidiaries. 18.15 No breach of laws (a) It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

63 (b) No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect. 18.16 Environmental laws (a) Each member of the Group is in compliance with clause 21.8 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. (b) No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect. 18.17 Taxation (a) It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax. (b) No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group is reasonably likely to arise. (c) It is resident for Tax purposes only in its Original Jurisdiction. 18.18 Anti-Corruption Laws (a) Each member of the Group has at all times conducted its businesses in compliance with Anti-Corruption Laws and has instituted and maintains as at the date of this Agreement and the Amendment and Restatement Effective Date policies and procedures designed to promote and achieve compliance with such laws. (b) No member of the Group (nor to the best of its knowledge and belief (having made due and careful enquiry) any agent, director, employee or officer of any member of the Group) has made or received, or directed or authorised any other person to make or receive, any offer, payment or promise to pay, of any money, gift or other thing of value, directly or indirectly, to or for the use or benefit of any person, where this violates or would violate, or creates or would create liability for it or any other person under, any Anti-Corruption Laws. (c) No member of the Group (nor to the best of its knowledge and belief (having made due and careful enquiry) any agent, director, employee or officer of any member of the Group) is being investigated by any agency, or party to any proceedings, in each case in relation to any Anti-Corruption Laws. (d) No action, suit, or proceeding by or before any court or government agency, authority, or body or any arbitrator involving the Borrower or any of its subsidiaries with respect to the Anti-Corruption Laws is pending or, to the best knowledge of the Borrower, threatened. 18.19 Sanctions (a) No member of the Group, nor any of their Subsidiaries or joint ventures, nor any of their respective directors, officers or employees nor, to the knowledge of the Obligor(s), any persons acting on any of their behalf:

64 (i) is a Restricted Party; (ii) has conducted any business, transaction or activity: (A) with any Restricted Party or Sanctioned Country; or (B) prohibited by any applicable Sanctions, or which would be reasonably likely to result in them becoming a Restricted Party or otherwise being subject to Sanctions; or (iii) has received written notice of or is aware of any claim, action, suit, proceeding or investigation against it, with respect to Sanctions by any Sanctions Authority. (b) Each member of the Group is in compliance with all applicable Sanctions and has adequate internal controls designed to promote compliance with applicable Sanctions. (c) This representation is not made by any Obligor or any affiliated company of an Obligor having its seat in the European Union or the United Kingdom or being managed from inside the European Union or the United Kingdom, to the extent such representation would result in a breach of the German Act on Foreign Trade (Außenwirtschaftsgesetz), the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or would be contrary to or result in a violation of the provisions of the Blocking Laws. 18.20 Security (a) Without prejudice to clause 21.3 (Negative pledge) and paragraph (b) below, no Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted under this Agreement. (b) Any Security or Quasi-Security granted over any present or future assets of each member of the Group complies fully with clauses 21.3(c) (Negative pledge). 18.21 Ranking The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or second ranking or pari passu ranking Security. 18.22 Good title to assets It and each of its Subsidiaries has a good, valid and (subject to any Security or Quasi- Security listed in clause 21.3(c) (Negative pledge)) unencumbered and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted (including but not limited to the vehicle inventories it may own). 18.23 Legal and beneficial ownership (a) Subject to paragraph (b) below in respect of the Borrower, it and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security free from any claims, third party rights or competing interests other than Security permitted under paragraph (c) of clause 21.3 (Negative pledge). (b) The Borrower is the sole legal and beneficial owner of:

65 (i) the Charged Property free from any claims, third party rights or competing interests (other than any lien arising by operation of law and in the ordinary course of trading); and (ii) (without prejudice to sub-paragraph (b)(i) above) all vehicles which are from time to time supplied, produced, manufactured or assembled (howsoever described, whether in part or in whole) by an Acceptable Supplier from the time such vehicles are loaded onto a ship at the relevant port of loading to the later of the time that (i) such vehicles are unloaded at the discharge port; and (ii) upon invoicing of the relevant subsidiary of the Borrower located in Europe, except for vehicles for which the port of destination is outside of Europe, in which case the Borrower is the sole legal and beneficial owner of such vehicles from the time such vehicles are loaded onto a ship at the relevant port of loading to a time prior to arrival of those vehicles in the discharge port. 18.24 Invoices (a) In relation to each Invoice listed on the relevant Utilisation Request, that such Invoice: (i) arises or has been validly issued under, and has not since been revoked in respect of the relevant Supply Contract; (ii) relates to amounts which will be funded from the proceeds of the relevant Loan requested pursuant to such Utilisation Request, and the relevant Invoice will be paid without set-off or deduction; (iii) prior to such Invoice being paid from the proceeds of the relevant Loan, is and remains due from the Borrower to the relevant Acceptable Supplier listed on such Invoice in respect of the full amount specified on such Invoice; (iv) is payable but is not overdue, in each case on the relevant proposed Utilisation Date and on the date falling one (1) Business Day after the relevant proposed Utilisation Date (or such other period as the Agent acting on the instructions of the Majority Lenders may accept on a Loan-by-Loan basis from time to time); and (v) specifies a payment date which is not more than 45 days from the date that the goods referred to in paragraph (c) below had been shipped. (b) Any goods required to be delivered in connection with each Invoice listed on the relevant Utilisation Request have been so delivered in accordance with the terms of the relevant Supply Contract and such delivered goods have been accepted by the Borrower (or if different, the relevant Obligor). 18.25 Supply Contract In relation to each Invoice listed on the relevant Utilisation Request, it has been issued under or pursuant to a Supply Contract which is (a) unconditionally in full force and effect; (b) has been made on arms’ length terms; and (c) has been or remains validly entered into with the Acceptable Supplier listed as a counterparty to such Supply Contract. 18.26 Group Structure Chart The group structure chart delivered to the Agent pursuant to clause 4.1 (Initial conditions precedent) (the Group Structure Chart) or most recently delivered pursuant to clause 19.7(d) (Information: miscellaneous) is true, complete and accurate in all material respects and shows the following information:

66 (a) each member of the Group, including current name and company registration number, its Original Jurisdiction (in the case of an Obligor), its jurisdiction of incorporation (in the case of a member of the Group which is not an Obligor) and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is not a company with limited liability; and (b) all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person. 18.27 No adverse consequences (a) It is not necessary under the laws of its Relevant Jurisdictions: (i) in order to enable any Finance Party to enforce its rights under any Finance Document; or (ii) by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions. (b) No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document. 18.28 Centre of main interests and establishments Its centre of main interest (as that term is used in Article 3(1) of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the Regulation)) (COMI) is situated in its Original Jurisdiction and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction. 18.29 Repetition (a) The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on: (i) the date of each Utilisation Request, each Utilisation Date, each date falling one (1) Business Day after a Utilisation Date and the first day of each Interest Period (if different from the Utilisation Date); and (ii) in the case of an Additional Guarantor, the day on which it becomes (or it is proposed that it becomes) an Additional Guarantor. (b) The representations in clauses 18.24 (Invoices) and 18.25 (Supply Contract) shall be repeated on the date of each Utilisation Request, each Utilisation Date and each date falling one (1) Business Day after a Utilisation Date only in respect of Invoices listed on the relevant Utilisation Request. 19 Information Undertakings The undertakings in this clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Participation is in force. 19.1 Financial statements

67 The Borrower shall supply to the Agent in sufficient copies for all the Lenders: (a) as soon as the same become available, but in any event within seven months after the end of each of its financial years its audited consolidated financial statements for that financial year; (b) as soon as the same become available, but in any event within 60 days after the end of each quarter of each of its financial years: (i) its unaudited consolidated balance sheet and income statements for that financial quarter; and (ii) written confirmation of the amounts outstanding under the Floorplan Facilities (including principal and interest) and the extent of utilisation of such facilities; (c) within 7 Business Days of the end of each calendar month (except (X) if such calendar month is the final month of a financial quarter, in which case the same information will be required to be included in a Financial Condition Report which will be due on such date instead pursuant to clause 20.3 (Financial testing)) and/or (Y) for the months of July and August, in which case the Monthly Liquidity Report shall be delivered pursuant to paragraph (d) below), a Monthly Liquidity Report signed on behalf of the Borrower by two of its Authorised Signatories confirming, as at the end of such calendar month (and in the case of paragraph (i) to (iv) below, on a consolidated basis): (i) current Group Cash (as defined in clause 20.1 (Financial definitions)); (ii) current Group Cash Equivalent Investment (as defined in clause 20.1 (Financial definitions)); (iii) current Available Credit (as defined in clause 20.1 (Financial definitions)) available to the Group; (iv) the Monthly Sales Figures of the Group; (v) in respect of indebtedness incurred by Polestar UK and/or the Group from any Shareholder by way of any loans, bonds, notes or other similar instruments, the amount of such indebtedness outstanding at that time, the relevant maturity dates, the names of the lenders and borrowers and the interest rate; and (d) within 7 Business Days of the end of the calendar months of July and August, a Monthly Liquidity Report signed on behalf of the Borrower by two of its Authorised Signatories confirming, as at the end of such calendar month (and on a consolidated basis): (i) current Group Cash (as defined in clause 20.1 (Financial definitions); and (ii) the Monthly Sales Figures of the Group. 19.2 Monthly reporting of invoices Within 30 days of the end of each calendar month, the Agent shall notify the Borrower in writing of the Invoices it has selected at random for inspection, being up to two (2) per cent. in volume of Invoices (and capped at a maximum number of 15 Invoices). The Borrower shall supply such requested Invoices, the relevant transportation documentation and other applicable documents to the Agent within 21 days of the Agent’s notification. 19.3 Requirements as to financial statements

68 (a) Each set of financial statements delivered by the Borrower pursuant to clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up. (b) The Borrower shall procure that each set of financial statements delivered pursuant to clause 19.1 (Financial statements) is prepared using GAAP. 19.4 Anti-corruption information Unless such disclosure would constitute a breach of any applicable law or regulation, the Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (a) promptly upon becoming aware of them, the details of any actual or potential violation by, or creation of liability for, any member of the Group or any agent, director, employee or officer of any member of the Group (or any counterparty of any such person in relation to any transaction contemplated by a Finance Document) of or in relation to any Anti-Corruption Laws, or of any investigation or proceedings relating to the same; (b) copies of any correspondence delivered to, or received from, any regulatory authorities in relation to any matter referred to in paragraph (a) above at the same time as they are dispatched or promptly upon receipt (as the case may be); and (c) promptly upon request by any Finance Party (through the Agent), such further information relating to any matter referred to in paragraphs (a) and (b) above as that Finance Party may reasonably require. 19.5 Information: inventory and Floorplan Facilities (a) The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (i) within 90 days after the end of each quarter of each of its financial years, an update to the then-current Business Plan by reference to the then-current Business Plan; (ii) within 90 days after the end of the third quarter of each of its financial years, an updated Business Plan for the next financial year; (iii) promptly upon becoming aware, notice of the existence of any security interest (including but not limited to any lien, retention of title, repo, consignment, hire purchase or conditional sale arrangement or arrangements having similar effect) being created or arising (whether by operation of law or otherwise) over any of the vehicles or vehicle inventories excluding any Security or Quasi- Security referred to clause 21.3(c) (Negative pledge); and (iv) any document, evidence or records relating to sub-paragraph (b) below. (b) Each Obligor shall maintain (with respect to its car inventory) all records, logs, serviceability tags and other documents and materials required by applicable law. 19.6 Information: Permitted Reorganisations (a) The Borrower shall promptly (and in any event, within one (1) Business Day) notify the Agent in writing upon the occurrence of any Permitted Reorganisation which in each case has or is reasonably likely to have a Material Adverse Effect.

69 (b) The Agent shall promptly (and in any event, within two (2)) Business Days) notify the Lenders upon becoming aware of the occurrence of any Permitted Reorganisation which in each case has or is reasonably likely to have a Material Adverse Effect. 19.7 Information: miscellaneous The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (a) all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigation, including from any Sanctions Authority, which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; (c) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group and which might have a Material Adverse Effect; (d) at the end of each of its financial quarters, if there has been any change to the Group structure, a revised Group Structure Chart on the date falling 14 days after the end of each of its financial quarters. If this sub-paragraph (d) is applicable, the Borrower shall notify the Agent in writing of such change promptly on or prior to such change; (e) promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents; and (f) promptly, such further information, any Material Licence and (subject to any confidentiality prohibitions on the provision thereof) any documents regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request. 19.8 Notification of new Material Subsidiary (a) The Borrower shall notify the Agent in each Financial Condition Report required to be delivered pursuant to clause 20.3 (Financial Testing) if any entity (including any of its Subsidiaries) becomes a Material Subsidiary. (b) Subject to any applicable legal restriction in the jurisdiction of such new Material Subsidiary, the Borrower shall procure that such new Material Subsidiary shall within thirty (30) days' of the notification in paragraph (a) above become an Additional Guarantor pursuant to clause 25 (Changes to the Obligors). 19.9 Year-end The Borrower shall not change its Accounting Reference Date. 19.10 Notification of default (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). (b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors, Authorised Signatories or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

70 19.11 Direct electronic delivery by Borrower The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with clause 32.5 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery. 19.12 Know your customer checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (c) Following the giving of any notice pursuant to clause 19.8(b) (Notification of New Material Subsidiary) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor. 20 Financial Covenants 20.1 Financial definitions In this Agreement:

71 Acceptable Bank means: (a) an Original Lender; (b) a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or (c) any other bank or financial institution approved by the Agent. Available Credit means in relation to any person, any available commitments under any of its committed facilities. Group Cash means at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone beneficially entitled and for so long as: (a) that cash is repayable within 3 days after the relevant date of calculation; (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition; (c) there is no Security over that cash except for Transaction Security or any permitted security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and (d) the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facility. Group Cash Equivalent Investments means at any time: (a) certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank; (b) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; (c) commercial paper not convertible or exchangeable to any other security: (i) for which a recognised trading market exists; (ii) issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State; (iii) which matures within one year after the relevant date of calculation; and (iv) which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

72 (d) sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent); (e) any investment in money market funds which: (i) have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited; and (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above, to the extent that investment can be turned into cash on not more than 30 days' notice; or (f) any other debt security approved by the Majority Lenders, in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents). Polestar Group Cash means at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Polestar Group with an Acceptable Bank and to which a member of the Polestar Group is alone beneficially entitled and for so long as: (a) that cash is repayable within 3 days after the relevant date of calculation; (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Polestar Group or of any other person whatsoever or on the satisfaction of any other condition; (c) there is no Security over that cash except for Transaction Security or any permitted security constituted by a netting or set-off arrangement entered into by members of the Polestar Group in the ordinary course of their banking arrangements; and (d) the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facility. Polestar Group Cash Equivalent Investments means at any time: (a) certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank; (b) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; (c) commercial paper not convertible or exchangeable to any other security: (i) for which a recognised trading market exists; (ii) issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State; (iii) which matures within one year after the relevant date of calculation; and

73 (iv) which has a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating; (d) sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent); (e) any investment in money market funds which: (i) have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investors Service Limited; and (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above, to the extent that investment can be turned into cash on not more than 30 days' notice; or (f) any other debt security approved by the Majority Lenders, in each case, to which any member of the Polestar Group is alone (or together with other members of the Polestar Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Polestar Group or subject to any Security (other than Security arising under the Transaction Security Documents). First Test Date means 31 March 2023. Test Date means the First Test Date and on each date falling on the last day of each financial quarter thereafter (and if such date is not a Business Day, the next Business Day thereafter). 20.2 Financial condition On each Test Date, the Borrower shall ensure that the aggregate amount of the Polestar Group Cash, Polestar Group Cash Equivalent Investments and Available Credit available to any member of the Polestar Group (or the equivalent value in EUR) is at least EUR 400,000,000. 20.3 Financial testing The financial covenant set out in clause 20.2 (Financial condition) shall be tested by reference to a Financial Condition Report, which the Borrower shall deliver to the Agent within 7 Business Days following the relevant Test Date. Each Financial Condition Report shall be signed by two Authorised Signatories of the Borrower and include: (a) information used for the basis of the calculation of the financial covenant; (b) all information required to be provided pursuant to clause 19.1(c) (Financial statements); and (c) any notification required to be provided pursuant to clause 19.8(a) (Notification of new Material Subsidiary); and (d) in the case of a Financial Condition Report in respect of the Test Date on or around 30 September in each year:

74 (i) current Group Cash Equivalent Investment (as defined in clause 20.1 (Financial definitions)) (on a consolidated basis); (ii) current Available Credit available to the Group (on a consolidated basis); and (iii) in respect of the indebtedness incurred by Polestar UK and/or the Group from any Shareholder by way of any loans, bonds, notes or other similar instruments, the amount of such indebtedness outstanding at that time, the relevant maturity dates, the names of the lenders and borrowers and the interest rate, in each case calculated as at the end of the previous calendar months of July and August. 21 General Undertakings The undertakings in this clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Participation is in force. 21.1 Authorisations Each Obligor shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) (other than any Material Licence) supply certified copies to the Agent of, any Authorisation required under any law or regulation of a Relevant Jurisdiction to: (i) enable it to perform its obligations under the Finance Documents; (ii) ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and (iii) carry on its business. 21.2 Compliance with laws Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents. 21.3 Negative pledge In this clause 21.3, Quasi-Security means an arrangement or transaction described in paragraph (b) below. (a) No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets (including but not limited to any liens arising out of conditional sale, repo, retention of title or hire- purchase arrangements, repos, consignment or similar arrangements for sale of goods). (b) No Obligor shall (and the Borrower shall ensure that no other member of the Group will):

75 (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms, unless the proceeds from such sale, transfer or disposal are used to prepay a Loan under this Agreement in accordance with clause 7.4 (Voluntary prepayment of Loan); (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. (c) Other than in respect of the Charged Property, paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below: (i) any pledge, mortgage, charge, lien, floating charge or other security interest provided by an Obligor other than the Borrower granted to secure amounts owing under a Floorplan Facility, provided that such amounts received under any such Floorplan Facility or any equivalent amounts, in each case, have been (or will be) applied towards prepayments under the Facility in accordance with clause 7.6 (Mandatory prepayment – Floorplan Financing, insurance proceeds and Sale and Leaseback Transactions); (ii) any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group; (iii) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (iv) any Security over any bank account of the Dutch Obligor in the Netherlands arising in the ordinary course of its banking arrangements and under the general banking conditions (algemene bankvoorwaarden) in favour of the account bank with which such bank account is held; (v) any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of: (A) hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or (B) its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction; (vi) any lien arising by operation of law and in the ordinary course of trading;

76 (vii) any Security or Quasi-Security securing liabilities to part-time retirees (Altersteilzeit), given in order to comply with the requirements of section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or of section 7e of the Fourth Book of the German Social Security Code (Sozialgesetzbuch IV); (viii) any Security or Quasi-Security entered into pursuant to any Finance Document; or (ix) any Sale and Leaseback Transactions, provided that such amounts received under any such transaction or any equivalent amounts, in each case, have been (or will be) applied towards prepayments under the Facility in accordance with clause 7.6 (Mandatory prepayment – Floorplan Financing, insurance proceeds and Sale and Leaseback Transactions). (d) In respect of the Charged Property, paragraphs (a) and (b) above do not apply to any lien arising by operation of law and in the ordinary course of trading. 21.4 Disposal of Charged Vehicles No Obligor shall (and the Borrower shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any Charged Vehicle (as defined the English Security Agreement) earlier than the time specified in clause 18.23(b)(ii) (Legal and beneficial ownership) at which ownership of the Charged Vehicles is expressed to pass from the Borrower. 21.5 Arm's length basis No Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into any transaction with any person (including but not limited to any transaction directly or indirectly relating to its car inventories and transactions between members of the Group) except on arm's length terms and for full market value. 21.6 Reorganisation (a) No Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into any reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise). (b) Paragraph (a) above does not apply to any reorganisation which (each, a Permitted Reorganisation): (i) does not have or is not reasonably likely to have a Material Adverse Effect; (ii) provided no Event of Default is continuing, is a solvent reorganisation which is not resulting from any actual or anticipated financial difficulties and pursuant to which the net assets of any successor entity to an Obligor are not reduced and so long as any payments or assets distributed as a result of such reorganisation are distributed to another Obligor; or (iii) the Majority Lenders have expressly consented to in writing thereof. 21.7 Change of business The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement. 21.8 Environmental compliance Each Obligor shall (and the Borrower shall ensure that each member of the Group will):

77 (a) comply with all Environmental Laws; (b) obtain, maintain and ensure compliance with all requisite Environmental Permits; (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect. 21.9 Environmental Claims Each Obligor shall (through the Borrower), promptly upon becoming aware of the same, inform the Agent in writing of: (a) any Environmental Claim against any member of the Group which is current, pending or threatened; and (b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect. 21.10 Anti-Corruption Laws (a) No Obligor shall (and the Borrower shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach any Anti-Corruption Laws. (b) Each Obligor shall (and the Borrower shall ensure that each other member of the Group will) at all times: (i) conduct its businesses in compliance with Anti-Corruption Laws; (ii) maintain policies and procedures designed to promote and achieve compliance with such laws; and (iii) take all reasonable and prudent steps to ensure that each of its agents, directors, employees and officers comply with such laws. 21.11 Sanctions (a) Each Obligor shall and shall procure that each other member of the Group shall: (i) comply with applicable Sanctions, and not engage in any trade, business or other activities that would be reasonably likely to result in them becoming a Restricted Party or otherwise being subject to Sanctions; (ii) not, and shall not permit or authorise any other person to: (A) directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of any Loan or other transaction(s) contemplated by this Agreement to fund any trade, business or other activities: (1) involving or for the benefit of any Restricted Party or Sanctioned Territory; or

78 (2) in any manner that would be reasonably likely to result in any Obligor or any Lender being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Restricted Party or otherwise being subject to Sanctions; or (iii) not fund all or part of any payment under a Finance Document: (A) out of proceeds derived from trade, business or other activities with a Restricted Party or Sanctioned Territory, or from any action which would be prohibited by applicable Sanctions; or (B) in any manner that would cause any Obligor or Lender to: (1) breach Sanctions (if and to the extent applicable to either of them); or (2) to be reasonably likely to be exposed to the risk of becoming a Restricted Party or otherwise being subject to Sanctions. (b) This undertaking does not apply to any Obligor or any affiliated company of an Obligor having its seat in the European Union or the United Kingdom or being managed from inside the European Union or the United Kingdom, to the extent such representation would result in a breach of the German Act on Foreign Trade (Außenwirtschaftsgesetz), the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or would be contrary to or result in a violation of the provisions of the Blocking Laws. (c) Each Obligor shall and shall ensure that each other member of the Group shall ensure that appropriate controls and safeguards, designed to prevent any breach of compliance with this clause 21.11, are in place. 21.12 Taxation (a) Each Obligor shall (and the Borrower shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (i) such payment is being contested in good faith; (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 19.1 (Financial statements); and (iii) such payment can be lawfully withheld. (b) No member of the Group may change its residence for Tax purposes. 21.13 Insurance (a) Each Obligor shall (and the Borrower shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. (b) All insurances must be with reputable independent insurance companies or underwriters. 21.14 Pari passu ranking

79 Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors (including but not limited to creditors in respect of any Floorplan Facilities) except those creditors whose claims are mandatorily preferred by laws of general application to companies. 21.15 Inventory Upon request by the Agent (acting on the instructions of the Majority Lenders, acting reasonably), the Borrower shall promptly notify the Agent in writing of the transport arrangements in respect of all vehicles the subject of the Transaction Security prior to the commencement of the transportation, such information being at least the name of the relevant vessel and date of departure of such vessel carrying the relevant vehicles. 21.16 Centre of main interests and establishments Each Obligor shall maintain its COMI in its Original Jurisdiction and shall not register any "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction. 21.17 Access Each Obligor shall, and the Borrower shall ensure that each member of the Group will, permit the Agent and/or the Security Agent (and/or if reasonably necessary, any accountants or other professional advisers and contractors of the Agent or Security Agent) free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or the Borrower to: (a) following the occurrence of an Event of Default or where the Lenders reasonably suspect an Event of Default has occurred or is likely to occur, the premises, assets, books, accounts and records of each member of the Group (and to make copies thereof). Any access to the premises of any member of the Group shall be coordinated through the Agent and shall be accompanied by the Group’s personnel; and (b) meet and discuss matters with management of the Group following reasonable notice and at agreed times. 21.18 Maintenance of properties and assets Each Obligor shall maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in a reasonably good working order, repair and condition (excepting for ordinary wear and tear). 21.19 Conditions subsequent – letters of comfort (a) The Borrower shall within 90 days of the date of this Agreement deliver (and shall procure that SNITA Holding B.V. delivers) to the Agent a duly executed copy of a letter of comfort substantially in the form set out in Schedule 14 (Form of SNITA Letter of Comfort) and valid for a period expiring no earlier than the date falling 12 months after the date of this Agreement, and thereafter, shall (at least 5 days prior to the date of any Extension Request) deliver a duly executed copy of a letter of comfort substantially in the form set out in Schedule 14 (Form of SNITA Letter of Comfort) or such other form as the Agent may agree in writing which is valid for a period expiring no earlier than the applicable Extended Termination Date. (b) The Borrower shall within 90 days of the date of this Agreement deliver (and shall procure that PSD Investment Limited delivers) to the Agent a duly executed copy of a letter of comfort substantially in the form set out in Schedule 15 (Form of PSD Letter of Comfort) and valid for a period expiring no earlier than the date falling 12

80 months after the date of this Agreement, and thereafter, shall (at least 5 days prior to the date of any Extension Request) deliver a duly executed copy of a letter of comfort substantially in the form set out in Schedule 15 (Form of PSD Letter of Comfort) or such other form as the Agent may agree in writing which is valid for a period expiring no earlier than the applicable Extended Termination Date. (c) The Borrower shall deliver (and shall procure that each of SNITA Holding B.V. and PSD Investment Limited delivers) a written confirmation and endorsement from each of SNITA Holding B.V. and PSD Investment Limited of the proposed addition to the size of the Facility pursuant to any proposed Accordion Increase at least 15 days prior to the date of the relevant Accordion Increase Request. 21.20 Further assurance (a) Each Obligor shall (and the Borrower shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)): (i) to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or (ii) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security. (b) Each Obligor shall (and the Borrower shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents (including but not limited to perfecting any security assignment made under the English Security Agreement under the jurisdiction of the relevant debtor). 22 Events of Default Each of the events or circumstances set out in clause 22 is an Event of Default (save for clause 22.21 (Acceleration)). 22.1 Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable, unless: (a) its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) payment is made within three (3) Business Days of its due date. 22.2 Financial covenants, information undertakings and conditions subsequent (a) Any requirement of clauses 19 (Information Undertakings), 20 (Financial covenants) or 21.20 (Conditions subsequent - letters of comfort) is not satisfied.

81 (b) No Event of Default under paragraph (a) will occur in relation to failure to satisfy a requirement of clause 19 (Information Undertakings) if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (A) the Agent giving notice to the Borrower; and (B) the Borrower becoming aware of the failure to comply. 22.3 Other obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 22.1 (Non-payment) and clause 22.2 (Financial covenants)). (b) No Event of Default under paragraph (a) will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (A) the Agent giving notice to the Borrower; and (B) the Borrower becoming aware of the failure to comply. 22.4 Misrepresentation Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. 22.5 Cross default (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within 20 days of the later of: (i) such due date; and (ii) the date of expiry of any originally applicable grace period (if any). This paragraph (a) shall not apply in respect of trade receivables which may from time to time be outstanding from any member of the Group for the supply of goods and services to the Borrower and its Group, which are due and payable to any Parent or any of its Affiliates (including any Parent or its Affiliate which is a supplier to the Borrower, including for the avoidance of doubt Asia Euro Automobile Manufacturing (Taizhou) Co. Ltd). (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). This paragraph (b) shall not apply in respect of Financial Indebtedness incurred by any member of the Group from any Shareholder. (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described). (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). (e) No Event of Default will occur under this clause 22.5: (i) in respect of any Financial Indebtedness incurred by the Borrower from Polestar Automotive (Singapore) Pte. Ltd as at the Amendment and Restatement Effective Date; or (ii) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than €15,000,000 (or its equivalent in any other currency or currencies). 22.6 Insolvency

82 (a) A member of the Group: (i) is unable or admits inability to pay its debts as they fall due; (ii) suspends making payments on any of its debts; (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness; or (iv) incorporated in Germany is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the Insolvency Code (Insolvenzordnung) or is overindebted within the meaning of section 19 of the Insolvency Code (Insolvenzordnung). (b) The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities and amounts available under Capital Adequacy Guarantees). (c) The value of the assets of the Group taken as a whole is less than its liabilities (taking into account contingent and prospective liabilities and amounts available under Capital Adequacy Guarantees). (d) A moratorium is declared in respect of any indebtedness of any member of the Group. (e) In this Clause, “Capital Adequacy Guarantee” means any guarantee provided by Polestar UK, whereby Polestar UK undertakes to irrevocably contribute (through its wholly owned subsidiaries Polestar Holding AB and Polestar Automotive (Singapore) Pte Ltd.) upon written request by the Borrower, through capital contribution or otherwise, certain amounts or any amount necessary to ensure that the Borrower’s equity calculated in accordance with the provisions for drawing up a special balance sheet in chapter 25 section 13 in the Swedish Companies Act (Sw: Aktiebolagslagen) at each and all times amounts to at least half of the share capital. 22.7 Insolvency proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor; (ii) a composition, compromise, assignment or arrangement with any creditor of any member of the Group; (iii) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager, receiver-manager, custodian, monitor, trustee or other similar officer in respect of any member of the Group or any of its assets; or (iv) enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction.

83 (b) This clause 22.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement. 22.8 Creditors' process Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group having an aggregate value of EUR15,000,000 and is not discharged within 14 days. 22.9 Failure to comply with court judgment or arbitral award (a) Any member of the Group fails to comply with or pay by the required time any sum due from it under any final judgment or any final order made or given by a court or arbitral tribunal or other arbitral body, in each case of competent jurisdiction. (b) No Event of Default under paragraph (a) above will occur if the aggregate liability under that judgment or order is less than EUR15,000,000 (or its equivalent in any other currency or currencies). 22.10 Ownership of the Obligors An Obligor (other than the Borrower) is not or ceases to be a Subsidiary of the Borrower. 22.11 Unlawfulness and invalidity (a) It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective. (b) Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents. (c) Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective. 22.12 Repudiation and rescission of agreements An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security. 22.13 Cessation of business Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business, unless such business is transferred to another member of the Group. 22.14 Audit qualification The auditors of the Group qualify the audited annual consolidated financial statements of the Borrower. 22.15 Litigation Any litigation, arbitration, administrative, governmental, regulatory or other investigation, proceeding or dispute is commenced or threatened, or any judgement or order of a court, arbitral body or agency is made:

84 (a) in relation to the Finance Documents or the transactions contemplated in the Finance Documents; or (b) otherwise against any member of the Group or its assets (or against the directors of any member of the Group), which (in each case) is reasonably likely to be adversely determined and, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect. 22.16 Expropriation The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets or the shares in that member of the Group (including without limitation the displacement of all or part of the management of any member of the Group). 22.17 Convertibility/Transferability Any foreign exchange law is amended, enacted or introduced or is reasonably likely to be amended, enacted or introduced in Sweden, that (in the opinion of the Majority Lenders): (a) has or is reasonably likely to have the effect of prohibiting, or restricting or delaying in any material respect any payment that any Obligor is required to make pursuant to the terms of any of the Finance Documents; or (b) is materially prejudicial to the interests of the Finance Parties under or in connection with any of the Finance Documents. 22.18 Material Licences (a) Any Material Licence is terminated, cancelled, suspended or revoked (whether wholly or in part). No Event of Default shall occur under this paragraph (a) if: (i) such Event of Default is capable of being remedied; and (ii) such Material Licence is reinstated in full or replaced by a similar Material Licence (as applicable) within ten (10) days of the date of termination, cancellation, suspension or revocation. (b) Any restrictions or conditions are imposed on any Material Licence in a way that is adverse in any material respect to the interests of the relevant member or members of the Group. (c) Any Material Licence is modified or varied in a way that is adverse in any material respect to the interests of the relevant member of the Group. (d) Any Material Licence expires and is not renewed on substantially the same terms. 22.19 Material adverse change Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect. 22.20 Sanctions Any Obligor or any other member of the Group: (a) becomes a Restricted Party; or

85 (b) fails to comply with any Sanctions. 22.21 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders: (a) by notice to the Borrower: (i) cancel the Total Participations whereupon the Total Participations and Facility shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation; (ii) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or (iii) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or (b) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents. 23 Green Loan 23.1 Green Loan – Definitions In this Agreement: European Vehicle Regulation means Regulation (EU) No 168/2013 of the European Parliament and of the Council of 15 January 2013 on the approval and market surveillance of two- or three-wheel vehicles and quadricycles; European Vehicle Emissions Regulations means Directive 2002/24/EC of the European Parliament and of the Council of 18 March 2002 relating to the type-approval of two or three-wheel motor vehicles and repealing Council Directive 92/61/EEC, Directive 2007/46/EC of the European Parliament and of the Council of 5 September 2007 establishing a framework for the approval of motor vehicles and their trailers, and of systems, components and separate technical units intended for such vehicles (Framework Directive) and Directive 2006/126/EC of the European Parliament and of the Council of 20 December 2006 on driving licences (Recast); GLP means the Green Loan Principles published by the Loan Market Association in 2018 (as may be amended, restated, supplemented, modified or varied in any manner from time to time); Green Loan Facility means a facility which is aligned with the GLP and the Green Loan Purpose (and whose borrower complies with all aspects of the GLP); Green Loan Impact Report means a report substantially in the form set out in Schedule 16 (Form of Green Loan Impact Report); Green Loan Purpose means the design and sales of electric, hydrogen, or hybrid vehicles with the below specifications: (a) from and including the date of this Agreement to 31 December 2025:

86 (i) vehicles falling within categories M1 and N1 under the European Vehicle Emissions Regulations; and (ii) producing tailpipe CO2 emissions of less than 50g CO2/km, calculated in accordance with the emission test laid down in the European Vehicle Regulation; and (b) from and including 1 January 2026: (i) vehicles falling within categories L, M1 and N1 under the European Vehicle Emissions Regulations; and (ii) producing tailpipe CO2 emissions equal to 0g CO2/km, calculated in accordance with the emission test laid down in the European Vehicle Regulation; and Green Loan Transaction means a Loan which is aligned with the GLP and the Green Loan Purpose (and whose borrower complies with all aspects thereof). 23.2 Green Loan – Purpose The Borrower shall apply the proceeds of the Facility solely to the financing or refinancing of activities compliant with both the GLP and the Green Loan Purpose, and shall provide the requisite confirmation(s) under this Agreement in respect of its use of proceeds. 23.3 Green Loan – Representations and warranties The Borrower makes the following representations and warranties to each Finance Party on the date of this Agreement: (a) it has obtained all necessary regulatory approvals and authorisations in relation to the Green Loan Purpose; (b) it has provided the Agent with all relevant information necessary (which, in each case, is true and correct as at the date of delivery) for each Lender to evaluate whether the Facility qualifies as a Green Loan Facility or the transaction that the Borrower is applying for qualifies as a Green Loan Transaction; and (c) it is not aware of any matter which will reasonably cause the Lenders not to classify the Facility as a Green Loan Facility or any transaction that the Borrower is applying for or has applied for as a Green Loan Transaction. 23.4 Green Loan – Undertakings The Borrower shall: (a) provide all relevant information to the Agent enable the Lenders to verify and monitor compliance with the GLP in relation to the Facility, and whether any Loan(s) under the Facility have been or are being applied towards the Green Loan Purpose (but without prejudice to the provisions of clause 3.1 (Purpose)); (b) promptly notify the Agent in writing upon becoming aware of any information which may: (i) cause the Lenders (or any Lender) to declassify the Facility as a Green Loan Facility; or (ii) prevent the Lenders (or any Lender) from classifying the Facility as a Green Loan Facility or from classifying a transaction that the Borrower is applying for or has applied for as a Green Loan Transaction; and

87 (c) maintain policies and procedures to enable it to track utilisations under the Green Loan Facility or Green Loan Transaction(s) and monitor and evaluate on an on-going basis that the Green Loan Facility or Green Loan Transaction is being applied towards the Green Loan Purpose; and (d) deliver to the Agent, a Green Loan Impact Report: (i) by 31 May 2022 and thereafter on the date falling on each anniversary of such date (and if such day is not a Business Day, the next Business Day); and/or (ii) promptly upon request by the Agent in writing (if the Majority Lenders, acting reasonably, consider that a Declassification Event has occurred or may occur); and (e) deliver to the Agent, a sustainability report substantially in the form of the report published by the Borrower in 2020, as can be found here: https://reports.polestar.com/media/v0qp2bte/polestar-sustainability-report-2020.pdf by 31 May 2023 and thereafter on the date falling on each anniversary of such date (and if such day is not a Business Day, the next Business Day). The undertakings in this clause 23.4 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Participation is in force. 23.5 Green Loan – Audit (a) If: (i) the Lenders consider it reasonably necessary; or (ii) a breach or likely breach of this Agreement has occurred which, in the opinion of the Lenders (acting reasonably), will result in a Declassification Event occurring or being reasonably likely to occur, then the Lenders may at any time carry out (or arrange for a third party to carry out) any verifications or audits of the records of a Borrower to confirm its compliance with the obligations relating to this clause 23 (Green Loan). For the purposes of sub- paragraph (i) above, the parties agree that it shall always be deemed to be “reasonably necessary” for such verifications or audits (including, without limitation, annual audits) to be carried out where the GLP requires or recommends an audit. (b) The Borrower shall cooperate with the Lenders in good faith to assist the Lenders or third party in carrying out the verification or audit. (c) The costs and expenses incurred in connection with any verification or audit referred to in sub-paragraph (a) shall be solely borne by the Borrower. 23.6 Green Loan – Declassification Event (a) If the Facility (for whatever reason, including the Borrower failing to comply with any provision of this Agreement) no longer constitutes a Green Loan Facility, the Facility shall, with immediate effect, be declassified as a Green Loan Facility (such occurrence being a Declassification Event). (b) The Borrower shall notify the Agent and the Lenders in writing promptly upon becoming aware of the occurrence of a Declassification Event. (c) Notwithstanding any other provision of this Agreement, on and after the date of the Declassification Event, neither the Borrower nor any member of the Group shall refer

88 to the Facility or any Loan as a Green Loan Facility or Green Loan Transaction (as the case may be): (i) in any future financial statements or annual report (if applicable), to the extent that these are publicly available; (ii) on the Group’s website; or (iii) in any regulatory news service announcement (or similar public announcement). 23.7 Green Loan – Limitation of responsibility (a) The Borrower and members of the Group are solely responsible for ensuring that they fulfil the standards required for any Green Loan Purpose, certification, accreditation, or concession in connection with its business activities. (b) The Mandated Lead Arrangers, the Agent, the Structuring Bank and the Security Agent shall have no obligations of any kind to any Party in relation to fulfilment of the standards referred to in sub-paragraph (a) above.

89 SECTION 9 CHANGES TO PARTIES 24 Changes to the Lenders 24.1 Assignments and transfers by the Lenders (a) Subject to this clause 24, a Lender (the Existing Lender) may: (i) assign its rights in full; or (ii) transfer by novation its rights and obligations in full, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including but not limited to any of the Existing Lender’s Affiliates, but in each case excluding any member of the Group or nominee for any member of the Group) (the New Lender). (b) Subject to paragraph (c) below, the Borrower’s consent shall only be required for (and if such consent is required, shall be provided to the relevant Existing Lender in respect of) any assignment or transfer contemplated by paragraph (a) above if the proposed New Lender is any of the following entities: (i) any entity which is, or is materially similar to, a hedge fund which has been established primarily for the purpose of acquiring distressed debt, or manufacturer of vehicles (other than any Parent or its affiliates); or (ii) any entity which is controlled by a person referred to in sub-paragraph (i) above. (c) No Borrower consent shall be required under paragraph (b) above if an Event of Default has occurred. 24.2 Conditions of assignment or transfer (a) Each Existing Lender shall provide the Borrower (through the Agent) at least 21 days’ prior notice of the intended assignment or transfer (as applicable) (the Notice Period) of its rights and/or obligations (the Existing Participation). If, within the Notice Period, the Borrower notifies the Agent that: (i) an Alternative Transferee (or any of its Affiliates, as applicable) is willing to acquire the Existing Participation; or (ii) it elects to prepay all amounts outstanding under the Existing Participation or cancel the Existing Participation, then: (iii) where sub-paragraph (i) applies, the Alternative Transferee (or any of its Affiliates, as applicable) shall be specified as the “New Lender” in the relevant Assignment Agreement or Transfer Certificate (as applicable) and, subject to satisfaction of the conditions in sub-paragraphs (b) and (c) below, the assignment or transfer shall be made to such Alternative Transferee upon the later of: (A) the expiry of the Notice Period; or

90 (B) five (5) Business Days’ after the Agent notifies the Existing Lender and the Alternative Transferee (or any of its Affiliates, as applicable) of the completion of the checks required to be performed under sub- paragraph (c)(ii) below; and (iv) where sub-paragraph (ii) applies, clause 7.3 (Voluntary cancellation) or clause 7.4 (Voluntary prepayment of Loans) shall apply as applicable, provided that: (A) in each case, the notice periods referred to in each of clauses 7.3 or 7.4 will be deemed to have been made or to have occurred, and without regard to any minimum amounts specified in such clauses; and (B) in the case of any voluntary prepayment to be made under clause 7.4, the Borrower shall prepay the whole (and not a part) of all amounts outstanding under the Existing Participation; and (v) if the assignment or transfer in paragraph (a)(iii) fails (for whatever reason) to occur, then clause 7.4 (Voluntary prepayment of Loans) shall apply as though the notice therein had occurred, and without regard to any minimum amounts specified in such clause. (b) Paragraph (a) above shall not apply if: (i) an Event of Default has occurred; (ii) the proposed New Lender has already been named as an Alternative Transferee (or is an Affiliate of such entity, as applicable) in the Borrower’s latest notification to the Lenders regarding the same; or (iii) the proposed New Lender is an Affiliate of an Existing Lender. (c) An assignment will only be effective on: (i) receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender; (ii) performance by the Agent of all necessary know your customer or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and (iii) receipt by the Agent of a US tax withholding certificate (or, alternatively, other evidence satisfactory to the Agent) confirming FATCA compliance of the New Lender pursuant to paragraph (e) of clause 12.7 (FATCA Information). For the avoidance of doubt, and pursuant to paragraph (h) of clause 12.7 (FATCA Information), the Agent may rely on such US tax withholding certificate or other evidence from each Lender without further verification, and the Agent shall not be liable for any action taken by it in respect of such US tax withholding certificate or other evidence under or in connection with paragraph (e), (f) or (g) of clause 12.7 (FATCA Information). (d) A transfer will only be effective if the procedure set out in clause 24.5 (Procedure for transfer) is complied with. (e) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on

91 behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 24.3 Assignment or transfer fee The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD 2,000. 24.4 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents; (ii) the financial condition of any Obligor; (iii) the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Transaction Security; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Participation is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 24; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise. 24.5 Procedure for transfer (a) Subject to the conditions set out in clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer

92 Certificate. The Obligors and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf, without any consultation with them (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has: (i) complied with all necessary know your customer or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender; and (ii) received a US tax withholding certificate (or, alternatively, other evidence satisfactory to the Agent) confirming FATCA compliance of the New Lender pursuant to paragraph (d) of clause 12.7 (FATCA Information). For the avoidance of doubt, and pursuant to paragraph (h) of clause 12.7 (FATCA Information), the Agent may rely on such US tax withholding certificate or other evidence from each Lender without further verification, and the Agent shall not be liable for any action taken by it in respect of such US tax withholding certificate or other evidence under or in connection with paragraph (e), (f) or (g) of clause 12.7 (FATCA Information). (c) Subject to clause 24.9 (Pro rata interest settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the Discharged Rights and Obligations); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, each Mandated Lead Arranger, the Structuring Bank, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, each Mandated Lead Arranger, the Structuring Bank, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a Lender. 24.6 Procedure for assignment (a) Subject to the conditions set out in clause 24.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

93 (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. (c) Subject to clause 24.9 (Pro rata interest settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and (iii) the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations. (d) Lenders may utilise procedures other than those set out in this clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clause 24.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 24.2 (Conditions of assignment or transfer). 24.7 Copy of Transfer Certificate or Assignment Agreement to Borrower The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement. 24.8 Security over Lenders' rights In addition to the other rights provided to Lenders under this clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and (b) any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 24.9 Pro rata interest settlement

94 (a) If the Agent has notified the Lenders that it is able to distribute interest payments on a pro rata basis to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 24.5 (Procedure for transfer) or any assignment pursuant to clause 24.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and (ii) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts. (b) In this clause 24.9 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees. (c) An Existing Lender which retains the right to the Accrued Amounts pursuant to this clause 24.9 but which does not have a Participation shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents. 25 Changes to the Obligors 25.1 Assignments and transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 25.2 Additional Guarantors (a) Subject to clauses 19.8 (Notification of new Material Subsidiary) and 19.12(c) (Know your customer checks), the Agent may from time to time request that any of the Borrower’s Material Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if: (i) the Borrower delivers to the Agent a duly completed and executed Accession Letter; and (ii) the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent. (b) The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

95 (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 25.3 Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

96 SECTION 10 THE FINANCE PARTIES 26 Role of the Agent, the Mandated Lead Arrangers and the Structuring Bank 26.1 Appointment of the Agent (a) Each of the Mandated Lead Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each of the Mandated Lead Arrangers and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. 26.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

97 (g) The Agent shall act on the instructions of a Lender provided in connection with any split of its Participation under clause 36.4 (Split voting) and shall not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with such instructions. 26.3 Duties of the Agent (a) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Accordion Increase Confirmation. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, participation fee or other fee payable to a Finance Party (other than the Agent, the Mandated Lead Arrangers, the Structuring Bank or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 26.4 Role of the Mandated Lead Arrangers and Structuring Bank Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers and Structuring Bank have no obligations of any kind to any other Party under or in connection with any Finance Document. Each Obligor and Finance Party confirms that it has taken its own independent legal, accounting, tax, financial and any other necessary advice in relation to any transaction under the Finance Documents and does not and will not rely on any statements or representations of the Mandated Lead Arrangers or the Structuring Bank or any of their officers, directors and affiliates or any of their advisors as to the legal, accounting, tax, financial or other implications whatsoever. 26.5 No fiduciary duties (a) Nothing in any Finance Document constitutes the Agent, the Mandated Lead Arrangers or the Structuring Bank as a trustee or fiduciary of any other person. (b) None of the Agent, the Mandated Lead Arrangers and the Structuring Bank shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 26.6 Business with the Group The Agent, the Mandated Lead Arrangers and Structuring Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

98 26.7 Rights and discretions (a) The Agent may rely on: (i) any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under clause 22.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent and the Structuring Bank may act in relation to the Finance Documents through its officers, employees and agents. (g) Unless a Finance Document expressly provides otherwise the Agent and the Structuring Bank may disclose to any other Party any information it reasonably believes it has received as agent (or structuring bank, as applicable) under this Agreement.

99 (h) Without prejudice to the generality of paragraph (g) above, the Agent: (i) may disclose; and (ii) on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of any Defaulting Lender and/or Declining Lender to the Borrower and to the other Finance Parties. (i) Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Mandated Lead Arrangers and the Structuring Bank are obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (j) Notwithstanding any provision of any Finance Document to the contrary, the Agent and the Structuring Bank are not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 26.8 Responsibility for documentation None of the Agent, the Mandated Lead Arrangers and the Structuring Bank are responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arrangers, the Structuring Bank, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into made or executed in anticipation of, under or in connection with any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 26.9 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 26.10 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent and the Structuring Bank), the Agent and the Structuring Bank will not be liable for:

100 (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or the Structuring Bank, as applicable) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this paragraph (b) subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent, the Mandated Lead Arrangers or the Structuring Bank to carry out: (i) any know your customer or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent, the Mandated Lead Arrangers and the Structuring Bank that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Mandated Lead Arrangers or the Structuring Bank.

101 (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 26.11 Lenders' indemnity to the Agent Each Lender shall (in proportion to its Pro Rata Share) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence in relation to any FATCA related liability or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 30.10 (Disruption to payment systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). 26.12 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower. (b) Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent. If the Agent is removed by the Majority Lenders, then shall be at the cost of the Lenders. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent. (d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this clause 26 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. (e) The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (f) The Agent's resignation notice shall only take effect upon the appointment of a successor.

102 (g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of clause 14.3 (Indemnity to the Agent) and this clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (h) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above. 26.13 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) In acting as structuring bank in this Agreement, the Structuring Bank shall be regarded as acting through its transaction team which shall be treated as a separate entity from any other of its divisions or departments. (c) If information is received by another division or department of the Agent (or the Structuring Bank, as applicable), it may be treated as confidential to that division or department and the Agent (or the Structuring Bank, as applicable) shall not be deemed to have notice of it. 26.14 Relationship with the Lenders (a) Subject to clause 24.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may, by notice to the Agent, appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 32.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of clause 32.2 (Addresses) and paragraph (a)(ii) of clause 32.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

103 26.15 Credit appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Mandated Lead Arrangers and the Structuring Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; (d) the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, each Mandated Lead Arranger, the Structuring Bank, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property. 26.16 Agent's management time Where a Default has occurred or is (in the Majority Lenders’ opinion) likely to occur, any amount payable to the Agent under clause 14.3 (Indemnity to the Agent), clause 16 (Costs and expenses) and clause 26.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 11 (Fee Letters). 26.17 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 26.18 Amounts paid in error (a) If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

104 (b) Neither: (i) the obligations of any Party to the Agent; nor (ii) the remedies of the Agent, (whether arising under this clause 26.18 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party). (c) All payments to be made by a Party to the Agent (whether made pursuant to this clause 26.18 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. (d) In this Agreement, "Erroneous Payment" means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error. 27 The Security Agent 27.1 Security Agent as trustee (a) The Security Agent declares that it holds the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement. (b) Each of the Agent, the Mandated Lead Arrangers, the Structuring Bank and each Lender authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. 27.2 Parallel debt (covenant to pay the Security Agent) (a) Notwithstanding any other provision of this Agreement, the Borrower hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by the Borrower to each of the Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting the Borrower, to preserve its entitlement to be paid that amount. (b) The Security Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under this clause 27.2 irrespective of any discharge of the Borrower's obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Borrower, to preserve their entitlement to be paid those amounts. (c) Any amount due and payable by the Borrower to the Security Agent under this clause 27.2 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by the Borrower to the other Secured Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this clause 27.2.

105 27.3 Enforcement through Security Agent only The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent. 27.4 Instructions (a) The Security Agent shall: (i) subject to paragraphs (d) and (e) below exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by Agent; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders in accordance with instructions given to it by that Lender or group of Lenders). (b) The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary intention appears in the relevant Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties. (d) Paragraph (a) above shall not apply: (i) where a contrary indication appears in this Agreement; (ii) where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action; (iii) in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, clauses 27.7 (No duty to account) to clause 27.12 (Exclusion of liability), clause 27.15 (Confidentiality) to clause 27.21 (Custodians and nominees) and clause 27.24 (Acceptance of title) to clause 27.28 (Disapplication of Trustee Acts); or (iv) in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of: (A) clause 27.29 (Order of application); and (B) clause 27.32 (Permitted deductions). (e) If giving effect to instructions given by the Agent on behalf of the Majority Lenders would (in the Security Agent's opinion) have an effect equivalent to an amendment or waiver which is subject to clause 36.2 (All Lender matters), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

106 (f) In exercising any discretion to exercise a right, power or authority under the Finance Documents where either: (i) it has not received any instructions as to the exercise of that discretion; or (ii) the exercise of that discretion is subject to paragraph (d)(iv) above, the Security Agent shall do so having regard to the interests of all the Secured Parties. (g) The Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions. (h) Without prejudice to the provisions of the remainder of this clause 27.4, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate. 27.5 Duties of the Security Agent (a) The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) The Security Agent shall promptly: (i) forward to the Agent a copy of any document received by the Security Agent from any Obligor under any Finance Document; and (ii) forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party. (c) The Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (d) If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Agent. (e) The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 27.6 No fiduciary duties to Obligors Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor. 27.7 No duty to account The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account. 27.8 Business with the Group The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

107 27.9 Rights and discretions (a) The Security Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Agent, Majority Lenders, the Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; (B) unless it has received notice of revocation, that those instructions have not been revoked; and (C) if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Security Agent shall be entitled to carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Agent to the Lenders. (c) The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent for the Secured Parties) that: (i) no Default has occurred; (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice made by the Obligors’ Agent is made on behalf of and with the consent and knowledge of all the Obligors. (d) The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (e) Without prejudice to the generality of paragraph (d) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Lenders and/or the Agent) if the Security Agent in its reasonable opinion deems this to be necessary. (f) The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

108 (g) The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Agent's, Receiver's or Delegate's (as the case may be) gross negligence or wilful misconduct. (h) Unless a Finance Document expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement. (i) Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (j) Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 27.10 Responsibility for documentation None of the Security Agent, any Receiver nor any Delegate is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or (c) any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 27.11 No duty to monitor The Security Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 27.12 Exclusion of liability

109 (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct; (ii) exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct; (iii) any shortfall which arises on the enforcement or realisation of the Transaction Security; or (iv) without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Security Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act. (c) Nothing in this Agreement shall oblige the Security Agent to carry out: (i) any know your customer or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any other Secured Party, on behalf of any other Secured Party and each other Secured Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

110 (d) Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages. 27.13 Lenders' indemnity to the Security Agent (a) Each Lender shall (in the proportion of its Pro Rata Share), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence in relation to any FATCA related liability or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 30.10 (Disruption to payment systems etc.), notwithstanding the Security Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Security Agent) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document). (b) Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above. (c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor. 27.14 Resignation of the Security Agent (a) The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Obligors’ Agent. If the Security Agent is removed by the Majority Lenders, then this shall be at the cost of the Lenders. (b) Alternatively the Security Agent may resign by giving 30 days' notice to the Lenders and the Obligors’ Agent, in which case the Majority Lenders may appoint a successor Security Agent. (c) If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Agent) may appoint a successor Security Agent. (d) If the Security Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as security agent and the Security Agent is entitled to appoint a successor under paragraph (c) above, the Security Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Security Agent to become a party to this Agreement as Security Agent) agree with the proposed successor Agent

111 amendments to this clause 27 and any other term of this Agreement dealing with the rights or obligations of the Security Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonably amendments to the security agency fee payable under this Agreement which are consistent with the successor Security Agent's normal fee rates and those amendments will bind the Parties. (e) The retiring Security Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (f) The Security Agent's resignation notice shall only take effect upon: (i) the appointment of a successor; and (ii) the transfer of all the Transaction Security to that successor. (g) Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of clause 27.26 (Winding up of trust) and paragraph (e) above) but shall remain entitled to the benefit of this clause 27 and clause 14.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party. (h) The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrower. 27.15 Confidentiality (a) In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it. (c) Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. 27.16 Information from the Lenders Each Lender shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. 27.17 Credit appraisal by the Secured Parties

112 Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; (c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; (d) the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property. 27.18 Reliance and engagement letters The Security Agent may obtain and rely on any certificate or report from any Obligor's auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor's liability and the extent to which that certificate or report may be relied on or disclosed). 27.19 No responsibility to perfect Transaction Security The Security Agent shall not be liable for any failure to: (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property; (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security; (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security; (d) take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or (e) require any further assurance in relation to any Transaction Security Document.

113 27.20 Insurance by Security Agent (a) The Security Agent shall not be obliged: (i) to insure any of the Charged Property; (ii) to require any other person to maintain any insurance; or (iii) to verify any obligation to arrange or maintain insurance contained in any Finance Document. and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance. (b) Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request. 27.21 Custodians and nominees The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person. 27.22 Delegation by the Security Agent (a) Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such. (b) That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties. (c) No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate. 27.23 Additional Security Agents (a) The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it: (i) if it considers that appointment to be in the interests of the Secured Parties; or (ii) for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or (iii) for obtaining or enforcing any judgment in any jurisdiction,

114 and the Security Agent shall give prior notice to the Borrower and the Secured Parties of that appointment. (b) Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment. (c) The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent. 27.24 Acceptance of title The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title. 27.25 Releases Upon a disposal of any of the Charged Property pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable. 27.26 Winding up of trust If the Security Agent, with the approval of the Agent, determines that: (a) all of the Secured Obligations and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and (b) no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then: (i) the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and (ii) any Security Agent which has resigned pursuant to clause 27.14 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document. 27.27 Powers supplemental to Trustee Acts The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise. 27.28 Disapplication of Trustee Acts

115 Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act. 27.29 Order of application All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Documents, under clause 27.2 (Parallel debt (covenant to pay the Security Agent)), or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority: (a) in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to clause 27.2 (Parallel debt (covenant to pay the Security Agent)), any Receiver or any Delegate; (b) in payment or distribution to the Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with clause 30.5 (Partial payments); (c) if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and (d) the balance, if any, in payment or distribution to the relevant Obligor. 27.30 Investment of proceeds Prior to the application of the proceeds of the Transaction Security in accordance with clause 27.29 (Order of application) the Security Agent may, at its discretion, hold all or part of those proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent's discretion in accordance with the provisions of clause 27.29 (Order of application). 27.31 Currency conversion (a) For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received. (b) The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion. 27.32 Permitted deductions The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may

116 be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement). 27.33 Good discharge (a) Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Lenders and any distribution or payment made in that way shall be a good discharge, to the extent of that payment or distribution, by the Security Agent. (b) The Security Agent is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated. 27.34 Amounts received by Obligors If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust (on behalf of) for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement. 27.35 Application and consideration In consideration for the covenants given to the Security Agent by each Obligor in relation to clause 27.2 (Parallel debt (covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this clause 27. 28 Conduct of business by the Finance Parties No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 29 Sharing among the Finance Parties 29.1 Payments to Finance Parties If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 30 (Payment mechanics) or clause 27.29 (Order of application) to and including clause 27.35 (Application and consideration) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 30

117 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 30.5 (Partial payments). 29.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 30.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties. 29.3 Recovering Finance Party's rights On a distribution by the Agent under clause 29.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 29.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. 29.5 Exceptions (a) This clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

118 SECTION 11 ADMINISTRATION 30 Payment Mechanics 30.1 Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies. 30.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 30.3 (Distributions to an Obligor) and clause 30.4 (Clawback and pre- funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party). 30.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 30.4 Clawback and pre-funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (i) the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

119 (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 30.5 Partial payments (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid amounts owing to the Agent or the Security Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 30.6 No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 30.7 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 30.8 Currency of account (a) Subject to paragraphs (b) and (c) below, EUR is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (c) Any amount expressed to be payable in a currency other than EUR shall be paid in that other currency. 30.9 Change of currency

120 (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 30.10 Disruption to payment systems etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 36 (Amendments and Waivers); (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 30.10; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 31 Set-Off A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies,

121 the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 32 Notices 32.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or electronic communication (including electronic mail). 32.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Borrower or any Obligor, that identified with its name below; (b) in the case of each Lender or any Additional Guarantor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Agent or the Security Agent, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice. For the Agent and Security Agent: Standard Chartered Bank Address: 6th Floor, 1 Basinghall Avenue, London, EC2V 5DD Fax: +4420 7885 9728 Attention: Asset Servicing manager Email: Loans.AgencyUK@sc.com For the Original Lenders: Standard Chartered Bank Address: Standard Chartered Bank, 2nd Floor, 1 Basinghall Avenue, London, EC2V 5DD Attention: [***] Email: [***] Nordea Bank Abp, filial i Sverige

122 Address: Smålandsgatan 15-17, 105 71 Stockholm Attention: [***] Email: [***] Citibank Europe Plc Address: C/O Citibank Europe Plc Ireland, London Trade Operations Citigroup Centre 1, 14th Floor, 33 Canada Square, London E14 5LB, United Kingdom Attention: [***] Mail drop: [***] Email: [***] ING Belgium SA/NV Address: Avenue Marnixlaan 24, B-1000 Brussels, Belgium Tel: [***] Attention: [***] Email: [***] For the Borrower: Polestar Performance AB Address: Assar Gabrielssons väg 9, Göteborg, SE-405 31, Sweden Attention: [***] Email: [***] with a copy to legal@polestar.com For the Original Guarantors: Polestar Automotive Germany GmbH Address: Erftstraße, 50672 Köln, Germany E-mail: [***] Attention: [***]

123 Copy: Polestar Treasury E-mail: treasury@polestar.com Address: Assar Gabrielssons väg 9, 40531 Gothenburg, Sweden Copy: Polestar Legal E-mail: legal@polestar.com Address: Assar Gabrielssons väg 9, 40531 Gothenburg, Sweden Polestar Automotive Norway AS Address: Snarøyveien 32, 1364 Fornebu, Norway E-mail: [***] Attention: [***] Copy: Polestar Treasury E-mail: treasury@polestar.com Address: Assar Gabrielssons väg 9, 40531 Gothenburg, Sweden Copy: Polestar Legal E-mail: legal@polestar.com Address: Assar Gabrielssons väg 9, 40531 Gothenburg, Sweden Polestar Automotive Sweden AB Address: Assar Gabrielssons väg 9, 40531 Gothenburg, Sweden E-mail: [***] Attention: [***] Copy: Polestar Treasury E-mail: treasury@polestar.com Address: Assar Gabrielssons väg 9, 40531 Gothenburg, Sweden

124 Copy: Polestar Legal E-mail: legal@polestar.com Address: Assar Gabrielssons väg 9, 40531 Gothenburg, Sweden Polestar Automotive USA Inc. Address: 777 MacArthur Blvd., Mahwah, NJ, 07430 USA E-mail: [***] Attention: [***] Copy: Polestar Treasury E-mail: treasury@polestar.com Address: Assar Gabrielssons väg 9, 40531 Gothenburg, Sweden Copy: Polestar Legal E-mail: legal@polestar.com Address: Assar Gabrielssons väg 9, 40531 Gothenburg, Sweden Polestar Automotive UK Limited Address: Li Close Ansty Park, Ansty, Coventry, England, CV7 9RF Polestar Automotive Netherlands B.V. Address: Stationsweg 2, 4153 RD Beesd, Netherlands E-mail: [***] Attention: [***] Copy: Polestar Treasury E-mail: treasury@polestar.com Address: Assar Gabrielssons väg 9, 40531, Gothenburg, Sweden

125 Copy: Polestar Legal E-mail: legal@polestar.com Address: Assar Gabrielssons väg 9, 40531 Gothenburg, Sweden 32.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of fax, when received in legible form; (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or (iii) if by way of electronic mail, when received in readable form, and, if a particular department or officer is specified as part of its address details provided under clause 32.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or Security Agent's signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Agent. (d) Any communication or document made or delivered to the Obligors’ Agent in accordance with this clause will be deemed to have been made or delivered to each of the Obligors. (e) Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 32.4 Notification of address and fax number Promptly upon changing its address or fax number, the Agent shall notify the other Parties. 32.5 Electronic communication (a) Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice. (b) Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

126 (c) Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose. (d) Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (e) Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this clause 32.5. (f) The Borrower shall indemnify the Agent and (if communicating directly with any other Finance Party, such Finance Party) the Agent’s and any such Finance Party’s officers, directors, agents, representatives and employees (each, an Indemnified Person) in respect of all actions, proceedings, costs, claims, demands, expenses or losses of any nature (direct or indirect, but always documented) which such Indemnified Person may suffer, incur or sustain as a consequence of (i) accepting and/or acting upon any such electronic communication made under paragraph (a), except to the extent that any such losses are caused by that Indemnified Person's wilful misconduct, fraud or gross negligence. 32.6 English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 33 Calculations and Certificates 33.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 33.2 Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 33.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of

127 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice). 34 Partial Invalidity If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 35 Remedies and Waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 36 Amendments and Waivers 36.1 Required consents (a) Subject to clause 36.2 (All Lender matters) and clause 36.3 (Other exceptions), any term of the Finance Documents (other than the Mandate Letter and the Fee Letters) may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 36. (c) Paragraph (c) of clause 24.9 (Pro rata interest settlement) shall apply to this clause 36. 36.2 All Lender matters Subject to clauses 36.4 (Replacement of Screen Rate) and 36.7 (Disenfranchisement of Defaulting Lenders), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to: (a) the definition of “Majority Lenders”, “Restricted Party”, “Sanctions”, “Sanctions Authority” and/or “Sanctions List” in clause 1.1 (Definitions); (b) an extension to the date of payment of any amount under the Finance Documents; (c) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (d) a change in currency of payment of any amount under the Finance Documents; (e) an increase in any Participation or the Total Participations, an extension of the Availability Period or any requirement that a cancellation of Participations reduces the Participations of the Lenders rateably under the Facility (excluding, where not relevant to such Lenders, any increase pursuant to an Accordion Increase); (f) a change to the Borrower or (other than in accordance with clause 25 (Changes to the Obligors)) the Guarantors;

128 (g) any provision which expressly requires the consent of all the Lenders; (h) clause 18.15 (No breach of laws), clause 18.18 (Anti-Corruption Laws), clause 18.19 (Sanctions), clause 21.10 (Anti-Corruption Laws), or clause 21.11 (Sanctions) or any requirement that any counterparty not be a Restricted Party; (i) clause 2.2 (Finance Parties' rights and obligations), clause 5.1 (Delivery of a Utilisation Request), clause 7.1 (Illegality), clause 7.2 (Change of control), clause 7.11 (Application of prepayments), clause 24 (Changes to the Lenders), clause 25 (Changes to the Obligors), clause 29 (Sharing among the Finance Parties), this clause 36, the governing law of any Finance Document or clause 42.1 (Jurisdiction); (j) the nature or scope of: (i) the guarantee and indemnity granted under clause 17 (Guarantee and indemnity); (ii) the Charged Property; or (iii) the manner in which the proceeds of enforcement of the Transaction Security are distributed; or (k) the release of any guarantee and indemnity granted under clause 17 (Guarantee and indemnity) or of any Transaction Security, shall not be made without the prior consent of all the Lenders. 36.3 Other exceptions An amendment or waiver which relates to the rights or obligations of the Agent or the Mandated Lead Arrangers, the Structuring Bank or the Security Agent (each in their capacity as such) may not be effected without the consent of the Agent, the Mandated Lead Arrangers, the Structuring Bank or the Security Agent, as the case may be. 36.4 Split voting (a) For the purposes of responding (or failing to respond) to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of the Lenders under the terms of this Agreement, a Lender may split its Participation into any number of portions and may respond (or fail to respond) or otherwise exercise its rights in respect of each such individual portion on a several basis. (b) If a Lender exercises its rights under paragraph (a) above in respect of any part of its Participation, such Lender shall notify the Agent of the portions into which it has split its Participation. 36.5 Replacement of Screen Rate (a) Subject to clause 36.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to the Screen Rate for euro, the Agent (acting on the instructions of the Majority Lenders) and the Borrower shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in relation to euro in place of that Screen Rate as soon as practicable after the occurrence of such Screen Rate Replacement Event. Any amendment or waiver which relates to: (i) providing for the use of a Replacement Benchmark in relation to euro in place of the Screen Rate; and (ii)

129 (A) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (B) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Benchmark; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower. (b) In this clause 36.5: Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. Replacement Benchmark means a benchmark rate which is: (A) formally designated, nominated or recommended as the replacement for the Screen Rate by: (1) the administrator of the Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or (2) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (2) above; (B) in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or (C) in the opinion of the Majority Lenders and the Borrower, an appropriate successor to the Screen Rate. Screen Rate Replacement Event means: (A) the methodology, formula or other means of determining the Screen Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed; (B)

130 (1) (I) the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (II) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate; (2) the administrator of the Screen Rate publicly announces that it has ceased or will cease to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate; (3) the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; or (4) the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; or (C) the administrator of the Screen Rate determines that the Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (1) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or (2) the Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than four (4) weeks; or (D) in the opinion of the Majority Lenders and the Borrower, the Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. 36.6 Excluded Participations If: (a) any Lender becomes a Defaulting Lender otherwise than because of paragraph (a) of the definition of “Defaulting Lender” and fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within three (3) Business Days of that request being made; or (b) any Lender which is not a Defaulting Lender fails to respond to a request in paragraph (a) above, clause 36.5 (Replacement of Screen Rate) or such a vote in each case in respect of any portion of its Participation within three (3) Business Days of that request being made, in the case of paragraphs (a) and (b), unless, in either case, the Borrower and the Agent agree to a longer time period in relation to any request; or (c) any Lender becomes a Defaulting Lender pursuant to paragraph (a) of the definition of “Defaulting Lender”; or

131 (d) any Lender becomes a Declining Lender, then: (i) its Participations (or, in the case only paragraph (c) above applies, the portion of its Participation(s) in respect of which it failed to make available its Participations pursuant to paragraph (a) of the definition of Defaulting Lender) shall not be included for the purpose of calculating the Total Participations under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Participations has been obtained to approve that request; and (ii) its status as a Lender in respect of its Participations (or, in the case only paragraph (c) above applies, the portion of its Participation(s) in respect of which it failed to make available its Participations pursuant to paragraph (a) of the definition of Defaulting Lender) shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 36.7 Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Participations, in ascertaining: (i) the Majority Lenders; or (ii) whether: (A) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Participations under the Facility; or (B) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Participations under the Facility will (subject to paragraph (b) below) be reduced by the amount of its Available Participations under the Facility and, to the extent that that reduction results in that Defaulting Lender's Total Participations being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above. (b) For the purposes of voting, the amount of reduction of the Defaulting Lender’s Available Participations as specified in paragraph (a) above shall be amended as follows: (i) in cases where a Lender only becomes a Defaulting Lender pursuant to paragraph (a) of the definition of “Defaulting Lender”, only in respect of which such Lender has failed to make its Participations available pursuant to paragraph (a) of the definition of Defaulting Lender; and (ii) in cases other than where paragraph (b)(i) applies, and where a Lender has split its Participations in accordance with clause 36.4 (Split voting), only in respect of the portion of its Participations which such Lender does not and continues not to consent or agree to the relevant consent, waiver, amendment or other vote. 36.8 Replacement of a Defaulting Lender (a) The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving ten (10) Business Days' prior written notice to the Agent and such Lender, replace such Lender (or, as the context may require, a portion of its Participation) by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer:

132 (i) where that Lender has split its Participations in accordance with clause 36.4 (Split voting), all (and not part only) of its rights and obligations under this Agreement which relate to the portion of its Participation that is attributable to that Lender being a Defaulting Lender; and (ii) where that Lender has not split its Participations in accordance with clause 36.4 (Split voting), all (and not part only) of its rights and obligations under this Agreement, in each case, to a New Lender pursuant to and in accordance with clause 24.1 (Assignments and transfers by the Lenders). (c) Any transfer of all or part of the rights, obligations and Participations of a Defaulting Lender pursuant to this clause 36.8 shall be subject to the following conditions: (i) the Borrower shall have no right to replace the Agent or Security Agent; (ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a replacement New Lender; (iii) in the event of a replacement of all or part of a Defaulting Lender’s Participations, such replacement must take place no later than 15 Business Days after the date on which that Lender is deemed a Defaulting Lender in respect of all or part of its Participations; and (iv) in no event shall the Defaulting Lender be required to pay or surrender to the New Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents. (d) The Defaulting Lender shall perform the checks described in clause 24.2(c)(ii) (Conditions of assignment or transfer) as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 37 Confidential Information 37.1 Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 37.2 (Disclosure of Confidential Information) and clause 37.4 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 37.2 Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its (or another Finance Party’s) Affiliates and Related Funds (including head offices and any branches) and any of its or their officers, directors, employees, professional advisers, auditors, partners, insurers, insurance brokers, service providers and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person:

133 (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents (or any document between such Finance Party and any member of their group) or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents (or any document between such Finance Party and any member of the Group and any member of that Finance Party’s group) and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of clause 26.14 (Relationship with the Lenders)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above; (v) to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, quasi-governmental, banking, taxation, supervisory or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 24.8 (Security over Lenders' rights); (viii) who is a Party; or (ix) with the consent of the Borrower, in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature

134 and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors. 37.3 Disclosure in respect of banking secrecy obligations Each Obligor expressly and irrevocably consents to any disclosure of Confidential Information made pursuant to clause 37.2 (Disclosure of Confidential Information) and releases each Finance Party from any applicable banking secrecy obligations. 37.4 Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) clause 41 (Governing law); (vi) the names of the Agent and the Mandated Lead Arrangers; (vii) date of each amendment and restatement of this Agreement; (viii) amount of Total Participations; (ix) currency of the Facility; (x) type of revolving credit Facility; (xi) ranking of Facility; (xii) Termination Date for the Facility; (xiii) changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and (xiv) such other information agreed between such Finance Party and the Borrower,

135 to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) Each Obligor represents that none of the information set out in paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information. 37.5 Publicity and announcements Subject to any regulatory obligation applicable to the Borrower or any other person, the Borrower and the Lenders shall cooperate to agree in advance any publicity regarding the Facility prior to such publicity being released. 37.6 Entire agreement This clause 37 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 37.7 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 37.8 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of clause 37.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this clause 37. 37.9 Continuing obligations The obligations in this clause 37 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Participations have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 38 Confidentiality of Funding Rates 38.1 Confidentiality and disclosure

136 (a) The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below. (b) The Agent may disclose: (i) any Funding Rate to the Borrower pursuant to clause 8.4 (Notifications); and (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender. (c) The Agent and each Obligor may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price- sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person with the consent of the relevant Lender. 38.2 Related obligations (a) The Agent and each Obligor acknowledge that each Funding Rate is or may be price- sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose. (b) The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of clause 38.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this clause 38. 38.3 No Event of Default No Event of Default will occur under clause 22.3 (Other obligations) by reason only of an Obligor's failure to comply with this clause 38.

137 39 Contractual recognition of bail-in 39.1 Contractual recognition of bail-in Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 39.2 Bail-In definitions In this clause 39: Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. Bail-In Action means the exercise of any Write-down and Conversion Powers. Bail-In Legislation means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway. EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time. Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers. UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). Write-down and Conversion Powers means:

138 (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail- In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation. 40 Counterparts 40.1 Each Finance Document may be executed in any number of counterparts and each party may execute a separate counterpart. In addition, if any Finance Document is to be executed by any party by the signature of more than one person, they may do so on separate counterparts. The parties intend that all the counterparts together constitute a single copy of the Finance Document. 40.2 The parties agree that any Finance Document, Financial Condition Report, Monthly Liquidity Report, Green Loan Impact Report, Utilisation Request or other related document, notice or communication can be executed using an Electronic Signature and where a Finance Document is executed using an Electronic Signature the original shall be: (a) where a Signing Platform is used, the signed and dated document stored in the cloud of that Signing Platform, any document which a party, or their legal advisors, downloads from the Signing Platform and the dated document circulated by e-mail on, or shortly after, the dating of such Finance Document; and (b) where an Electronic Signature is affixed outside of a Signing Platform, the dated document circulated by e-mail on, or shortly after, the dating of such Finance Document. 40.3 For the purpose of this clause 40: (a) Electronic Signature means an electronic signature as set out in section 7 of the UK Electronic Communications Act 2000. (b) Signing Platform means DocuSign, or any other secure, electronic signing platform which allows a signatory to insert an Electronic Signature into an electronic version of a document and which the parties agree can be used to sign a Finance Document.

139 SECTION 12 GOVERNING LAW AND ENFORCEMENT 41 Governing law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 42 Enforcement 42.1 Jurisdiction of English courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. 42.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales): (i) irrevocably appoints Polestar Automotive UK Limited of Li Close Ansty Park, Ansty, Coventry, England, CV7 9RF as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and each of the Obligors, by its execution of this Agreement, accepts that appointment); (ii) agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and (iii) each Obligor incorporated or established in Germany hereby release Polestar Automotive UK Limited from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch), to the extent legally possible. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors’ Agent (on behalf of all the Obligors) must immediately (and in any event within five (5) days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose. 43 Waiver of Immunity 43.1 Waiver of immunity (a) Each Obligor irrevocably waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of: (i) the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and (ii) the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

140 (b) Each Obligor agrees that in any proceedings in England this waiver shall have the fullest scope permitted by the English State Immunity Act 1978 and that this waiver is intended to be irrevocable for the purposes of the English State Immunity Act 1978. This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
The Original Parties

Part 1 - The Original Obligors

Name of Borrower	Original Jurisdiction	Registration number (or equivalent, if any)
Polestar Performance AB	Sweden	556653-3096

Name of Original Guarantor	Original Jurisdiction	Registration number (or equivalent, if any)
Polestar Automotive Germany GmbH	Germany	AG Köln HRB 99619
Polestar Automotive Norway AS	Norway	922704481
Polestar Automotive Sweden AB	Sweden	559225-6258
Polestar Automotive USA Inc.	Delaware	EIN 82-5420108 (Unique identifier assigned by the Delaware Secretary of State: 6859352)
Polestar Automotive UK Limited	United Kingdom	11926357
Polestar Automotive Netherlands B.V.	Netherlands	76386228

Part 2 - The Original Lenders

Name of Original Lender	Participation (in EUR)
Standard Chartered Bank	120,000,000
Nordea Bank Abp, filial i Sverige	100,000,000
Citibank Europe Plc	65,000,000
ING Belgium SA/NV	65,000,000

4076CD 141

142 Schedule 2 Conditions Precedent Part 1 - Conditions Precedent to initial Loan 1 Original Obligors (a) A copy of the constitutional documents of each Original Obligor and each Original Subordinated Creditor. (b) A copy of a resolution of the board of directors of each Original Obligor and each Original Subordinated Creditor (or, in the case of a German Obligor, a copy of a resolution of the supervisory board (Aufsichtsrat) and/or advisory board (Beirat) (if applicable) of such Original Obligor approving the terms of, and the transactions contemplated by the Finance Documents to which it is a party): (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party; (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and (iv) in the case of an Original Obligor other than the Borrower, authorising the Borrower to act as its agent (with respect to its capacity as Obligors’ Agent) in connection with the Finance Documents. (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above. (d) If applicable, a copy of a resolution signed by all the holders of the issued shares in each Original Guarantor and each Original Subordinated Creditor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor or the Original Subordinated Creditor (as applicable) is a party. (e) A certificate of each Original Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Participations would not cause any borrowing, guaranteeing, securing (as appropriate) or similar limit binding on any Original Obligor (as applicable) to be exceeded. (f) A certified copy of the register of members/shareholders of each Original Obligor and each Original Subordinated Creditor (if applicable). (g) In relation to a German Obligor, an up-to-date commercial register extract from the electronic commercial register (Auszug aus dem elektronischen Handelsregister), its articles of association (Satzung), copies of any by-laws as well as a list of shareholders (Gesellschafterliste). (h) In relation to a Dutch Obligor: (i) an excerpt (uittreksel) from the trade register of the Chamber of Commerce (Kamer van Koophandel) relating to it, issued no more than four weeks prior to the date of this Agreement; and

143 (ii) a copy of: (A) the request for advice from the works council of the Guarantor; and (B) the positive advice from such works council which contains no condition, which if not fulfilled, could result in a breach of any of the Finance Documents; or (iii) a confirmation in the resolution of the board of directors of the Guarantor that: (A) no such works council has been installed and no action has been taken for the installation of such a works council; or (B) a works council has been installed but such works council does not have jurisdiction in respect of the transactions contemplated by the Finance Documents. (i) In relation to a US Obligor, a certificate of good standing obtained from the Delaware Secretary of State dated two (2) days before the date of satisfaction of all other conditions precedent under this Schedule 2, Part 1 (Conditions Precedent to initial Loan), as to the valid existence and good standing of the US Obligor as a corporation incorporated under the laws of Delaware. (j) In relation to Polestar Automotive USA Inc., a copy of a signed and dated notice (including a copy of the relevant board resolutions attached thereto and incorporated therein by reference) given by such entity to the holders of record of valid and putative stock of the Corporation entitled thereto pursuant to Section 204(g) of the General Corporation Law of the State of Delaware (which gives notice of the ratification of certain defective corporate acts and putative stock), and a confirmation of delivery of such notice to its intended recipient in connection thereof. (k) A certificate of an authorised signatory of the relevant Original Obligor and Original Subordinated Creditor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement. 2 Finance Documents (a) This Agreement duly executed by all original parties to it. (b) The Fee Letters duly executed by all parties. (c) The Mandate Letter, duly executed by the relevant parties. (d) At least two originals of the documents referred to in paragraphs (a) of the definition of Transaction Security Documents, duly executed by each party. (e) A copy of all notices required to be sent under the Transaction Security Documents referred to in paragraph (d) above, executed by the relevant Obligor, duly acknowledged by the addressee. (f) A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents referred to in paragraph (d) above. (g) A copy of the duly executed Deed of Subordination entered into by the Borrower, PP Singapore and the Agent. 3 Legal opinions

144 (a) A legal opinion of Norton Rose Fulbright LLP, legal advisers to the Mandated Lead Arranger and the Agent in England in respect of enforceability of this Agreement and the English Transaction Security Documents (if any), in form and substance acceptable to the Original Lenders prior to signing this Agreement. (b) A legal opinion of Norton Rose Fulbright LLP to the Mandated Lead Arranger and the Agent in England in respect of the capacity and due execution of Polestar Automotive UK Limited entering into this Agreement and (if required) any relevant Transaction Security Document, substantially in the form distributed to the Original Lenders prior to signing this Agreement. (c) A legal opinion of Norton Rose Fulbright LLP to the Mandated Lead Arranger and the Agent in Germany in respect of the capacity and due execution of Polestar Automotive Germany GmbH entering into this Agreement and (if required) any relevant Transaction Security Document, substantially in the form distributed to the Original Lenders prior to signing this Agreement. (d) A legal opinion of Schjødt to the Mandated Lead Arranger and the Agent in Norway in respect of the capacity and due execution of Polestar Automotive Norway AS entering into this Agreement and (if required) any relevant Transaction Security Document, substantially in the form distributed to the Original Lenders prior to signing this Agreement. (e) A legal opinion of Setterwalls Advokatbyrå AB to the Mandated Lead Arranger and the Agent in Sweden in respect of the capacity and due execution of Polestar Performance AB entering into this Agreement, the Deed of Subordination and (if required) any relevant Transaction Security Document, substantially in the form distributed to the Original Lenders prior to signing this Agreement. (f) A legal opinion of Potter Anderson & Corroon LLP to the Mandated Lead Arranger and the Agent in Delaware in respect of the capacity and due execution of Polestar Automotive USA, Inc. entering into this Agreement and (if required) any relevant Transaction Security Document, substantially in the form distributed to the Original Lenders prior to signing this Agreement. (g) A legal opinion of Norton Rose Fulbright LLP to the Mandated Lead Arranger and the Agent in The Netherlands in respect of the capacity and due execution of Polestar Automotive Netherlands B.V. entering into this Agreement and (if required) any Transaction Security Document, substantially in the form distributed to the Original Lenders prior to signing this Agreement. (h) A legal opinion of Norton Rose Fulbright (Asia) LLP to the Mandated Lead Arranger and the Agent in Singapore in respect of the capacity and due execution of Polestar Automotive (Singapore) Pte. Ltd. entering into the Deed of Subordination, substantially in the form distributed to the Original Lenders prior to signing this Agreement. 4 Other documents and evidence (a) Evidence that any process agent referred to in clause 42.2 (Service of process), if not an Original Obligor, has accepted its appointment. (b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. (c) The Original Financial Statements of the Borrower. (d) The Business Plan. (e) Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 11 (Fee Letters), clause 12.5 (Stamp taxes) and clause 16 (Costs and expenses) have

145 been paid or will be paid within three (3) Business Days of the date of this Agreement, but in any event by the first Utilisation Date. (f) Suitable evidence to each Original Lender that all of their “Know Your Customer” requirements have been satisfactorily completed. (g) A certified copy of the Group Structure Chart. (h) Signed copies of each Letter of Comfort. (i) A US tax withholding certificate (or, alternatively, other evidence satisfactory to the Agent) confirming FATCA compliance from each Lender pursuant to paragraph (e) of clause 12.7 (FATCA Information). For the avoidance of doubt, and pursuant to paragraph (h) of clause 12.7 (FATCA Information), the Agent may rely on such US tax withholding certificate or other evidence from each Lender without further verification, and the Agent shall not be liable for any action taken by it in respect of such US tax withholding certificate or other evidence under or in connection with paragraph (e), (f) or (g) of clause 12.7 (FATCA Information). (j) The list of Alternative Transferees as at the date of this Agreement.

146 Part 2 Conditions Precedent required to be delivered by an Additional Guarantor 1 An Accession Letter, duly executed by the Additional Guarantor and the Borrower. 2 A copy of the constitutional documents of the Additional Guarantor. 3 If applicable, a copy of a resolution of the board of directors of the Additional Guarantor: (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter and any other Finance Document to which it is a party; (b) authorising a specified person or persons to execute the Accession Letter and other Finance Documents to which it is a party on its behalf; (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is party; and (d) authorising the Borrower to act as its agent (with respect to its capacity as Obligors’ Agent) in connection with the Finance Documents. 4 A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above. 5 If applicable, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party, and in the case of: (a) an Additional Guarantor which is incorporated in Germany, a copy of a resolution of the supervisory board (Aufsichtsrat) and/ or advisory board (Beirat) of such Additional Guarantor approving the terms of, and the transactions contemplated by the Accession Letter and any Finance Documents to which it is a party (if applicable); and (b) an Additional Guarantor which is incorporated in Sweden, a copy of a resolution of the board of directors of the direct parent company of such Additional Guarantor approving the terms of, and the transactions contemplated by the Accession Letter and any Finance Documents to which it is a party. 6 A certificate of the Additional Guarantor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Participations would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded. 7 A certified copy of the register of members/shareholders of the Additional Guarantor (if applicable). 8 In relation to an Additional Guarantor which is incorporated in Germany, an up-to-date commercial register extract from the electronic commercial register (Auszug aus dem elektronischen Handelsregister), its articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag), copies of any by-laws as well as a list of shareholders (Gesellschafterliste) (if applicable). 9 In relation to an Additional Guarantor which is incorporated in The Netherlands: (a) an excerpt (uittreksel) from the trade register of the Chamber of Commerce (Kamer van Koophandel) relating to it, issued no more than four weeks prior to the date of this Agreement; and (b) a copy of:

147 (i) the request for advice from the works council of the Guarantor; and (ii) the positive advice from such works council which contains no condition, which if not fulfilled, could result in a breach of any of the Finance Documents; or (c) a confirmation in the resolution of the board of directors of the Guarantor that: (i) no such works council has been installed and no action has been taken for the installation of such a works council; or (ii) a works council has been installed but such works council does not have jurisdiction in respect of the transactions contemplated by the Finance Documents. 10 A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter. 11 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document. 12 If available, the latest audited financial statements of the Additional Guarantor. 13 A legal opinion of the legal advisers to the Mandated Lead Arranger and the Agent in the jurisdiction in which the Additional Guarantor is incorporated. 14 If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in clause 42.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Guarantor. 15 Any Transaction Security Documents which are required by the Agent to be executed by the proposed Additional Guarantor. 16 Any notices or other documents required to be given or executed or made under the terms of those Transaction Security Documents, including evidence that all registrations and other perfection steps as the Agent or Security Agent may reasonably specify have been made or completed.

148 Schedule 3 Requests Part 1 - Utilisation Request From: Polestar Performance AB To: [Agent] Dated: Polestar Performance AB – EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) Agreement dated 28 February 2022 as amended and restated on [ ] (the Agreement) 1 We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2 We wish to borrow a Loan on the following terms: Proposed Utilisation Date: [ ] Currency of Loan: EUR Drawdown Amount (in EUR): [ ] Corresponding aggregate value of Invoice(s) (in RMB): [ ] Interest Period: [ ] Proposed date of payment to the relevant supplier: [ ] 3 We confirm that: (a) each condition specified in clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request; (b) the spot rate of exchange applied to the aggregate value of the Invoice (in RMB) to obtain the drawdown amount (in EUR) in paragraph 2 above has been agreed with the FX Agent; and (c) the representations and warranties at clause 23.3 (Green Loan – Representations and warranties) are true in all material aspects on the date of this Utilisation Request. 4 The proceeds of this Loan should be credited to [account details of Acceptable Supplier]. 5 Pursuant to clause 5.2(a)(iv) (Completion of a Utilisation Request), we attach a summary listing of Invoices in respect of this Utilisation Request. 6 This Utilisation Request is irrevocable.

149 Yours faithfully ……………………………… authorised signatory for Polestar Performance AB Part 2 – Form of Summary Listing of Invoice Summary list of Invoices Please see the following relevant information in respect of each Invoice relating to this Utilisation Request: Column Name Format for data entry Invoice Number [Text] Document CCY [Text] Invoice Amount [Number] Invoice Issue Date [Date (MM/dd/yy)] Shipment Date [Date (MM/dd/yy)] Document Due Date [Date (MM/dd/yy)] Supplier Name [Text] Goods Description [Text] Shipment From (Port of Loading + country) [Text] Shipment To (Port of Discharge + Country) [Text] Bill of Lading reference number [Text] Vessel Name (Shipping company name) [Text] We confirm that the above information is also reflected in an excel form of summary listing of invoices, a completed version of which is appended.

150 Schedule 4 Form of Transfer Certificate To: [ ] as Agent From: [the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender) Dated: Polestar Performance AB – EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) Agreement dated 28 February 2022 as amended and restated on [ ] (the Agreement) 1 We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2 We refer to clause 24.5 (Procedure for transfer) of the Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with clause 24.5 (Procedure for transfer) of the Agreement, all of the Existing Lender's rights and obligations under the Agreement, the other Finance Documents [and in respect of the Transaction Security] which relate to that portion of the Existing Lender's Participation and participations in Loans under the Agreement as specified in the Schedule. (b) The proposed Transfer Date is [ ]. (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 32.2 (Addresses) of the Agreement are set out in the Schedule. 3 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of clause 24.4 (Limitation of responsibility of Existing Lenders) of the Agreement. 4 The New Lender confirms that it has provided the Agent with a US tax withholding certificate (or, alternatively, other evidence satisfactory to the Agent) confirming FATCA compliance of the New Lender pursuant to paragraph (e) of clause 12.7 (FATCA Information). For the avoidance of doubt, and pursuant to paragraph (h) of clause 12.7 (FATCA Information), the Agent may rely on such US tax withholding certificate or other evidence from each Lender without further verification, and the Agent shall not be liable for any action taken by it in respect of such US tax withholding certificate or other evidence under or in connection with paragraph (e), (f) or (g) of clause 12.7 (FATCA Information). 5 This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 6 This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. 7 This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. 8 This Transfer Certificate is a Finance Document. Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to

151 perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. THE SCHEDULE Participation/rights and obligations to be transferred [Insert relevant details] [Facility office address, fax number and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ]. [Agent] By:

152 Schedule 5 Form of Assignment Agreement To: [ ] as Agent and [ ] as Obligors’ Agent, for and on behalf of each Obligor From: [the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender) Dated: Polestar Performance AB – EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) Agreement dated 28 February 2022 as amended and restated on [ ] (the Agreement) 1 We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. 2 We refer to clause 24.6 (Procedure for assignment) of the Agreement: (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents [and in respect of the Transaction Security] which correspond to that portion of the Existing Lender's Participation and participations in Loans under the Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Participation and participations in Loans under the Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. 3 The proposed Transfer Date is [ ]. 4 On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender. 5 The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 32.2 (Addresses) of the Agreement are set out in the Schedule. 6 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of clause 24.4 (Limitation of responsibility of Existing Lenders) of the Agreement. 7 This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 24.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower) of the Agreement, to the Obligors’ Agent (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement. 8 The New Lender confirms that it has provided the Agent with a US tax withholding certificate (or, alternatively, other evidence satisfactory to the Agent) confirming FATCA compliance of the New Lender pursuant to paragraph (e) of clause 12.7 (FATCA Information). For the avoidance of doubt, and pursuant to paragraph (h) of clause 12.7 (FATCA Information), the Agent may rely on such US tax withholding certificate or other evidence from each Lender without further verification, and the Agent shall not be liable for any action taken by it in respect of such US tax withholding certificate or other evidence under or in connection with paragraph (e), (f) or (g) of clause 12.7 (FATCA Information). 9 This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

153 10 This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 11 This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement. 12 This Assignment Agreement is a Finance Document. Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. THE SCHEDULE Rights to be assigned and obligations to be released and undertaken [Insert relevant details] [Facility office address, fax number and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: By: This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [ ]. Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party. [Agent] By:

154 Schedule 6 Form of Accession Letter To: [ ] as Agent From: [Subsidiary] and Polestar Performance AB (as Obligors’ Agent) Dated: Polestar Performance AB – EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) Agreement dated 28 February 2022 as amended and restated on [ ] (the Agreement) 1 We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2 [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to clause 25.2 (Additional Guarantors) of the Agreement [and the provisions included in the Schedule to this Accession Letter]1. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]. 3 [Subsidiary's] administrative details are as follows: Address: Fax No: Attention: 4 This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. This Accession Letter is entered into by deed. [Polestar Performance AB] (in its capacity as Obligors’ Agent) [Subsidiary]] Accepted by: [Agent] [THE SCHEDULE []]2 1 Note: To be included if any jurisdiction-specific provisions will need to be added in respect of the acceding Additional Guarantor. 2 Note: To insert any jurisdiction-specific provisions in respect of the acceding Additional Guarantor. Local counsel should be consulted to ensure the benefit of any guarantee provided by an Additional Guarantor will be duly executed to the Finance Parties.

Schedule 7
Form of Monthly Liquidity Report

To: [ ] as Agent

From: Polestar Performance AB

Dated:

Polestar Performance AB – EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) Agreement dated 28 February 2022 as amended and restated on [ ] (the Agreement)

1 We refer to the Agreement. This is a Monthly Liquidity Report in respect of the month ended [date] (the **Month-end Date**). Terms defined in the Agreement have the same meaning when used in this Monthly Liquidity Report unless given a different meaning in this Monthly Liquidity Report.

2 We confirm that, as at the Month-end Date, the following is the Monthly Liquidity Report as required pursuant to clause 19.1(c) (*Financial Statements*):

(a) current Group Cash: [●]

(b) current Group Cash Equivalent Investment: [●]

(c) current Available Credit available to the Group: [●]

(d) the Monthly Sales Figures of the Group: [●]

(e) the details of all outstanding indebtedness incurred by Polestar UK and/or the Group from any Shareholder by way of any loans, bonds, notes or other similar instruments: [●]

Signed:	....	....
	Authorised Signatory of	Authorised Signatory of
	Polestar Performance AB	Polestar Performance AB

155

156 Schedule 8 Form of Financial Condition Report To: [ ] as Agent From: Polestar Performance AB Dated: Polestar Performance AB – EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) Agreement dated 28 February 2022 as amended and restated on [ ] (the Agreement) 1 We refer to the Agreement. This is a Financial Condition Report in respect of the financial quarter ending on [date] (the Quarter Date). Terms defined in the Agreement have the same meaning when used in this Financial Condition Report unless given a different meaning in this Financial Condition Report. 2 We confirm that, as at the Quarter Date: [Insert detail of covenant to be certified] 3 We confirm that, as at the Quarter Date: the following is the quarterly information relating to the Polestar Group for the basis of the calculation of the financial covenant set out in clause 20.2 (Financial condition): (a) Polestar Group Cash: [] (b) Polestar Group Cash Equivalent Investment: [] (c) Available Credit available to the Polestar Group: [] 4 We confirm that, as at the Quarter Date: the following is the Monthly Liquidity Report as required pursuant to clause 19.1(c) (Financial Statements): (a) current Group Cash: [] (b) current Group Cash Equivalent Investment: [] (c) current Available Credit available to the Group: [] (d) the Monthly Sales Figures of the Group: [] (e) the details of all outstanding indebtedness incurred by Polestar UK and/or the Group from any Shareholder by way of any loans, bonds, notes or other similar instruments: [] 5 [We confirm that the following is the monthly information as required pursuant to clause 20.3(d) (Financial testing) for each previous month of July and August: (a) Group Cash Equivalent Investment as at the end of July: [] (b) Group Cash Equivalent Investment as at the end of August: [] (c) Available Credit available to the Group as at the end of July: [] (d) Available Credit available to the Group as at the end of August: [] (e) the details of all outstanding indebtedness incurred by Polestar UK and/or the Group from any Shareholder by way of any loans, bonds, notes or other similar instruments as at the end of July: []

157 (f) the details of all outstanding indebtedness incurred by Polestar UK and/or the Group from any Shareholder by way of any loans, bonds, notes or other similar instruments as at the end of August: [] ]3 6 [We confirm that the Material Subsidiaries for the time being [are: [Insert list of Material Subsidiaries]/remain unchanged since the last Financial Condition Report]4 7 [We confirm that no Default is continuing.] 5 Signed: …............ …............ Authorised Signatory of Authorised Signatory of Polestar Performance AB Polestar Performance AB 3 Note: Paragraph 5 to be included in every Financial Covenant Report due in September. 4 Note: As per the definition of Material Subsidiaries, the determination of which companies are Material Subsidiaries will be based on the latest consolidated financial report delivered pursuant to clause 19.1 (Financial statements) 5 Note: If this statement cannot be made, the Financial Condition Report should identify any Default that is continuing and the steps, if any, being taken to remedy it.

158 Schedule 9 Timetables Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request)) U-4, by 12pm UK time Agent notifies the Lenders of the Loan in accordance with clause 5.4 (Lenders' participation) U-4, by 4pm UK time Each Lender to confirm whether it will participate in a Loan to the Agent in accordance with clause 5.4(d) (Lenders’ participation). If so, and after which, each such Lender will be committed to fund U-3, by 4pm UK time EURIBOR is fixed and confirmed to the Lenders U-2, by 5pm UK time Each Lender to provide the Agent with their funding by cut- off U, by 1pm UK time Delayed Lender notifies Agent that its failure to pay is caused by administrative or technical error or a Disruption Event U, by 1pm UK time Agent to make payment to the relevant Acceptable Supplier pursuant to the relevant Utilisation Request (subject to clauses 5.4(i) and 5.4(j) (Lenders’ participation)) U+1 Delayed Lender to provide the Agent with their funding by delayed cut-off U+1, by 1pm UK time Agent to make payment to the relevant Acceptable Supplier of the Delayed Lender’s participation in a Loan, in accordance with clause 5.4(j) (Lenders’ participation) U+2 U = date of utilisation U – X = Business Days prior to date of utilisation U + X = Business Days following date of utilisation

159 Schedule 10 Form of Accordion Increase Request To: [ ] as Agent (for itself and on behalf of all Finance Parties) From: Polestar Performance AB (the Obligors’ Agent) and each of the Guarantors Dated: Polestar Performance AB – EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) Agreement dated 28 February 2022 as amended and restated on [ ] (the Agreement) 1 We refer to the Agreement. This is an Accordion Increase Request. Terms defined in the Agreement have the same meaning in this Accordion Increase Request unless given a different meaning in this Accordion Increase Request. 2 We wish to increase the maximum amount that may be made available to us by the Lenders by []. 3 The effective date of the Accordion Increase is proposed to be at least [] Business Days after the date of this request. 4 We confirm that: (a) each condition specified in clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request; (b) no Default or Event of Default has occurred or is continuing, or would result from the proposed Accordion Increase; and (c) the Repeating Representations to be made by each Obligor are true on the date of this Accordion Increase Request. 5 We also hereby confirm (in our capacity as Obligors’ Agent on behalf of each of the Guarantors, or as a Guarantor, as the case may be) that, notwithstanding the amendments to be made to the Agreement by virtue of this Accordion Increase Request, the guarantees granted by the Guarantors under clause 17 (Guarantee and Indemnity) of the Agreement in favour of the Finance Parties will continue to secure the obligations of the Borrower under the Finance Documents. 6 We also confirm that the Borrower has delivered a written confirmation and endorsement from each of SNITA Holding B.V. and PSD Investment Limited in accordance with clause 21.19(c) (Conditions subsequent – letters of comfort) of the Agreement. 7 This Accordion Increase Request and any non-contractual obligations arising out of or in connection with it are governed by English law. 8 This Accordion Increase Request is a Finance Document. Polestar Performance AB in its capacity as Obligors’ Agent By:

160 [Insert signature blocks for each of the Guarantors] This document is accepted as an Accordion Increase Request for the purposes of the Agreement by the Agent on []. [Agent] By: Note: The execution of this Accordion Increase Request may not be sufficient for the Accordion Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Accordion Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

161 Schedule 11 Form of Accordion Increase Confirmation To: [ ] as Agent (for itself and on behalf of all Accordion Increase Lenders) From: Polestar Performance AB (as Obligor’s Agent) and the entities listed in the Schedule as Accordion Increase Lenders (the Accordion Increase Lenders) Polestar Performance AB – EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) Agreement dated 28 February 2022 as amended and restated on [ ] (the Agreement) 1 We refer to the Agreement. This is an Accordion Increase Confirmation. Terms defined in the Agreement have the same meaning in this Accordion Increase Confirmation unless given a different meaning in this Accordion Increase Confirmation. 2 We refer to clause 2.2 (Accordion Increase) of the Agreement and to the Accordion Increase Request dated [] from the Borrower. 3 We confirm the establishment of an Accordion Increase on the following terms: (a) Amount of Accordion Increase: [] (b) Effective date of Accordion Increase: [the date of this Accordion Increase Confirmation] / []6 (c) [Pricing/Margin: []]7 4 We note that each Accordion Increase Lender’s Accordion Increase Participation is further set out in the Schedule to this Accordion Increase Confirmation. 5 We further confirm that: (a) each condition specified in clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request; (b) no Default or Event of Default has occurred or is continuing, or would result from the proposed Accordion Increase; and (c) the Repeating Representations to be made by each Obligor are true on the date of this Accordion Increase Request. 6 We also hereby confirm (in our capacity as Obligors’ Agent) on behalf of each of the Guarantors that, notwithstanding the amendments to be made to the Agreement by virtue of this Accordion Increase Confirmation, the guarantees granted by the Guarantors under clause 17 (Guarantee and Indemnity) of the Agreement in favour of the Finance Parties will continue to secure the obligations of the Borrower under the Finance Documents. 7 On the effective date of the Accordion Increase, any Accordion Increase Lender which is not an existing Lender under the Agreement shall become a party to relevant Finance Documents as a Lender. 8 Each Accordion Increase Lender agrees to assume and will assume all of the obligations corresponding to the “Accordion Increase Participations” set opposite its name in the Schedule as if it had been an Original Lender under the Agreement in respect of such Participations. Each Accordion Increase Lender further expressly acknowledges the limitations on the Lenders’ 6 Note: Please delete as applicable. 7 Note: To insert any new or amended pricing terms in respect of the Accordion Increase.

162 obligations referred to in clause 24.4 (Limitation of responsibility of Existing Lenders) of the Agreement. 9 This Accordion Increase Confirmation is irrevocable. 10 This Accordion Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accordion Increase Confirmation. 11 This Accordion Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law. 12 This Accordion Increase Confirmation is a Finance Document. Polestar Performance AB in its capacity as Obligors’ Agent By: [Each Accordion Increase Lender(s)] By: This document is accepted as an Accordion Increase Confirmation for the purposes of the Agreement by the Agent and the effective date of the Accordion Increase is confirmed on []. [Agent] By: Note: The execution of this Accordion Increase Request may not be sufficient for the Accordion Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Accordion Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

163 THE SCHEDULE Name of Accordion Increase Lender Accordion Increase Participation (in EUR) Total Participation of Accordion Increase Lender following Accordion Increase (in EUR) [] [] [] [] [] []

164 Schedule 12 Form of Extension Request To: [ ] as Agent (for itself and on behalf of all Finance Parties) From: [Obligors’ Agent] as Obligors’ Agent and each of the Guarantors Dated: Polestar Performance AB – EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) Agreement dated 28 February 2022 as amended and restated on [ ] (the Agreement) 1 We refer to the Agreement. This is an Extension Request. Terms defined in the Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request. 2 We wish to extend the Termination Date from [] to [] in accordance with clause 2.4 (Extension) of the Agreement. 3 []8 4 We confirm that as at the date of this Extension Request, no Event of Default has occurred or is continuing. 5 We also confirm (in our capacity as Obligors’ Agent on behalf of each of the Guarantors or as a Guarantor, as the case may be) that, notwithstanding the amendments to be made to the Agreement by virtue of this Extension Request, the guarantees granted by the Guarantors under clause 17 (Guarantee and Indemnity) of the Agreement in favour of the Finance Parties will continue to secure the obligations of the Borrower under the Finance Documents. 6 We also confirm that SNITA Holding B.V. and PSD Investment Limited have each executed a letter of comfort (and that such letters have been delivered to the Agent) in accordance with clause 21.19 (Letters of comfort) of the Agreement. 7 This Extension Request and any non-contractual obligations arising out of or in connection with it are governed by English law. 8 This Extension Request is a Finance Document. 9 This Extension Request is irrevocable. Yours faithfully [] ……………………………… authorised signatory for [Obligors’ Agent] [Insert signature blocks for each of the Guarantors] 8 Note: Placeholder for the insertion of any request for changes to the existing terms.

165 Schedule 13 Form of Extension Confirmation To: [Obligors’ Agent] as Obligors’ Agent To: [ ] as Agent (for itself and on behalf of all Finance Parties) Dated: Polestar Performance AB – EUR 350,000,000 single currency uncommitted green trade finance facility (together with an accordion facility of up to EUR 250,000,000) Agreement dated 28 February 2022 as amended and restated on [ ] (the Agreement) 1. We refer to your attached extension request dated [] (the Extension Request) in respect of the Agreement. Terms defined in the Agreement have the same meaning in this confirmation unless given a different meaning in this Extension Confirmation. 2. We confirm that: (a) the Extension Request has been approved and the Termination Date shall be extended to [] in accordance with clause 2.4 (Extension) of the Agreement; (b) the extension fee payable in connection thereof shall be []; (c) the amount of Participations that have been extended under this extension confirmation are set out in the annex to this acknowledgment; and (d) []9. 3. This Extension Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law. 4. This Extension Confirmation is designated as a Finance Document. 5. This Extension Confirmation is irrevocable. Yours faithfully [] ……………………………… authorised signatory for [Agent] 9 Note: Placeholder for the insertion of any request for changes to the existing terms.

166 THE SCHEDULE Name of Lender Participation of such Lender which will be extended to []10 (in EUR) Total Participation of Lender following Extension (in EUR) [] [] [] [] [] [] 10 Note: To insert the relevant Extended Termination Date here.

167 Schedule 14 Form of SNITA Letter of Comfort To: Standard Chartered Bank as Agent (for itself and on behalf of all Finance Parties) Date: ______________ 2022 Letter of Comfort SNITA HOLDING B.V. (“Snita”), a wholly owned subsidiary of Volvo Car Corporation (556074-3089, “VCC”) and PSD INVESTMENT LIMITED (“PSD”), a company wholly owned by PSD Capital Limited, are joint owners of Polestar Automotive Holding Limited which in turn is the indirect main owner of Polestar Performance AB (“Polestar”). Polestar is a company under expansion, and in connection with the entering into of a syndicated uncommitted senior facility of up to EUR 350,000,000 (or any additional size as agreed to between Standard Chartered Bank as mandated lead arranger (the “Bank”) and Polestar and confirmed in writing by Snita) for facilitating payment to suppliers (the “Facility”), the Bank has requested that certain confirmations and undertakings are provided in relation to Polestar’s current and future financial situation. Snita (endorsed by VCC) hereby confirm to the Bank and each lender under the Facility that it is aware of the financial situation of Polestar. Snita (endorsed by VCC) furthermore confirm its intent to, to the extent that Polestar is owned by Snita and for a period not shorter than 12 months from the date of this letter: (i) provide conditions for Polestar to continue its on-going business operation and fulfil its existing and future business obligations; (ii) not permitting Polestar to enter into liquidation (whether voluntary or compulsory) or enter into any arrangement with its creditors without its liability to the Bank (and each lender under the Facility) being unconditionally and irrevocably paid and discharged in full; and (iii) ensure that Polestar pays off all of its indebtedness arising under the Facility. Acknowledging the importance of Polestar for Volvo Car Group, VCC furthermore confirms that its endorsement of its wholly owned subsidiary Snita is made with the intention of supporting Snita in Snita’s support of Polestar in accordance with this Letter of Comfort. Zhejiang Geely Holding Group Co., Ltd. shall provide the same undertakings and confirmations under a separate Letter of Comfort governed by the laws of the People’s Republic of China. The Letter of Comfort is governed by and construed in accordance with the laws of Sweden. SNITA HOLDING B.V. ……………………………….. ………………………………… Name: Name: Title: Title: VOLVO CAR CORPORATION ……………………………….. ………………………………… Name: Name: Title: Title:

168 Schedule 15 Form of PSD Letter of Comfort To: Standard Chartered Bank as Agent (for itself and on behalf of all Finance Parties) Date: ______________ 2022 Letter of Comfort SNITA HOLDING B.V. (“Snita”), a wholly owned subsidiary of Volvo Car Corporation (556074-3089, “VCC”) and PSD INVESTMENT LIMITED (“PSD”), a company wholly owned by PSD Capital Limited, are joint owners of Polestar Automotive Holding Limited (“Polestar Holdco”) which in turn is the indirect main owner of Polestar Performance AB (“Polestar”). Polestar is a company under expansion, and in connection with the entering into of a syndicated uncommitted senior facility of up to EUR 350,000,000 dated on or about the date of this Letter of Comfort (or any additional size as agreed to between Standard Chartered Bank as mandated lead arranger (the “Bank”) and Polestar and confirmed in writing by PSD) for facilitating payment to suppliers (the “Facility”), the Bank has requested that certain confirmations are provided in relation to Polestar’s current and future financial situation. PSD, endorsed by Zhejiang Geely Holding Group Co., Ltd. (“ZGH”), hereby confirms to the Bank and each lender under the Facility that it is aware of the financial situation of Polestar. PSD (endorsed by ZGH) furthermore confirms its intent to, for a period not shorter than 12 months from the date of this letter: (i) provide conditions for Polestar to continue its on-going business operation and fulfil its existing and future business obligations to the extent of a percentage equal to the shareholding in Polestar Automotive Holding Limited directly held by shareholders other than Snita; (ii) not permit (to the extent of PSD’s voting right) Polestar to enter into voluntary liquidation or any arrangement with its creditors without its liability to the Bank (and each lender under the Facility) being unconditionally and irrevocably paid and discharged in full; and (iii) ensure that Polestar pays off all of its indebtedness arising under the Facility to the extent of a percentage equals to the shareholding in Polestar Automotive Holding Limited directly held by shareholders other than Snita. ZGH furthermore confirms that its endorsement of PSD is made with the intention of supporting PSD in PSD’s support of Polestar in accordance with this Letter of Comfort. VCC and Snita shall provide a separate Letter of Comfort governed by the laws of Sweden. The Letter of Comfort is governed by and construed in accordance with the laws of the People’s Republic of China. ZHEJIANG GEELY HOLDING GROUP CO., LTD. ……………………………… Name: Title: PSD INVESTMENT LIMITED ……………………………… ………………………………… Name: Name: Title: Title:

169 Schedule 16 Form of Green Loan Impact Report GREEN LOAN IMPACT REPORT To: Standard Chartered Bank (the Bank) Address: 1 Basinghall Avenue, London EC2V 5DD, United Kingdom Date: [] We refer to the Agreement dated [] between Polestar Performance AB and the Bank. This is a Green Loan Impact Report required under the terms of the Agreement. Terms defined in the Agreement have the same meaning when used in this Green Loan Impact Report unless given a different meaning in this Green Loan Impact Report. This Green Loan Impact Report is a Finance Document under the Agreement. Borrower Name: Polestar Performance AB Utilised amount of each Green Loan Facility (include currency) / Utilised amount of all Green Loan Transactions (include currency): [] Relevant Sustainable Development Goals (SDGs) to which the Green Loan Facility and / or Green Loan Transactions significantly contributed to: [] Details of how all utilisations under each Green Loan Facility and / or under all Green Loan Transactions have been applied towards the Green Loan Purpose and are compliant with the GLP. Specifically:  how the proceeds of the Green Loan Facility or Green Loan Transactions have been applied to achieve the Green Loan Purpose;  how the Green Loan Purpose fits with the Borrower’s environmental sustainability objectives, including any eligibility criteria;  what steps the Borrower has taken to ensure that the proceeds of the Green Loan Facility or Green Loan Transactions have been properly and clearly allocated []

170 towards the Green Loan Purpose;  how the economic activity referred to in the Green Loan Purpose significantly contributed a positive impact to the relevant SDGs; and  the process applied to determine the level of positive impact. Relevant Jurisdictions: [] Compliance Statement: We confirm that all utilisations under the Green Loan Facility and / or the Green Loan Transactions (as the case may be) have been applied towards a Green Loan Purpose and confirm compliance with clauses relating to the Green Loan Purpose and the GLP, including use of proceeds and relevant representations, warranties and undertakings. All relevant documents required to establish and support the statements made in this Green Loan Impact Report have been attached. Signed: ………….……………………………… Name: …………………………………………. Title: …………………………………………. Signed: ………….……………………………… Name: …………………………………………. Title: ………………………………………….

[Signature page to the Facility Agreement] SIGNATURES [Signature pages not restated]

[Polestar - Signature Page to the Amendment and Restatement Agreement] SIGNATORIES Borrower For itself and on behalf of the Obligors as Obligors’ Agent Polestar Performance AB Signature: /s/ Johan Malmqvist Signature: /s/ Thomas Ingenlath Name: Johan Malmqvist Title/capacity: Director Name: Thomas Ingenlath Title/capacity: Director

[Polestar - Signature Page to the Amendment and Restatement Agreement] Agent For itself and as agent of the other Finance Parties Standard Chartered Bank /s/ Valdeep Singh By: Valdeep Singh, Director Address: 6th Floor, 1 Basinghall Avenue, London, EC2V 5DD

[Polestar - Signature Page to the Amendment and Restatement Agreement] Security Agent Standard Chartered Bank Signature: /s/ Valdeep Singh Name: Valdeep Singh Title/capacity: Director